      As filed with the Securities and Exchange Commission on May 26, 1998


                                                      Registration No. 333-48195
                                               Post-Effective Amendment No. 1 to
                                             Registration Statement No. 33-67034
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _____________

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 _____________
                      CSXT TRADE RECEIVABLES MASTER TRUST
       (In which the Investor Certificates evidence undivided interests)

                       CSX TRADE RECEIVABLES CORPORATION
                   (Originator of the Trust described herein)
               (Exact name as specified in registrant's charter)


          DELAWARE                            6189                                  59-3168541
(State or other jurisdiction of     (Primary Standard Industrial          (I.R.S. Employer Identification
incorporation or organization)     Classification Code Number)            Number)


                                   ROUTE 688
                                  P.O. BOX 87
                               DOSWELL, VA  23047
                                 (804) 876-3220
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                 _____________

                           ELLEN M. FITZSIMMONS, ESQ.
                          GENERAL COUNSEL - CORPORATE
                                CSX CORPORATION
                          ONE JAMES CENTER, 19TH FLOOR
                              RICHMOND, VA  23219
                                 (804) 782-1400
                (Name, address including zip code, and telephone
               number, including area code, of agent for service)
                                 _____________

                                   COPIES TO:

     EDWARD M. DESEAR, ESQ.                       ROBERT F. HUGI, ESQ.
ORRICK, HERRINGTON & SUTCLIFFE LLP                MAYER, BROWN & PLATT
       666 FIFTH AVENUE                    190 SOUTH LASALLE STREET, SUITE 3900
    NEW YORK, NEW YORK 10103                      CHICAGO, ILLINOIS 60603

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this registration statement becomes effective as determined by market conditions.

  If the only securities registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



                        CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE        OFFERING PRICE          AGGREGATE                  AMOUNT OF
           TO BE REGISTERED              REGISTERED/(1)/    PER CERTIFICATE/(2)/  OFFERING PRICE/(2)/     REGISTRATION FEE/(1)//(3)/
------------------------------------------------------------------------------------------------------------------------------------
Trade Receivables Participation
Certificates............                   $300,000,000           100%                $300,000,000                $88,500
====================================================================================================================================


(1) In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to $50,000,000 of unissued Trade Receivables Participation Certificates registered under Registration Statement No. 33-67034 and this Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 33-67034. A filing fee of $15,687.50 was paid with Registration Statement No. 33-67034 in connection with such unissued Trade Receivables Participation Certificates. Accordingly, the total amount registered under the Registration Statement as so combined as of the date of this filing is $350,000,000.

(2)  Estimated soley for the purpose of calculating the registration fee.

(3)  $295 previously paid.

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 33-67034 previously filed by the Registrants.

                                       Subject to Completion, Dated May 26, 1998
--------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
                  (To Prospectus dated________________, 1998)
--------------------------------------------------------------------------------
                                 $____________

                      CSXT TRADE RECEIVABLES MASTER TRUST
      ______% Trade Receivables Participation Certificates, Series 1998-1
                       CSX Trade Receivables Corporation
                                     Seller
                            CSX Transportation, Inc.
                                    Servicer
                                   __________

     The ______% Trade Receivables Participation Certificates, Series 1998-1 (the "Series 1998-1 Certificates") offered hereby represent undivided interests in certain assets of the CSXT Trade Receivables Master Trust created pursuant to a Pooling and Servicing Agreement among CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer"), and The Chase Manhattan Bank, as Trustee. The Trust assets include rail freight receivables generated from time to time by CSX Transportation, Inc., all collateral security with respect thereto, all collections thereon and certain other assets described herein.  Certain assets of the Trust will be allocated to
  Series 1998-1 Certificateholders, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Seller will own the remaining interest (the "Seller's Interest") in the Trust not represented by the Series 1998-1 Certificates and the other investor certificates issued and purchased interests sold by the Trust from time to time. Subject to certain conditions, the Seller may offer other series of investor certificates and purchased interests representing undivided interests in the Trust and the Trust Assets, which may have terms significantly different from the terms of the Series 1998-1
    Certificates offered hereby. Interest will accrue on the Series 1998-1 Certificates at the rate of ____% per annum (the "Certificate Rate"). Interest with respect to the Series 1998-1 Certificates will be distributed on July 27,
 1998, and on the 25th day of each calendar month thereafter (or, if any such 25th day is not a business day, the next succeeding business day). Principal with respect to the Series 1998-1 Certificates is scheduled to be paid on the _________________________ Distribution Date, but may be paid earlier or later under certain circumstances described herein. The Seller's Interest will be subordinated to the rights of the Series 1998-1 Certificateholders to the limited extent of the Available Subordinated Amount as described herein.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS"
             COMMENCING ON PAGE S-__ HEREIN AND IN THE PROSPECTUS.

   THE SERIES 1998-1 CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER
  OR ANY AFFILIATE OF EITHER. NEITHER THE SERIES 1998-1 CERTIFICATES NOR THE UNDERLYING RECEIVABLES OR ANY COLLECTIONS THEREON ARE INSURED OR GUARANTEED BY
  ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
   STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

====================================================================================================
                                                   Price to      Underwriting     Proceeds to the
                                                  Public (1)       Discount        Seller (1) (2)
----------------------------------------------------------------------------------------------------
Per Certificate...........................                  %               %                  %
----------------------------------------------------------------------------------------------------
Total.....................................      $                $                $
====================================================================================================

(1) Plus accrued interest, if any, at the Certificate Rate from the Closing
    Date.
(2) Before deduction of expenses, estimated to be $               .
                                  __________

  The Series 1998-1 Certificates are offered subject to prior sale and subject to the Underwriters' right to reject any order in whole or in part. It is expected that the Series 1998-1 Certificates will be delivered in book-entry form on or about [___________], 1998, through the Same Day Funds Settlement System of The Depository Trust Company.

CREDIT SUISSE FIRST BOSTON                             CITICORP SECURITIES, INC.
--------------------------------------------------------------------------------
       The date of this Prospectus Supplement is _______________, 1998.

     The Series 1998-1 Certificates initially will be represented by certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interest of beneficial holders of the Series 1998-1 Certificates (the "Series 1998-1 Certificateholders") will be represented by book entries on the records of The Depository Trust Company and participating members thereof. Definitive certificates will be available to Series 1998-1 Certificateholders only under the limited circumstances described under "The
    Pooling Agreement Generally-Definitive Certificates" in the Prospectus.

     There currently is no secondary market for the Series 1998-1 Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Series 1998-1 Certificates are paid in full.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABLIZING TRANSACTIONS, SNYDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".
                                   __________

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SERIES 1998-1 CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SERIES 1998-1 CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                            SUMMARY OF SERIES TERMS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Glossary in each of this Prospectus Supplement and the Prospectus for the location herein and therein of the definitions of certain capitalized terms used herein. Certain capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

Trust......................  CSXT Trade Receivables Master Trust.
Title of Securities........  $_________ ____% Trade Receivables Participation
                              Certificates, Series 1998-1 (the "Series 1998-1 Certificates ").

Series 1998-1 Initial
 Invested Amount...........  ___________.

Certificate Rate...........  ___% per annum.

Interest Payment Dates.....  The 25th day of each calendar month (or, if any such day is not a business day, the next succeeding business day), commencing July 27, 1998.

Controlled
 Accumulation Amount.......  For each Distribution Date with respect to the
                              Accumulation Period, $__________.

Series 1998-1 Expected
 Final Payment Date........  The______________________Distribution Date.

Series Cut-Off Date........  [_________], 1998.

Closing Date...............  [_________], 1998.

The Receivables............  The aggregate amount of Receivables included in the
                              Trust as of March 27, 1998 was approximately
                              $703,942,000.

The Series 1998-1
Certificates...............  Each of the Series 1998-1 Certificates offered hereby represents an undivided interest in the Trust. The Trust's assets will be allocated in part to the Series 1998-1 Certificateholders (the "Certificateholders' Interest'"), in part to the certificateholders of any other outstanding Series (such other certificateholders, together with the Certificateholders, are referred to as "certificateholders"), and in part to the Purchased Interests, with the remainder allocated to the Seller (the "Seller's Interest"). A portion of the Seller's Interest will be subordinated to the Certificateholders' Interest, as described below. The Series 1998-1 Certificates will evidence an undivided beneficial interest in the assets of the Trust allocated to the Certificateholders' Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make monthly payments of interest on the Series 1998-1 Certificates at the Certificate Rate and to make the payment of the Series 1998-1 Invested Amount on the Series 1998-1 Expected Final Payment Date or earlier or later under certain limited circumstances.

                             The Series 1998-1 Invested Amount represents the
                              principal amount of Series 1998-1 Certificates invested in Receivables as of the Closing Date. The Series 1998-1 Invested Amount is subject to reduction during the Accumulation Period (as funds are deposited in the Principal Funding Account), the Early Amortization Period (as principal is paid to Series 1998-1 Certificateholders), and on any Distribution Date to the extent that Investor Allocable Charged-Off Amounts for Series 1998-1 exceed the Loss Reserve for Series 1998-1 as described under "Series Provisions--Investor Charge-Offs; Rebates and Adjustments" herein and in the Prospectus.

Allocations................  Collections of Receivables and Miscellaneous
                              Payments with respect to each Due Period will be allocated among all Series and Purchased Interests pro rata based on their Adjusted Invested Amounts. See "Master Trust Provisions--Master Trust Allocations" in the Prospectus. Series 1998-1 Allocable Collections and Series 1998-1 Allocable Miscellaneous Payments will then be further allocated between the Certificateholders' Interest and the Seller's Interest, based on the Investor Allocation Percentage for Series 1998-1 for the related Due Period. The Investor Allocation Percentage for Series 1998-1 is the percentage equivalent of a fraction, the numerator of which includes the Series 1998-1 Invested Amount, the Available Subordinated Amount, a Fee Reserve and a Yield Reserve and the denominator of which is the Net Series Pool Balance, each of such amounts to be determined for the periods and in the manner described under "Series Provisions--Allocation between Investor Certificateholders and the Seller" herein and in the Prospectus.

Available Subordinated
 Amount....................  Collections with respect to a portion of the
                              Seller's Interest in the Receivables will be subordinated to the payment of interest to Series 1998-1 Certificateholders, the payment of the Monthly Servicing Fee and, to the extent described herein, the payment, or deposit in the Principal Funding Account, of principal with respect to the Series 1998-1 Invested Amount. As more fully described under "Series Provisions-Allocation between Investor Certificateholders and the Seller" herein and in the Prospectus, the Available Subordinated Amount will be determined from time to time based on the levels of delinquencies, charge-offs and dilutions during prior periods; provided, however, that the Available Subordinated Amount for the first Due Period shall be not less than $_______. An Amortization Event will occur if the Net Series Pool Balance is less than the Required Net Series Pool Balance, which would be the case if (a) the Net Series Pool Balance is less than (b) the sum of the Available Subordinated Amount, the Series 1998-1 Invested Amount, the Yield Reserve and the Fee Reserve. For purposes of determining the Required Net Series Pool

                              Balance, the amount, if any, by which the Series 1998-1 Initial Invested Amount exceeds the Series 1998-1 Invested Amount shall be deducted from the Required Net Series Pool Balance. See "Series Provisions--Amortization Events" and "Master Trust Provisions--Deposits in the Collection Account" herein and in the Prospectus.

Revolving Period and
 Accumulation Period.......  Unless an Amortization Event has occurred, the revolving period with respect to the Series 1998-1 Certificates (the "Revolving Period") will end, and the accumulation period with respect to the Series 1998-1 Certificates (the "Accumulation Period") will commence, at the close of business on the last business day of ____________________ . The Accumulation Period will end on the earlier of
                              (a) the commencement of the Early Amortization Period or (b) the Expected Final Payment Date. No principal will be payable to Series 1998-1 Certificateholders until the Expected Final Payment Date or, upon the occurrence of an Amortization Event as described herein and in the Prospectus, the first Distribution Date with respect to an Early Amortization Period. See "Series Provisions-Amortization Events" herein and in the Prospectus for a discussion of the events that might lead to payments of principal prior to the Expected Final Payment Date.

Optional Repurchase........  The Certificateholders' Interest will be subject to optional repurchase by the Seller on any Distribution Date after the Series 1998-1 Invested Amount is reduced to an amount less than or equal to $___________________ (10% of the Series 1998-1
                              Initial Invested Amount). The purchase price will be equal to the sum of the Series 1998-1 Invested Amount and accrued and unpaid interest on the Series 1998-1 Certificates (and accrued and unpaid interest with respect to interest amounts that were due but not paid on prior Interest Payment Dates) through the day preceding such Distribution Date. See "Series Provisions--Optional Termination; Final Payment of Principal" in the Prospectus.

Series 1998-1 Sale Date....  The________________Distribution Date. As more fully described under "Series Provisions--Optional
                              Termination; Final Payment of Principal" in the Prospectus and "Series Provisions--Series Termination" herein, the Certificateholders' Interest in the Receivables will be sold and a final distribution made to Series 1998-1 Certificateholders on the Series 1998-1 Sale Date, to the extent that the Series 1998-1 Invested Amount exceeds zero at such time.

Registration of Series
  1998-1 Certificates......  The Series 1998-1 Certificates initially will be represented by Series 1998-1 Certificates registered in the name of Cede, as the nominee of DTC. No purchaser of a Series 1998-1 Certificate will be entitled to receive a definitive certificate except under certain limited circumstances. See "The Pooling Agreement Generally--Definitive Certificates" in the Prospectus.

ERISA Considerations.......  Series 1998-1 Certificates may be eligible for purchase by Benefit Plans. See "ERISA
                              Considerations" in the Prospectus.

Series 1998-1
 Certificate Rating........  It is a condition to the issuance of the Series
                              1998-1 Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Series 1998-1 Certificates is based primarily on the value of the Receivables and the extent of the Available Subordinated Amount. See "Risk Factors-- Ratings of the Investor Certificates" in the Prospectus.

Other Series and
 Purchased Interests.......  The Series 1998-1 Certificates will be the second
                              Series of Investor Certificates issued by the Trust. The Trust has previously sold a class of investor certificates entitled Series 1993-1 Certificates (the "Series 1993-1 Certificates"). See "Annex I - Other Series" for a summary of the principal terms of the Series 1993-1 Certificates. In addition, the Trust has sold Purchased Interests. The outstanding amount of Purchased Interests is expected to be zero as of the Closing Date. Such amount of Purchased Interests is likely to change from time to time. Additional Series of Investor Certificates and additional Purchased Interests are expected to be issued and sold from time to time by the Trust. See "Master Trust Provisions--New Issuances" in the Prospectus.

                             A portion of the net proceeds from the sale of the
                              Series 1998-1 Certificates will be used to (i) fund a principal funding account maintained for the benefit of the Series 1993-1 Certificates in an amount sufficient to pay the unpaid principal balance of the Series 1993-1 Certificates and all amounts payable with respect to the Series 1993-1 Certificates on each remaining Distribution Date through and including the expected final payment date for the Series 1993-1 Certificates and (ii) repay the outstanding principal amount of Purchased Interests.

                                 RISK FACTORS

LIMITED AMOUNTS OF AVAILABLE SUBORDINATION

     Although Enhancement with respect to the Series 1998-1 Certificates will be provided by the subordination of the Seller's Interest to the Series 1998-1 Certificates to the extent described herein, the amount available thereunder is limited and may decline during the Accumulation Period or the Early Amortization Period. If Collections with respect to the Available Subordinated Amount with respect to any Due Period are insufficient to cover shortfalls with respect to payments due to the Series 1998-1 Certificateholders or if the Investor Allocable Charged-Off Amounts for Series 1998-1 with respect to any Due Period exceed the Loss Reserve for Series 1998-1 for such Due Period, Series 1998-1 Certificateholders will bear directly the credit and other risks associated with their undivided interests in the Trust.

                            MATURITY CONSIDERATIONS

     The Pooling Agreement and the Supplement for the Series offered hereby (the "Series 1998-1 Supplement") provide that the Series 1998-1 Certificateholders will not receive payments of principal until the Series 1998-1 Expected Final Payment Date, or earlier in the event of an Amortization Event which results in the commencement of the Early Amortization Period. Series 1998-1 Certificateholders will receive payments of principal on each Distribution Date following the monthly period in which an Amortization Event occurs (each such Distribution Date, a "Special Payment Date") until the Series 1998-1 Invested Amount has been paid in full or the Series 1998-1 Sale Date has occurred.

     On each Distribution Date during the Accumulation Period for Series 1998-1, amounts equal to the least of (a) Available Principal Collections, which are generally equal to the amount of Collections for the related Due Period on deposit in the Collection Account and available for deposit in the Principal Funding Account as described in "Series Provisions-Principal" in the Prospectus and herein, (b) the Controlled Deposit Amount, which is equal to the sum of the Controlled Accumulation Amount for such Due Period and any Deficit Controlled Accumulation Amount and (c) the Series 1998-1 Invested Amount will be deposited in the principal funding account (the "Principal Funding Account") until the Series 1998-1 Invested Amount equals zero. Alternatively, the Seller may cause a defeasance in full of the Series 1998-1 Certificates at any time during the period beginning on the first day of the Due Period immediately preceding the Accumulation Period and ending on the Expected Final Payment Date by depositing in the Principal Funding Account an amount equal to the unpaid principal balance of the Series 1998-1 Certificates plus an amount sufficient to pay all amounts which will be accrued and unpaid as of each remaining Distribution Date through and including the Expected Final Payment Date (a "Series 1998-1 Defeasance "). Any such defeasance shall be funded from the proceeds of the sale of additional Series of Investor Certificates or Purchased Interests. In the event of a Series 1998-1 Defeasance, (i) the Investor Allocation Percentage will be reduced to zero and, accordingly, no collections will thereafter be allocable to the Series 1998-1 Certificates and (ii) the Required Net Series Pool Balance will be reduced to zero.

     Should an Amortization Event occur with respect to the Series 1998-1 Certificates and the Early Amortization Period commence, any amount on deposit in the Principal Funding Account will be paid to the Series 1998-1 Certificateholders on the first Special Payment Date and the Series 1998-1 Certificateholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period or following the Expected Final Payment Date, as the case may be, as described herein until the Series 1998-1 Invested Amount is paid in full or until the Series 1998-1 Sale Date occurs. See "Series Provisions--Amortization Events" in the Prospectus.

     The ability of Series 1998-1 Certificateholders to receive payments of principal on the Expected Final Payment Date depends on the amount of outstanding Receivables, delinquencies, charge-offs and the generation of new Receivables by CSX Transportation, the potential issuance by the Trust of additional Series and the sale by the Trust of Purchased Interests. The Seller cannot predict, and no assurance can be given, as to the actual rate of payment of principal of the Series 1998-1 Certificates or whether the terms of any subsequently issued Series or Purchased Interest might have an impact on the amount or timing of any such payment of principal. See "Risk Factors--Payments" and "Series Provisions--Principal" in the Prospectus.

     In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and the generation of new Receivables may vary from month to month due to seasonal variations, legal factors, general economic conditions and conditions in the industries traditionally served by CSX Transportation. There can be no assurance that collections of Receivables with respect to the Trust, and thus the rate at which Series 1998-1 Certificateholders could expect to receive payments of principal on their Series 1998-1 Certificates during an Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Accumulation Period, will be similar to the historical experience set forth in the "Portfolio Turnover History" table under the heading "Receivables" in the Prospectus. In addition, the Trust, as a master trust, may issue additional Series or sell Purchased Interests from time to time, and there can be no assurance that the terms of any such Series or Purchased Interest might not have an impact on the timing or amount of payments received by Series 1998-1 Certificateholders. Further, if an Amortization Event occurs, the average life and maturity of the Series 1998-1 Certificates could be significantly reduced.

     For the reasons set forth above, there can be no assurance that the actual number of months elapsed from the date of issuance of the Series 1998-1 Certificates to its final Distribution Date will equal the expected number of months. See "Risk Factors--Payments" in the Prospectus.

                               SERIES PROVISIONS

     The Series 1998-1 Certificates will be issued pursuant to the Pooling Agreement and the Series 1998-1 Supplement, the forms of which have been filed as exhibits to the Registration Statement of which the Prospectus and this Prospectus Supplement are a part. The following summary describes certain terms applicable to the Series 1998-1 Certificates. Reference should be made to the Prospectus for additional information concerning the Series 1998-1 Certificates and the Pooling Agreement.

INTEREST

     Interest on the Series 1998-1 Certificates will accrue from the Closing Date on the unpaid principal amount thereof at the Certificate Rate. Interest will be distributed on July 27, 1998 and on each Interest Payment Date thereafter, to Series 1998-1 Certificateholders in whose names the Series 1998-1 Certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (a "Record Date"). Interest for any Interest Payment Date will accrue from and including the preceding Interest Payment Date (or in the case of the first Interest Payment Date, from and including the Closing Date) but excluding the next Interest Payment Date (an "Interest Period") and will be calculated on the basis of a 360-day year of twelve 30-day months.

     Interest payments in respect of the Series 1998-1 Certificates on any Interest Payment Date will be funded from Available Investor Collections or, in the event of a Series 1998-1 Defeasance, from the Principal Funding Account.

PRINCIPAL

     During the Revolving Period (which begins on the Series Cut-Off Date and ends on the day before the commencement of the Accumulation Period for Series 1998-1 or, if earlier, the Early Amortization Period), no principal payments will be made to Series 1998-1 Certificateholders. During the Accumulation Period (on or prior to the Expected Final Payment Date), principal will be deposited in the Principal Funding Account as described below, and on the Expected Final Payment Date, the aggregate amounts so deposited will be distributed to the Series 1998-1 Certificateholders.

     On each Distribution Date of the Accumulation Period or the Early Amortization Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Monthly Principal for Series 1998-1 for such Distribution Date less the amount, if any, by which Collections allocable to the Available Subordinated Amount exceed the sum of (i) Investor Allocable Charged-Off Amounts for Series 1998-1 ("Available Principal Collections"), (b) during the Accumulation Period, the Controlled Deposit Amount for such Distribution Date and (c) the Series 1998-1 Invested Amount, until the Series 1998-1 Invested Amount equals zero. Alternatively, the Seller may cause a defeasance in full of the Series 1998-1 Certificates at any time during the period beginning on the first day of the Due Period immediately preceding the Accumulation Period and ending on the Expected Final Payment by depositing in the Principal Funding Account an amount equal to the unpaid principal balance of the Series 1998-1 Certificates plus an amount sufficient to pay all amounts which will be accrued and unpaid as of each remaining Distribution Date through and including the Expected Final Payment (a "Series 1998-1 Defeasance"). Any such defeasance shall be funded from the proceeds of the sale of additional Series of Investor Certificates or Purchased Interests. Amounts on deposit in the Principal Funding Account, after giving effect to distributions of interest therefrom in the event of a Series 1998-1 Defeasance, will be paid to the Series 1998-1 Certificateholders on the Expected Final Payment Date. If an Amortization Event occurs with respect to the Series 1998-1 Certificates at any time, including during the Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid to the Series 1998-1 Certificateholders on the first Special Payment Date. If, on the Expected Final Payment Date, the Series 1998-1 Invested Amount is greater than zero, an Amortization Event will occur and an Early Amortization Period will commence.

     "Controlled Accumulation Amount" means for any Distribution Date with respect to the Accumulation Period, $________________________.

     "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Available Principal Collections for such Distribution Date and (b) on each subsequent Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as Available Principal Collections for such subsequent Distribution Date.

     "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such

Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

ALLOCATIONS BETWEEN INVESTOR CERTIFICATEHOLDERS AND THE SELLER

     The Servicer will allocate for each Due Period a portion of the amounts initially allocated to Series 1998-1 as described under "Master Trust Provisions--Master Trust Allocations" in the Prospectus between the Certificateholders' Interest of such Series and the Seller's Interest in the following manner.

     Series 1998-1 Allocable Collections and Series 1998-1 Allocable Miscellaneous Payments for any Due Period will be allocated to the Series 1998-1 Certificateholders to the extent of the Investor Allocation Percentage as determined in accordance with this Prospectus Supplement. Amounts of such Series 1998-1 Allocable Collections and Series 1998-1 Allocable Miscellaneous Payments not allocated to the Series 1998-1 Certificateholders will be allocated to the Seller.

     "Investor Allocation Percentage" means, with respect to any Due Period, the percentage equivalent (not more than 100%) of a fraction, the numerator of which is (a) the sum of the Series 1998-1 Invested Amount for such Due Period and the Available Subordinated Amount, the Yield Reserve and the Fee Reserve, in each case for such Due Period and the denominator of which is (b) the product of the Net Receivables Pool Balance for such Due Period multiplied by the Series Allocation Percentage for Series 1998-1 and such Due Period; provided, however, that (i) the Investor Allocation Percentage for the first Due Period shall be not less than [__]% and (ii) with respect to any Due Period in the Accumulation Period or an Early Amortization Period, the Investor Allocation Percentage shall be the percentage equivalent (not more than 100%) of a fraction, the numerator of which is (a) the sum of the Series 1998-1 Invested Amount as of the day immediately preceding the day on which such Accumulation Period or Early Amortization Period commences, the Available Subordinated Amount, the Yield Reserve and the Fee Reserve, in each case as of the Due Period immediately preceding the Due Period in which the Accumulation Period or Early Amortization Period commences and the denominator of which is (b) the product of the Net Receivables Pool Balance for the Due Period in respect of which the Investor Allocation Percentage for Series 1998-1 is being calculated and the Series Allocation Percentage for Series 1998-1 for the Due Period in respect of which the Investor Allocation Percentage is being calculated.

     "Series 1998-1 Invested Amount" means, with respect to Series 1998-1 and any date, an amount equal to the Series 1998-1 Initial Invested Amount, minus
(a) the amount of principal payments made to Series 1998-1 Certificateholders prior to such date, minus (b) the Principal Funding Account Balance, if any, and minus (c) the aggregate amount of any Investor Charge-Offs.

     "Available Subordinated Amount" means, with respect to any Due Period, the sum of (a) the amount obtained by dividing the Subordination Percentage by one minus the Subordination Percentage and multiplying the result by the sum of (i) the Series 1998-1 Invested Amount as of the last day of the immediately preceding Due Period, (ii) the Yield Reserve with respect to such Due Period, and (iii) the Fee Reserve with respect to such Due Period and (b) the Outstanding Balance of Over Concentrated Receivables as of the last day of the immediately preceding Due Period; provided, however, that the Available Subordinated Amount for the first Due Period shall be not less than $_________.

     "Subordination Percentage" shall mean, with respect to any Due Period, the greater of (i) 13%, (ii) the sum of 12.5% and the product of (A) the average Dilution Ratio over the twelve prior Due Periods and (B) the Dilution Horizon Ratio or (iii) the sum of the Dilution Percentage and the Loss Percentage.

     "Yield Reserve" means, with respect to any Due Period, an amount equal to the greater of (a) the product of (i) 1.5% and (ii) the outstanding principal balance of the Investor Certificates as of the last day of the immediately preceding Due Period and (b) the product of (i) a fraction, the numerator of which is two times the average days sales outstanding for the Receivables for the preceding Due Period and the denominator of which is 365, (ii) the outstanding principal balance of the Investor Certificates as of the last day of the immediately preceding Due Period and (iii) the Certificate Rate.

     "Fee Reserve" means, with respect to any Due Period, an amount equal to the product of (i) a fraction, the numerator of which is two times the average days sales outstanding for the Receivables for the preceding Due Period and the denominator of which is 365, and (ii) the Monthly Servicing Fee for Series 1998-1 times twelve.

     "Loss Percentage" shall mean 5.17% for the first Due Period, and with respect to any other Due Period, the product of (a) 2.5, (b) the greatest three Due Period rolling average Delinquency Percentage for the twelve prior Due Periods and (c) the Default Horizon Ratio for such Due Period.

     "Default Horizon Ratio" shall mean, with respect to any Due Period, the ratio (expressed as a percentage) computed by dividing (i) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the four Due Periods immediately preceding such Due Period by (ii) the Net Receivables Pool Balance as of the last day of such Due Period.

     "Delinquency Percentage" shall mean 0.73% for the first Due Period and, with respect to any other Due Period, the ratio (expressed as a percentage) computed by dividing (i) the sum of the amount of Receivables which, as of the last day of such Due Period, are unpaid and are more than 210 but less than 240 days past their billing date and the amount of Receivables which became Charged-Off Receivables during such Due Period and which were less than 240 days past their billing date at the time such Receivables became Charged-Off Receivables by (ii) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the eighth Due Period preceding such Due Period.

     "Dilution Horizon Ratio" shall mean, at any time, the ratio (expressed as a percentage) computed by dividing (i) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the prior Due Period by (ii) the Net Receivables Pool Balance as of the last day of the prior Due Period.

     "Dilution Percentage" shall mean 4.96% for the first Due Period and, with respect to any other Due Period, the result (expressed as a percentage) calculated in accordance with the following formula:

     {(2.5 x ADR) + [(HDR-ADR) x (HDR/ADR)]} x Dilution Horizon Ratio

where:

HDR  =  the highest Dilution Ratio for any of the prior 12 consecutive Due
Periods

ADR  =  the average of the Dilution Ratios for the prior 12 consecutive Due
Periods

     "Dilution Ratio" shall mean, with respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of a Due Period by dividing (i) the aggregate amount by which the Pool Balance was reduced during such Due Period on account of certain adjustments described under "Series Provisions--Investor Charge-Offs; Rebates and Adjustments" in the Prospectus, excluding any such adjustments attributable to Receivables which are unpaid and more than 210 days past their billing date by (ii) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the Due Period prior to the Due Period for which the Dilution Ratio is calculated.

     "Over Concentrated Receivables" means, as of any date, the product of the Series Allocation Percentage for Series 1998-1 and the sum determined by adding, without duplication, for each Obligor and its affiliated Obligors, if any, for which the Special Concentration Limit established pursuant to a Receivables Purchase Agreement exceeds what would otherwise be the Concentration Limit, the Outstanding Balance of Receivables for such Obligor and its affiliated Obligors, if any, minus the sum of (a) the amount, if any, by which the Outstanding Balance of Receivables for such Obligor and its affiliated Obligors, if any, exceeds such Special Concentration Limit and (b) 2.5% (or any other higher percentage provided that the Rating Agency Condition has been satisfied) of the Outstanding Balance of the Receivables in the Trust.

INVESTOR CHARGE-OFFS; REBATES AND ADJUSTMENTS

     As described in the Prospectus, if on any Distribution Date, the Investor Allocable Charged-Off Amount for Series 1998-1 for the preceding Due Period exceeds the Loss Reserve with respect to Series 1998-1 for such preceding Due Period, the Series 1998-1 Invested Amount will be reduced by the amount of such excess (an "Investor Charge-Off"). For this purpose the Loss Reserve means, with respect to any Due Period, the Available Subordinated Amount; provided, however, that with respect to any Due Period in the Accumulation Period or an Early Amortization Period, the Loss Reserve shall be the Loss Reserve for the Due Period immediately preceding the Due Period in which the Accumulation Period or Early Amortization Period commenced, less the aggregate Investor Allocable Charged-Off Amounts with respect to Series 1998-1 for each of the Due Periods commencing with the Due Period in which the Accumulation Period or Early Amortization Period began and ending with the Due Period preceding the Due Period for which the determination is being made; provided, further, that the Invested Amount shall be reinstated or, if any Investor Charge-Offs have occurred, such Investor Charge-Offs shall be reimbursed, to the extent of any recoveries of Investor Charge-Offs for Series 1998-1. Any reduction in the Series 1998-1 Invested Amount resulting from unreimbursed Investor Charge-Offs for Series 1998-1 will result in a loss to Series 1998-1 Certificateholders.


ADDITIONAL AMORTIZATION EVENTS

     An "Amortization Event" refers to the following events which are in addition to the other events specified in the Prospectus:

          (k) on any Determination Date, the average of the Monthly Payment Rates for the three preceding Due Periods is less than 25%.

In the case of an event described in clause (k) above, an Amortization Event with respect to the Series offered hereby will be deemed to have occurred without any notice or other action on the part of the Trustee or the Investor Certificateholders.

     For purposes of the Amortization Event described in clause (k) above, the term "Monthly Payment Rate" means, with respect to any Due Period, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate amount of Collections for such Due Period and the denominator of which is the Net Receivables Pool Balance as of the last day of such Due Period.

SERVICING COMPENSATION

     The Monthly Servicing Fee, which is the share of the Servicing Fee allocable to the Series 1998-1 Certificateholders with respect to any Distribution Date, generally represents the portion of 0.25% per annum servicing fee allocable to the Series 1998-1 Invested Amount and will be determined as set forth in the Prospectus under "Series Provisions--Servicing Compensation and Payment of Expenses". The Monthly Servicing Fee for the first Due Period will be the Monthly Servicing Fee accrued from the Series Cut-Off Date to the end of such Due Period.

SERIES TERMINATION

     If, on or before the Determination Date prior to the Series 1998-1 Sale Date, the Servicer determines that the Series 1998-1 Invested Amount on the Series 1998-1 Sale Date (after giving effect to all changes therein on such date) will exceed zero, the Servicer will solicit bids for the sale of interests in the Receivables in an amount equal to the sum of 110% of the Series 1998-1 Invested Amount on the Series 1998-1 Sale Date and the Available Subordinated Amount, if any, on the preceding Distribution Date (after giving effect to all distributions required to be made on the Series 1998-1 Sale Date). The Seller will be entitled to participate in and to receive notice of each bid submitted in connection with such bidding process. Upon the expiration of such period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Series 1998-1 Sale Date for distribution to the Series 1998-1 Certificateholders. The Servicer will sell such interests in the Receivables on the Series 1998-1 Sale Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection Account for allocation (together with the Available Final Distribution Amount) to the Certificateholders' Interest.

     If the proceeds of such sale, together with the Available Final Distribution Amount, are less than the Series 1998-1 Invested Amount plus accrued and unpaid interest on the Series 1998-1 Certificates, the Series 1998-1 Certificateholders will incur a loss.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Seller and the Underwriters named below (the "Underwriters"), the Seller has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the principal amount of the Series 1998-1 Certificates set forth opposite each Underwriter's name:

                                                                 SERIES 1998-1
UNDERWRITERS                                                     CERTIFICATES
------------                                                    ---------------
Credit Suisse First Boston Corporation.......................   $[_________]
Citicorp Securities, Inc.....................................   [__________]
                Total........................................   $[_________]
                                                                =============

     The Underwriting Agreement provides that the obligations of the Underwriters to pay for and accept delivery of the Series 1998-1 Certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series 1998-1 Certificates offered hereby will be issued if any are issued.

     The Underwriters propose initially to offer the 1998-1 Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of [____]% of the principal amount of the 1998-1 Certificates. The Underwriters may allow, and such dealers may reallow, concessions not in excess of [___]% of the principal amount of the 1998-1 Certificates to certain brokers and dealers. After the initial public offering, price and other selling terms may be changed by the Underwriters.

     The Seller will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates offered hereby in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the Certificates offered hereby originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates offered hereby to be higher than it would otherwise be in the absence of such transactions.

                              GLOSSARY SUPPLEMENT

Accumulation Period..........................................................................         S-5
Available Final Distribution Amount..........................................................        S-13
Available Principal Collections..............................................................         S-9
Available Subordinated Amount................................................................        S-10
Certificateholders...........................................................................         S-3
Certificateholders' Interest.................................................................         S-3
Certificate Rate.............................................................................         S-1
Closing Date.................................................................................         S-3
Controlled Accumulation Amount...............................................................         S-9
Controlled Deposit Amount....................................................................         S-9
Default Horizon Ratio........................................................................        S-11
Deficit Controlled Accumulation Amount.......................................................         S-9
Delinquency Percentage.......................................................................        S-11
Dilution Horizon Ratio.......................................................................        S-11
Dilution Percentage..........................................................................        S-11
Dilution Ratio...............................................................................        S-12
Fee Reserve..................................................................................        S-11
Highest Bid..................................................................................        S-13
Interest Payment Dates.......................................................................         S-3
Interest Period..............................................................................         S-8
Investor Allocation Percentage...............................................................        S-10
Investor Charge-Off..........................................................................        S-12
Loss Percentage..............................................................................        S-11
Loss Reserve.................................................................................        S-12
Monthly Payment Rate.........................................................................        S-13
Over Concentrated Receivables................................................................        S-12
Principal Funding Account....................................................................         S-7
Record Date..................................................................................         S-8
Revolving Period.............................................................................         S-5
Seller.......................................................................................         S-1
Seller's Interest............................................................................        S-1,S-3
Series Cut-Off Date..........................................................................         S-3
Series  1993-1 Certificates..................................................................         S-6
Series  1998-1 Certificates..................................................................        S-1,S-3
Series  1998-1 Certificateholders............................................................         S-2
Series  1998-1 Defeasance....................................................................        S-7,S-9
Series  1998-1 Expected Final Payment Date...................................................         S-3
Series  1998-1 Initial Invested Amount.......................................................         S-3
Series  1998-1 Invested Amount...............................................................        S-10
Series  1998-1 Sale Date.....................................................................         S-5
Series  1998-1 Supplement....................................................................         S-7
Servicer.....................................................................................         S-1
Special Payment Date.........................................................................         S-7
Subordination Percentage.....................................................................        S-10
Underwriters.................................................................................        S-13
Underwriting Agreement.......................................................................        S-13
Yield Reserve................................................................................        S-11




                                                                         ANNEX I

                                 OTHER SERIES

     The table below sets forth the principal characteristics of the Series 1993-1 Certificates, which are currently outstanding. For more specific information with respect to any Series, any prospective investor should contact the Corporate Secretary of CSX Transportation at (904) 366-4242. CSX Transportation will provide, without charge, to any prospective purchaser of the Series 1998-1 Certificates a copy of the Prospectus Supplement for any publicly-issued Series.

                                 SERIES 1993-1

Initial Invested Amount....................................................................$200,000,000
Certificate Rate..................................................................................5.05%
Controlled Accumulation Amount.............................................................$ 66,666,666
Commencement of
  Controlled Accumulation Period.......................Following close of last Business Day of May 1998
Expected Final Payment Date............................................September 1998 Distribution Date
Series Issuance Date...................................................................October 28, 1993

                                       Subject to Completion, Dated May 26. 1998

--------------------------------------------------------------------------------
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------

                                  PROSPECTUS
                      CSXT TRADE RECEIVABLES MASTER TRUST
                  TRADE RECEIVABLES PARTICIPATION CERTIFICATES

                       CSX TRADE RECEIVABLES CORPORATION
                                     SELLER

                            CSX TRANSPORTATION, INC.
                                    SERVICER

     CSX Trade Receivables Corporation, as seller (the "Seller"), may sell from time to time one or more series (each a "Series") of Trade Receivables Participation Certificates (the "Investor Certificates") evidencing undivided interests in the CSXT Trade Receivables Master Trust (the "Trust") created by the Seller, with an aggregate initial public offering price or purchase price of up to $__________. The Investor Certificates of each Series will be offered on terms determined at the time of sale. In addition, from time to time the Trust is expected to issue other Series of investor certificates evidencing undivided interests in the Trust, which Series may have terms significantly different from the Investor Certificates. While the specific terms of any Series in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, the terms of any additional Series will not be subject to prior review by or consent of holders of the investor certificates of any previously issued Series.

     Interest will accrue on the unpaid principal amount of the Investor Certificates of each Series at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement and will be payable on each Interest Payment Date specified therein, or, in certain circumstances, more frequently. Principal payments on each Series of Investor Certificates will be made on the applicable Expected Final Payment Date specified in the related Prospectus Supplement, on such other date or dates as may be specified in such Prospectus Supplement or earlier or later in certain circumstances.

     The Trust assets include an ownership interest in freight receivables (the "Receivables"), generated from time to time by CSX Transportation, Inc. ("CSX Transportation") and collections thereon, all collateral security with respect thereto, all monies on deposit in certain accounts of the Trust and all funds collected or to be collected from any enhancement issued with respect to a particular Series.

     THE INVESTOR CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER OR CSX TRANSPORTATION OR ANY AFFILIATE THEREOF. NEITHER THE INVESTOR CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Investor Certificates may be sold by the Seller directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of Investor Certificates, the name of the managing underwriter or underwriters or agents will be set forth in the Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of any Investor Certificates, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to the Seller from such offering will be the public offering price of the Investor Certificates less such discount, in the case of an underwriter, the purchase price of the Investor Certificates less such commission, in the case of an agent, or the purchase price of the Investor Certificates, in the case of a dealer, and less, in each case, the other expenses of the Seller associated with the issuance and distribution of the Investor Certificates. See "Plan of Distribution".

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS," COMMENCING ON PAGE __.

                 The date of this Prospectus is ________, 1998.

                             AVAILABLE INFORMATION

     CSX Trade Receivables Corporation, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission (the "Commission") with respect to the Investor Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following regional offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 400, Chicago, Illinois, 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a World Wide Web site located at http://www.sec.gov which contains reports, information statements and other information, including all electronic filings, regarding registrants that file electronically with the Commission, including CSX Trade Receivables Corporation.

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, Monthly Reports, which contain unaudited information concerning the Trust and are prepared by the Servicer or the Paying Agent, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of each Series of Investor Certificates, pursuant to a certain pooling and servicing agreement and the related Series supplement. See "Series Provisions--Reports" and "The Pooling Agreement Generally--Book-Entry Registration" and "Evidence as to Compliance". Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Copies of the Monthly Reports may be obtained free of charge upon request from the Trustee. The pooling and servicing agreement and the Series supplements do not require the sending of, and the Seller does not intend to send, any of its financial reports to holders of interests in the Investor Certificates (the "Investor Certificateholders"). The Seller will file with the Commission such periodic reports with respect to the Seller and the Trust as are required under the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Seller or the Servicer, on behalf of the Seller and the Trust, pursuant to Section 13(a), Section 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Investor Certificates offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof. The following documents filed with the Commission by the Seller, on behalf of the Seller and the Trust, are incorporated in this Prospectus by reference: the Annual Report of the Seller on Form 10-K for 1997 and any Current Reports of the Seller on Form 8-K filed since December 26, 1997. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to the Corporate Secretary of CSX Transportation, Inc., 500 Water Street, J-160, Jacksonville, Florida 32202, (904) 366-4242.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in any accompanying Prospectus Supplement. Reference is made to the Glossary for the location herein of the definitions of certain capitalized terms used herein.

Issuer......................  CSXT Trade Receivables Master Trust (the "Trust").
                               The Trust, as a master trust, from time to time is expected to issue series of investor certificates (each, a "Series") pursuant to the Pooling Agreement. The assets of the Trust are expected to change over the life of the Trust as new Receivables are generated and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted. See "The Trust", "Master Trust Provisions --New Issuances; Other Modifications".

Seller......................  CSX Trade Receivables Corporation (the "Seller"),
                               a Delaware corporation, is the seller of the Receivables and originator of the Trust. The Seller is a wholly-owned subsidiary of CSX Corporation, a Virginia corporation.

Trustee.....................  The Chase Manhattan Bank, a New York banking corporation (the "Trustee").

Originator and Servicer.....  CSX Transportation, Inc. ("CSX Transportation"), a
                               Virginia corporation.

Trust Assets................  The assets of the Trust (the "Trust Assets")
                               include an ownership interest in (a) a portfolio of freight receivables (the "Receivables"), generated from time to time by CSX Transportation and sold by it to the Seller pursuant to the Receivables Sale Agreement described herein, all collateral security with respect thereto, all collections and amounts received with respect thereto, including recoveries ("Collections"), and all proceeds thereof, (b) all the Seller's rights under the Receivables Sale Agreement, (c) all monies on deposit in certain accounts of the Trust and (d) all funds collected or to be collected from any Enhancement issued with respect to a particular Series. The drawing on or payment of any Enhancement for the benefit of a Series or class of investor certificates will not be available to the investor certificateholders of any other Series or class. The term "Enhancement" means, with respect to any Series or class of investor certificates, any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. Enhancement shall also include the subordination of any Series or class or of the Seller's Interest to any Series or class.

The Purchased Interests....  The Trust, as a master trust, has previously sold, and is expected from time to time in the future to sell, purchased interests in certain assets of the Trust ("Purchased Interests"). Each Purchased Interest represents a fluctuating undivided ownership interest in certain Trust Assets (including the Receivables and certain accounts of the Trust), held by the purchaser thereof or its permitted assigns (each, a "Purchaser") pursuant to the Pooling Agreement and the Receivables Purchase Agreement related thereto. Each Receivables Purchase Agreement may provide that no investor certificateholder or provider of Enhancement shall be a third-party beneficiary thereof or have any benefit or any legal or equitable right, remedy or claim under such Receivables Purchase Agreement. Conversely, no Purchased Interest shall represent any interest in any Enhancement for the benefit of any Series of investor certificates or in any Series account or, except as provided in the Series Supplement for a Series of investor certificates, in any Collections allocated to that Series. Further, no Series will be subordinated to or senior to any Purchased Interest. No Purchased Interests are being offered pursuant to this Prospectus.

The Receivables............  The Receivables consist of all indebtedness of any obligor under an agreement between such obligor and CSX Transportation for the sale of freight transportation services (each, a "Contract"). Obligors of CSX Transportation include (i) customers billed by CSX Transportation for freight that is shipped either locally on CSX Transportation's lines or as part of an interline movement and (ii) other railroads in the case of interline freight receivables which settle through the AAR Clearinghouse, as described under "The Receivables--General" herein (each, an "Obligor"). The Receivables include the right to payment of any interest or finance charge and other obligation of any Obligor under a Contract and any amount shown on the Servicer's records as an amount payable by an Obligor pursuant to a Contract from time to time, but exclude certain receivables reassigned by the Trust and certain charged-off receivables and receivables of an Obligor which have been removed from the Trust in accordance with the Pooling Agreement. The amount of Receivables fluctuates from day to day as new Receivables are generated and as existing Receivables are collected, charged-off as uncollectible or otherwise adjusted.

                             Pursuant to the Amended and Restated Pooling and
                              Servicing Agreement (as amended from time to time, the "Pooling Agreement"), among the Seller, the Servicer and the Trustee, the Seller conveyed to the Trust all its right, title and interest in and to Receivables existing on December 18, 1992, and all Receivables created from time to time thereafter and purchased by the Seller from CSX Transportation pursuant to the Receivables Sale Agreement until the termination of the Trust.

The Investor Certificates..  The Investor Certificates of each Series will be available for purchase in minimum denominations of $1,000 and integral multiples thereof or such other minimum denominations as are set forth in the related Prospectus Supplement. The Investor Certificates will only be available in book-entry form except in certain limited circumstances as described herein under "The Pooling Agreement Generally--Definitive Certificates". A portion of the Trust Assets will be allocated among the interest of the Investor Certificateholders (the "Certificateholders' Interest") of each Series, the investor certificates of other Series, the Purchased Interests and the interest of the Seller (the "Seller's Interest"), as described below. The aggregate principal amount of the Certificateholders' Interest of each Series will, except as otherwise provided herein, remain fixed at the aggregate initial principal amount of the Investor Certificates of that Series. If the Investor Certificates of a Series include more than one class of Investor Certificates, the Trust Assets allocable to the Certificateholders' Interest of such Series will be further allocated among the Investor Certificateholders of each class of such Series. See "Master Trust Provisions--Master Trust Allocations" and
                              "Series Provisions--Allocations Between Investor Certificateholders and the Seller".

                             The Investor Certificates of each Series will
                              evidence fractional undivided beneficial interests in the Trust Assets allocated to the Certificateholders' Interest of that Series. With respect to each Series, the Trust Assets allocable to such Series shall be substantially identical to the Trust Assets allocable to the other Series, with the exception of any Enhancement issued with respect to such Series. The Investor Certificates of any Series represent beneficial interests in the Trust Assets allocable to such Series only and do not represent interests in or obligations of the Seller, the Servicer or any affiliate thereof. Neither the Investor Certificates nor the Receivables are insured or guaranteed by any governmental agency or instrumentality.

Receivables Sale
 Agreement.................. The Seller, as purchaser, has entered into a
                              Receivables Sale Agreement (as amended from time to time, the "Receivables Sale Agreement") dated as of December 18, 1992, with CSX Transportation, as seller. Pursuant to the Receivables Sale Agreement, CSX Transportation sold to the Seller all of CSX Transportation's right, title and interest in and to all

                              Receivables existing on December 18, 1992, and all Receivables created from time to time thereafter. The Seller in turn sold those Receivables to the Trust pursuant to the Pooling Agreement. The Seller also assigned to the Trust its rights under the Receivables Sale Agreement. See "Description of the Receivables Sale Agreement".

The Seller's Interest;
 Subordination.............. The Seller's Interest represents a fractional undivided beneficial interest in the Trust Assets other than Enhancements allocated or assigned to the certificateholders' interest of any Series or any Purchased Interest. The principal amount of the Seller's Interest will fluctuate as the amount of the Receivables held by the Trust changes from time to time. Subject to certain restrictions with respect to sufficiency of receivable levels, the Seller may cause the issuance of additional Series or Purchased Interests from time to time and any such issuance will have the effect of decreasing the Seller's Interest. See "Master Trust Provisions--New Issuances; Other Modifications".

                             To the extent specified in the Prospectus
                              Supplement for a Series of Investor Certificates, a portion of the Seller's Interest (the "Available Subordinated Amount") will be subordinated to the Certificateholders' Interest of such Series. The Available Subordinated Amount with respect to any Series of Investor Certificates and any Due Period will be determined from time to time based on the levels of delinquencies, charge-offs and dilutions during prior periods as more specifically described under the captions "Master Trust Provisions--Master Trust Allocations" and "Series Provisions--Allocations Between Investor
                              Certificateholders and the Seller".

Issuance of Additional
 Series and Purchased
 Interests;
 Other Modifications.......  The Pooling Agreement authorizes the Trustee to issue two types of certificates: (i) one or more Series of investor certificates and (ii) a certificate evidencing the Seller's Interest in the Trust (the "Seller's Certificate"), which is to be held by the Seller or its permitted assigns. In addition, the Pooling Agreement authorizes the Trustee to sell Purchased Interests. The Pooling Agreement provides that (i) pursuant to any one or more supplements to the Pooling Agreement (each, a "Series Supplement"), the Seller may cause the Trustee to issue one or more new Series and (ii) the Seller may cause the Trustee to sell additional Purchased Interests pursuant to any one or more receivables purchase agreements (each, together with certain related documents, a "Receivables Purchase Agreement"), which in each case will cause a reduction in the Seller's Interest represented by the Seller's Certificate. Under the

                             Pooling Agreement, the Seller may define, with
                              respect to any Series or Purchased Interest, the Principal Terms of such Series or Purchased Interest, as the case may be. See "Master Trust Provisions--New Issuances; Other Modifications".

                             The Seller may offer any Series or Purchased
                              Interest to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. The Seller expects to offer, from time to time, additional Series and Purchased Interests issued by the Trust.

                             It is anticipated that the investor certificates of
                              each Series and each Purchased Interest will have different Expected Final Payment Dates or termination dates and different revolving periods and periods during which the principal amount of such investor certificates or Purchased Interests is accumulated in a principal funding account or paid to holders of such investor certificates or Purchased Interests. Accordingly, it is anticipated that some Series or Purchased Interests will be in their revolving periods while others are in accumulation periods or in amortization periods. See "Master Trust Provisions--New Issuances; Other Modifications".

                             A new Series may be issued or a new Purchased
                              Interest sold only upon satisfaction of the conditions described herein under "Master Trust Provisions--New Issuances; Other Modifications", including, among others, that (a) the Rating Agency Condition shall have been satisfied with respect to such issuance or, if any rated investor certificates are then outstanding, such sale and
                              (b) the Seller shall have delivered to the Trustee, the agent for a Purchaser (each, a "Purchaser Agent") and any provider of Enhancement a certificate of an authorized officer to the effect that the Seller reasonably believes that such issuance or sale will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any future date.

                             The Seller may from time to time direct the
                              Trustee, on behalf of the Trust, to extend any Receivables Purchase Agreement or to increase the aggregate amount of Purchased Interests pursuant to any Receivables Purchase Agreement pursuant to which the initial sale of a Purchased Interest has previously occurred. The obligation of the Trustee to execute and deliver all documents in connection with any such extension or increase is subject to the satisfaction of certain other conditions. See

                              "Master Trust Provisions--New Issuances; Other Modifications".

Master Trust Allocations...  Pursuant to the Pooling Agreement, during each Due
                              Period, the Servicer is required to allocate to each Series and Purchased Interest Collections of Receivables and the amount of Miscellaneous Payments with respect to such Due Period, based on
                              (a) with respect to each Series, such Series' Series Allocation Percentage to determine such Series' Series Allocable Collections and Series Allocable Miscellaneous Payments and (b) with respect to each Purchased Interest, such Purchased Interest's purchaser allocation percentage as specified in the related Receivables Purchase Agreement to determine such Purchased Interest's purchaser allocable collections and purchaser allocable miscellaneous payments.

                             In general, the Series Allocation Percentage with
                              respect to a Series and a Due Period is the percentage equivalent of a fraction, the numerator of which is an amount (with respect to any Series, the "Series Adjusted Invested Amount") equal to the sum of the initial principal amount of such Series and the Available Subordinated Amount, if any, for such Series and such Due Period (or, upon and after the occurrence of an amortization event or the commencement of the accumulation period with respect thereto, as of the day preceding such event) and the denominator of which is the Trust Adjusted Invested Amount for such Due Period. For a description of the purchaser allocation percentage with respect to a Purchased Interest, see "Master Trust Provisions--Master Trust Allocations" and "--Collections and Miscellaneous Payments".

                             Amounts allocated to each Series and Purchased
                              Interest are then further allocated between the investor certificateholders of such Series or the Purchasers of such Purchased Interest, as the case may be, and the Seller pursuant to the terms of the related Series Supplement or Receivables Purchase Agreement, as applicable. See "-- Allocations Between the Certificateholders and the Seller" below and "Series Provisions--Allocations Between Investor Certificateholders and the Seller".

                             For a description of allocations of Charged-Off
                              Amounts, see "Master Trust Provisions--Master Trust Allocations" and "--Charged-Off Amounts".

Rellocations and
 Subordination.............  To the extent that Collections of Receivables and other amounts that are allocated to the
                              certificateholders' interest of any Series or the Purchasers of any Purchased Interest are available to be reinvested in the Trust, they may be applied to cover principal payments due to or for the benefit of investor certificateholders, including investor certificateholders of another Series and Purchasers of other Purchased Interests. Any such reallocation will not result in a reduction in the certificateholders' interest of any Series. See "Master Trust Provisions--Master Trust Allocations" and "--Unallocated Collections".

                             No Series offered hereby will be subordinated to
                              any other Series. Further, no Series will be subordinated to or senior to any Purchased Interest. If a Series has more than one class of Investor Certificates, the related Prospectus Supplement may specify that one class will be subordinated to another class within such Series. The extent and manner of any such subordination will be specified in the related Series Supplement and described in the related Prospectus Supplement.

Allocations Between the
 Certificateholders and the
 Seller..................... Series Allocable Collections and Series Allocable
                              Miscellaneous Payments allocated to any Series with respect to any Due Period will be further allocated between the Certificateholders' Interest of that Series and the Seller's Interest based on the Investor Allocation Percentage and the Seller's Percentage, respectively, for such Series and Due Period.

                             In general, the Investor Allocation Percentage for
                              a Series of Investor Certificates and a Due Period is the percentage equivalent of a fraction, the numerator of which is the sum of the Invested Amount of such Series for such Due Period (or, upon and after the occurrence of an Amortization Event or the commencement of the Accumulation Period with respect thereto, as of the day preceding such event) and the Available Subordinated Amount, if any, the Yield Reserve and the Fee Reserve, in each case for such Series and such Due Period (or, upon and after the occurrence of an Amortization Event or the commencement of the Accumulation Period with respect thereto, as of the Due Period preceding the Due Period in which such event occurs) and the denominator of which is the Net Receivables Pool Balance for such Due Period multiplied by the Series Allocation Percentage for such Series and such Due Period, and the Seller's Percentage for a Series of Investor Certificates and a Due Period is 100% minus the Investor Allocation Percentage for such Series and such Due Period. See "Series Provisions--Allocations Between the Investor Certificateholders and the Seller".

Interest...................  Interest will accrue on the unpaid principal amount of the Investor Certificates of each Series at the per annum rate (the "Certificate Rate") either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein or in the related Prospectus Supplement, Collections of Receivables and certain other amounts allocable to the Certificateholders' Interest of each Series will be used to make interest payments to Investor Certificateholders of such Series on each interest payment date (each, an "Interest Payment Date") specified in the related Prospectus Supplement; provided that if an Early Amortization Period commences, thereafter interest will be distributed to Investor Certificateholders of such Series on each Special Payment Date. Interest for any Interest Payment Date will accrue from and including the preceding Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Closing Date for that Series) to but excluding the Interest Payment Date and will be calculated on the basis of a 360-day year of twelve 30-day months (for fixed-rate Investor Certificates) or the actual number of days elapsed divided by 360 (for floating-rate Investor Certificates), or such other method as is specified in the Prospectus Supplement for any Series of Investor Certificates. Interest with respect to such Series for any Interest Payment Date or Special Payment Date (each, a "Payment Date") due but not paid on such Payment Date will be due on the next succeeding Payment Date together with additional interest on such amount at the applicable Certificate Rate. See "Series Provisions--Interest" and "--Distributions".

Principal..................  It is expected that the final principal payment with respect to each Series of Investor
                              Certificates will be made on the applicable
                              Payment Date (each, an "Expected Final Payment Date") specified in the related Prospectus Supplement, provided that principal payments on a Series of Investor Certificates may be made on such other date or dates as shall be specified in such Prospectus Supplement. If a Series has more than one class of Investor Certificates, a different Expected Final Payment Date or date or dates for the payment of principal may be assigned to each class. The final principal payment with respect to the Investor Certificates of any Series may be paid earlier than the applicable Expected Final Payment Date if an Amortization Event occurs, or later under certain circumstances described herein. See "Series Provisions--Principal" and, for a description of factors that may affect the timing of principal payments on the Investor Certificates of each Series, "Risk Factors--Payments".

Revolving Period...........  Unless an Amortization Event occurs with respect to a Series of Investor Certificates, Collections of Receivables and certain other amounts otherwise allocable to the Certificateholders' Interest of that Series will generally be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest of such Series until the date specified in the related Prospectus Supplement as the end of the revolving period for that Series (a "Revolving Period"). See "Series Provisions--Principal" and see also "Series Provisions--Amortization Events" for a discussion of the events which might lead to the termination of the Revolving Period for a Series prior to its scheduled ending date.

Accumulation Period........  Unless an Early Amortization Period commences with respect thereto, the Investor Certificates of each Series will have an accumulation period (each an "Accumulation Period"), which will commence at the close of business on the date specified in the related Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series,
                              (b) payment of the Invested Amount of the Investor Certificates of such Series in full and (c) the Sale Date for such Series specified in the related Prospectus Supplement. During the Accumulation Period for a Series of Investor Certificates, Collections of Receivables and certain other amounts allocable to the Certificateholders' Interest of that Series will be deposited on each Distribution Date in one or more trust accounts (each a "Principal Funding Account") and used to make principal distributions to Investor Certificateholders of such Series when due. If a Series has more than one class of Investor Certificates, each class may have a separate Principal Funding Account. See "Series Provisions--Principal", "--Principal Funding
                              Accounts" and "--Distributions" for a more complete description of the conditions under which amounts will be accumulated in a Principal Funding Account for a Series.

Early Amortization Period..  During the period from the close of business on the business day immediately preceding the day in which an Amortization Event is deemed to have occurred with respect to any Series to the date on which the Invested Amount of the Investor Certificates of such Series has been paid in full or the Sale Date for such Series specified in the related Prospectus Supplement has occurred (an, "Early Amortization Period"), amounts allocable to the Certificateholders' Interest of such Series and, if the Amortization Event applies to other Series, to the investor certificateholders of such other Series that would otherwise be reinvested in the Trust or otherwise used to maintain the certificateholders' interest of such Series or accumulated in a principal funding account will instead be distributed as principal payments to the applicable investor certificateholders monthly on each Distribution Date (each, a "Special Payment Date") beginning with the first Special Payment Date. See "Series Provisions--Early Amortization Events" for a discussion of the events which might lead to the commencement of the Early Amortization Period with respect to a Series of Investor Certificates.

Servicing..................  The Servicer (currently CSX Transportation) is responsible for servicing, administering and making Collections on the Receivables. In certain limited circumstances CSX Transportation may resign or be removed as Servicer, in which event either the Trustee or a third-party servicer that meets certain eligibility standards set forth in the Pooling Agreement may be appointed as successor servicer. CSX Transportation or any such successor servicer is referred to herein as the "Servicer". CSX Transportation in the ordinary course of business may subcontract with any person for servicing, administering or collection of the Receivables; provided that such person shall not become Servicer, and CSX Transportation shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms of the Pooling Agreement. The Servicer will receive the Servicing Fee in respect of each Series and Purchased Interest, as servicing compensation from the Trust. See "Series Provisions--Servicing Compensation and Payment of Expenses".

Collection Procedures and
Lock Box Accounts........... The Obligors have been instructed to make payments with respect to the Receivables only to lock-box accounts maintained by the Seller (each, a "Lock-Box Account"). In the event of the occurrence of a Servicer Default, the Trustee may or, at the instruction of (a) holders of investor certificates evidencing more than 50% of the aggregate unpaid principal amount of any Series of investor certificates or (b) any Purchaser Agent, shall deliver to each Lock-Box bank a notice transferring exclusive dominion and control over the Lock-Box Accounts to the Trustee. See "Master Trust Provisions--Lock-

                              Box Accounts".

                             The Seller and the Servicer may at any time
                              establish alternative collection procedures that do not require the use of Lock-Box Accounts with the consent of each Purchaser Agent and any provider of Enhancement and upon satisfaction of the Rating Agency Condition. The Pooling Agreement may be amended to reflect the establishment of such alternative arrangements without the consent of investor certificateholders of any Series.

                             Currently, CSX Transportation, as Servicer, is
                              required to deposit all Collections received by it and all Collections deposited to Lock-Box Accounts, net of any amounts permitted to be deducted by the Servicer as described under "Master Trust Provisions--Deposits in Collection Account", into the Collection Account within two business days following receipt thereof. If, however, CSX Transportation is the Servicer and certain rating requirements are satisfied (which requirements are not currently satisfied), CSX Transportation will be able to use for its own benefit and not segregate Collections of Receivables received by it or deposited in the Lock-Box Accounts until each Transfer Date. See "Master Trust Provisions--Deposits in Collection Account".

Mandatory Reassignment and
 Transfer of Certain
 Receivables................ As of the closing date for each Series of Investor
                              Certificates specified in the related Prospectus Supplement and each Purchased Interest specified in the related Receivables Purchase Agreement (each, a "Closing Date"), the Seller will make certain representations and warranties in the Pooling Agreement with respect to the Receivables in its capacity as Seller, CSX Transportation will make certain representations and warranties in the Receivables Sale Agreement in its capacity as seller of the Receivables and CSX Transportation will make certain representations and warranties in the Pooling Agreement in its capacity as Servicer. See "The Pooling Agreement Generally-- Representations and Warranties" and "Description of the Receivables Sale Agreement--Representations and Warranties".

                             If the Seller breaches certain of its
                              representations and warranties with respect to any Receivable and such breach has a materially adverse effect on the certificateholders' interests of all Series or on the Purchased Interests in such Receivable, such Receivable will be reassigned to the Seller. Whenever the Seller is required to accept reassignment of a Receivable pursuant to the Pooling Agreement, then if the breach giving rise to such reassignment also constitutes a breach of CSX Transportation's representation in the Receivables Sale

                              Agreement, CSX Transportation shall pay to the Trustee on behalf of the Seller any amount required to be paid by the Seller to the Trustee under the Pooling Agreement. See "The Pooling Agreement Generally--Representations and
                              Warranties" and "Description of the Receivables Sale Agreement--Representations and Warranties".

                             If the Servicer fails to comply in all material
                              respects with certain covenants with respect to any Receivable and such non-compliance has a materially adverse effect on the certificateholders' interests of all Series or on the Purchased Interests in such Receivable, such Receivable will be assigned to the Servicer. In the event of a transfer of servicing obligations to a successor servicer, such successor servicer, rather than CSX Transportation, would be responsible for any failure to comply with the Servicer's covenants and warranties arising thereafter. See "The Pooling Agreement Generally-- Servicer Covenants".

Tax Status.................  In the opinions of special tax counsels for the
                              Seller, the Servicer and the Trust, the Investor Certificates are properly characterized as debt for Federal income tax purposes and for Florida and Virginia tax purposes. Each Investor Certificateholder, by the acceptance of an Investor Certificate, will agree to treat the Investor Certificates as indebtedness of the Seller for Federal, state and local income and franchise tax purposes. See "Certain Federal Income Tax Consequences" and "State Tax Consequences" for additional information concerning the application of federal, Florida and Virginia tax laws.

Rating Requirement.........  It is expected that the Investor Certificates of each Series will be rated in one of the top three generic rating categories by at least one nationally recognized rating agency. See "Risk Factors--Ratings of the Investor Certificates."

                                  RISK FACTORS

SECONDARY MARKET TRADING

     There is currently no market in the Investor Certificates, and there can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Investor Certificateholders with liquidity of investment or that it will continue for the life of the Investor Certificates. The Underwriters intend, but are not obligated, to make a market in the Investor Certificates.

PAYMENTS

     The Receivables may be paid at any time, and there is no assurance that there will be new Receivables created or that any particular pattern of Obligor repayments will occur. The full payment of the Invested Amount of a Series or class of Investor Certificates on its Expected Final Payment Date is primarily dependent on the rate of Obligor repayments and will not be made if such repayment amounts are insufficient to pay such Invested Amount in full. No assurance can be given as to the Obligor payment rates that will actually occur in any future period. The actual rate of accumulation of principal in a Principal Funding Account and the amount of Available Investor Collections with respect to any Series of Investor Certificates on any Distribution Date will depend on, among other factors, the rate of repayment, the timing of the receipt of repayments and the rate of default by Obligors. As a result, no assurance can be given that the Invested Amount of a Series or class of Investor Certificates will be paid on its respective Expected Final Payment Date or other date for payment of principal thereof specified in the related Prospectus Supplement.

     If the rate at which new Receivables are generated declines significantly or, if for any other reason the Trust Assets decline significantly, an Amortization Event could occur. The Pooling Agreement provides that, in the event that the Net Receivables Pool Balance is not maintained at a certain level, the Seller will suspend reinvestment by the Purchasers under each Receivables Purchase Agreement and distribute Collections allocated to the Purchasers pursuant to such agreements. Payments of such amounts to the Purchasers should have the effect, so long as new Eligible Receivables are being generated, of increasing the portion of the Net Receivables Pool Balance available to maintain each Series. There can be no assurance, however, that the aggregate principal amount of the Purchased Interests, if any, then outstanding will be sufficiently large that such suspension of reinvestment and distribution of amounts to Purchasers will restore the Net Receivables Pool Balance to such specified level. In the event that the Net Receivables Pool Balance is not maintained at the specified level with respect to any Series of Investor Certificates, an Amortization Event will occur with respect to that Series. See "Series Provisions--Amortization Events" and "Master Trust Provisions-- Suspension of Reinvestment".

     If an Insolvency Event relating to the Seller occurs, the Seller shall immediately cease to transfer Receivables to the Trust. However, in a bankruptcy proceeding, the Trustee may not be permitted to suspend transfers of Receivables to the Trust. See "Certain Legal Aspects." In addition, pursuant to the Receivables Sale Agreement, the Seller, as purchaser thereunder, shall not continue to purchase Purchased Assets from CSX Transportation upon the filing against either the Seller or CSX Transportation of certain federal tax or ERISA liens, as described under "Description of the Receivables Sale Agreement -- Sale of Receivables." Such event could lead to an Amortization Event under the Pooling Agreement.

COMPETITION IN THE TRANSPORTATION INDUSTRY

     CSX Transportation, as a provider of railroad transportation, faces significant competition from trucking companies and other railroads and, to some extent, from barge lines. The development of the interstate highway system beginning in the late 1950s permitted the trucking industry, and shippers with their own trucks, to divert a substantial amount of freight from railroads. The trucking industry is especially competitive in the eastern United States, CSX Transportation's primary market, because, on average, freight in such area is moved shorter distances than in the western United States, and the cost characteristics of the railroad and trucking industries generally make trucks more competitive over short distances. Price and service competition from trucks is especially evident in the movement of nonbulk commodities. Competition from trucks has been increased by legislation removing certain barriers to entry into the trucking business and allowing the use of wider, longer and heavier trailers and multiple trailer combinations.

     As a result of such competition, the rate at which new Contracts are entered into and new Receivables are generated may be reduced and certain purchase and payment patterns with respect to the Receivables may be affected. The Trust will be dependent upon CSX Transportation's continued ability to enter into new Contracts and to generate new Receivables. If the rate at which new Receivables are generated declines significantly, an Amortization Event could occur.

JOINT ACQUISITION OF CONRAIL

     In 1997, CSX Corporation, the parent company of CSX Transportation, entered into an agreement with Norfolk Southern Corporation ("NSC") for the joint acquisition of and allocation of the assets of Conrail Inc. ("Conrail").
Conrail is a holding company of which the principal subsidiary is Consolidated Rail Corporation, a freight railroad that operates approximately 10,500 route miles in the Northeast and Midwest of the United States and in the Province of Quebec, Canada. The consolidation of the Conrail lines allocated to CSX will add 3,500 route miles, or 19%, to CSX Transportation's rail network, in addition to approximately 1,200 additional route miles to be shared with NSC.

     The exercise of control over Conrail by CSX Corporation and NSC remains subject to a number of conditions and approvals, including approval by the Surface Transportation Board (the "STB"). When the parties are permitted to assume control of Conrail, the assets and liabilities of Conrail will be segregated into three groups. One group of assets, primarily the assets of the former Penn Central Railroad, will be operated by NSC, one group of assets, primarily the assets of the former New York Central Railroad, will be operated by CSX Transportation, and the third group of assets, primarily terminal assets in northern New Jersey, southern New Jersey, Philadelphia and Detroit, will be jointly owned by the parties (CSX Transportation's allocated portion of the Conrail properties, the "Allocated Conrail Assets"). CSX Transportation is actively planning to operate the Allocated Conrail Assets and expects to begin those operations without disruptions in service. However, in the transition, there is a possibility of service disruptions and resulting billing corrections as systems and rail traffic are integrated. CSX Transportation management believes any such disruptions will be minor and remedied in the short-term.

     Initially, after STB approval, the receivables generated by Conrail will be billed and serviced on Conrail's existing system and will not be Trust Assets. After the integration of the operations of the Allocated Conrail Assets with the other operations of CSX Transportation, the rail freight receivables arising from the operation of the Allocated Conrail Assets will, for all purposes, be generated, billed and serviced in the same manner as all other Receivables and will be considered to be part of the Receivables.

ECONOMIC FACTORS

     Economic factors, including the occurrence of a recession or other economic downturn, may have an adverse impact upon the performance of the Receivables and CSX Transportation's ability to enter into new Contracts and to generate new Receivables. Specifically, negative economic developments could have an adverse impact on the timing and amounts of payments made by Obligors in respect of Receivables and could cause such Obligors to become bankrupt or insolvent.

INDUSTRY FACTORS

     Industry factors also may have an adverse impact upon the performance of the Receivables and CSX Transportation's ability to enter into new Contracts and to generate new Receivables. Such factors include weather and labor relations between coal producers and mine workers in the case of coal shipments; and environmental regulations in the case of certain chemical shipments.

LABOR RELATIONS

     CSX Transportation is unionized and is in negotiations with rail labor with respect to integration of operations on the Allocated Conrail Assets. There is the possibility of work stoppage due to strikes. In the recent past, actual and threatened strikes involving CSX Transportation employees were averted or, in the case of an actual strike, resolved in a matter of days, through arbitration proceedings. Any work stoppage by CSX Transportation's employees, could, depending on its length, have an adverse effect on CSX Transportation's performance under the Contracts and its ability to generate new Receivables. There can be no assurance that CSX Transportation will not experience significant work stoppages in the future.

SET-OFF RISK

     Currently, CSX Transportation and certain Obligors, principally other railroads that settle their interline freight receivables through the AAR Clearinghouse, as described under "The Receivables--General" herein, have a number of mutual debts. Each Obligor may be able to set-off its mutual debts, including if CSX were to become a debtor in a bankruptcy case.

ISSUANCE OF ADDITIONAL SERIES AND PURCHASED INTERESTS

     The Trust, as a master trust, may issue from time to time Series and sell from time to time additional Purchased Interests. While the terms of any Series will be specified in a Series Supplement and the terms of any Purchased Interest will be specified in a Receivables Purchase Agreement, the provisions of a Series Supplement or Receivables Purchase Agreement, and therefore, the terms of any additional Series or Purchased Interest, as the case may be, will not be subject to the prior review or consent of holders of the investor certificates of any previously issued Series. Such terms may include methods of determining applicable investor percentages and allocating Collections, provisions creating different or additional security or other Enhancements (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Pooling Agreement which is made applicable only to such Series.

     The obligation of the Trustee to issue any new Series or to sell any new Purchased Interest is subject to the following conditions, among others: (a) each Rating Agency shall have notified the

Seller, the Servicer and the Trustee in writing that such issuance or, if any rated investor certificates are then outstanding, such sale will not result in a reduction or withdrawal of the rating of any outstanding Series or class (the "Rating Agency Condition") and (b) the Seller shall have delivered to the Trustee, each Purchaser Agent and any provider of Enhancement a certificate of an authorized officer to the effect that the Seller reasonably believes that such issuance or sale will not (i) at the time of its occurrence or at a future date, cause the occurrence of an amortization event with respect to any Series or the occurrence of an event of termination (defined generally as the suspension of investment in Receivables and the liquidation, via collection, of a Purchased Interest) with respect to any Purchased Interest or (ii) adversely affect in any manner the timing or amount of payments to investor certificateholders of any Series (any of the conditions referred to in the preceding clauses (i) and (ii) are referred to herein as an "Adverse Effect"). The Seller may also from time to time direct the Trustee, on behalf of the Trust, to extend any Receivables Purchase Agreement or to increase the aggregate amount of Purchased Interests pursuant to any existing Receivables Purchase Agreement. The obligation of the Trustee to execute and deliver all documents in connection with such extension or increase is subject to the satisfaction of certain other conditions. The Rating Agency Condition, however, need not be satisfied in connection with any such extension or increase. There can be no assurance that the terms of any other Series or Purchased Interest, including any Series or Purchased Interest issued from time to time hereafter, or the extension of any Receivables Purchase Agreement or increase in the amount of any Purchased Interest might not have an impact on the timing or amount of payments received by an Investor Certificateholder. See "Master Trust Provisions--New Issuances; Other Modifications".

ABILITY OF SERVICER TO CHANGE PAYMENT TERMS

     Provided that no amortization event, Servicer Default or event of termination under a Receivables Purchase Agreement shall have occurred and be continuing, the Servicer (if CSX Transportation) will have the right to, in accordance with the credit and collection policies and procedures of CSX Transportation with respect to Contracts and Receivables (as amended or supplemented from time to time, the "Credit and Collection Policy"), extend the maturity or adjust the outstanding balance of any Defaulted Receivable, or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto, all as it may determine to be appropriate to maximize collections thereof. In servicing the Receivables, the Servicer will be required to exercise reasonable care and diligence and to comply with the Credit and Collection Policy. The Servicer also may be obligated to rescind or cancel any Receivable to the extent ordered by a court of competent jurisdiction or other governmental authority. The Servicer has agreed not to make any change to the Credit and Collection Policy which would both impair the collectibility of any Receivable and also have a material adverse effect on the Investor Certificateholders or the Purchasers unless such change is made with the prior approval of each Purchaser Agent and the Rating Agency Condition is satisfied with respect thereto. Except as specified above, there are no restrictions on the ability of the Servicer to change the terms of the Contracts or the Receivables. While the Servicer has no current intention of taking actions that would change the payment or other terms of the Contracts or the Receivables, there can be no assurances that changes in the marketplace or prudent business practice might not result in a determination to do so.

CERTAIN LEGAL MATTERS

     Competing Liens. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") as in effect in Florida and Virginia, applicable United States federal law and the applicable laws in effect in Canada in which prior or subsequent transferees of Receivables could have an interest in such Receivables with priority over the Trust's interest. See "Certain Legal Aspects of the Receivables--Transfer of the Receivables". Under the Receivables Sale Agreement, CSX Transportation has warranted to the Seller and, under the Pooling Agreement, the Seller has warranted to the Trust that the Receivables have been and will be transferred free and clear of the lien of any third party. Each of CSX Transportation and the Seller has also covenanted that, except for the conveyances under the Pooling Agreement, the Receivables Sale Agreement and the Receivables Purchase Agreements, it will not sell, pledge, assign, transfer or grant any lien on any Receivable or any other Trust Asset.

     CSX Transportation has warranted to the Seller in the Receivables Sale Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, CSX Transportation and the Seller have and will treat the transactions described in the Receivables Sale Agreement as a sale of the Receivables to the Seller, and CSX Transportation has and will take all actions that are required under Florida and Virginia law to perfect the Seller's ownership interest in the Receivables. See "Certain Legal Aspects of the Receivables--Transfer of the Receivables". Notwithstanding the foregoing, if CSX Transportation were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Seller (and therefore to the Trust and to the Investor Certificateholders) could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge, then a tax lien, government lien or other nonconsensual lien on the property of CSX Transportation arising before any Receivables come into existence may have priority over the Seller's interests in such Receivables. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy".

     Bankruptcy. If the transactions contemplated in the Receivables Sale Agreement are treated as a sale, the assets of the Seller would not generally be part of CSX Transportation's bankruptcy estate and would not be available to CSX Transportation's creditors. The U.S. Court of Appeals for the Tenth Circuit in Octagon Gas System, Inc. v. Rimmer concluded on May 27, 1993 that "accounts", as
------------------------    ------
defined in the UCC, and which could include the Receivables, may properly be included in the bankruptcy estate of a transferor regardless of whether the transfer of such Receivables is treated as a sale or a secured loan. The circumstances under which the Octagon ruling would apply are not fully known and
                              -------
the extent to which the Octagon decision will be followed in other courts or
                        -------
outside the Tenth Circuit is not certain. If the conclusions in that case were applied in a CSX Transportation bankruptcy, the Receivables would be subject to claims of certain creditors and would be subject to the potential delays and reductions in payments to the Seller and Investor Certificateholders described in the preceding paragraph even if the transfer is treated as a sale.

     In addition, if CSX Transportation were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a bankruptcy court to order that the Seller be substantively consolidated with CSX Transportation, delays in and reductions in the amount of distributions on the Investor Certificates could occur.

     The Seller has warranted in the Pooling Agreement that its transfer of the Receivables to the Trust is either a sale of the Receivables to the Trust or a grant of a first priority perfected "security interest" (as defined in the UCC) in the Seller's rights in such property to the Trust. The Seller has and will take all actions that are required under applicable state law to perfect the Trust's interest in the Receivables and the Seller has warranted that, if the transfer by the Seller to the Trust is a grant to the Trust of a security interest in the Receivables, the Trust will at all times have a first priority perfected security interest therein and, with certain exceptions, in the proceeds thereof. Nevertheless, if the transfer of the Receivables to the Trust were deemed to create a security interest therein under the UCC as in effect in Virginia, a tax or statutory lien or other nonconsensual lien on property of CSX Transportation or the Seller arising before a Receivable is transferred to the Trust may have priority over the Trust's interest in such Receivables. If the Seller were to become a debtor in a bankruptcy case and a bankruptcy trustee or a creditor of the Seller or the Seller itself as debtor in possession were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in distributions on the Investor Certificates or (should the bankruptcy court rule in favor of any such trustee or creditor) reductions in such distributions could result.

     If certain events relating to the bankruptcy of CSX Transportation or the Seller were to occur, then an Amortization Event would occur. In addition, if such events relating to the Seller occur, the Seller shall immediately cease to transfer Receivables to the Trust, and the Trustee shall sell all Receivables then in the Trust unless each Purchaser and investor certificateholders holding investor certificates of each Series or each class of each Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or such class instruct the Trustee not to sell the Receivables. However, in a bankruptcy proceeding, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect. See "Certain Legal Aspects". The proceeds from the sale of the Receivables will be treated as Collections on the Receivables and allocated accordingly among holders of investor certificates of each Series, Purchasers of Purchased Interests and the Seller. If the portion of such proceeds allocable to pay principal in respect of the Certificateholders' Interest of any Series is insufficient to pay the entire Invested Amount of that Series, the holders of such Certificates will suffer a loss.

     Payments made in respect of repurchases of Receivables or of the certificateholders' interest therein by CSX Transportation or the Seller pursuant to the Pooling Agreement or the Receivables Sale Agreement may be recoverable by CSX Transportation or the Seller as debtor in possession or by a creditor or a trustee-in-bankruptcy of CSX Transportation or the Seller as a preferential transfer from CSX Transportation or the Seller, as the case may be, if such payments are made within one year prior to the filing of a bankruptcy case in respect of CSX Transportation or the Seller, as the case may be.

     Application of federal and state bankruptcy and debtor relief laws could affect the interests of the Investor Certificateholders in the Receivables if such laws result in any Receivables being charged off as uncollectible or result in delays in payments due on such Receivables. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy".

     Commingling of Collections. Currently, CSX Transportation, as Servicer, is required to deposit all Collections received by it, including Collections deposited to Lock-Box Accounts, to the extent required as described under "Master Trust Provisions--Deposits in Collection Account", into the Collection Account within two business days following receipt thereof. Subject to the express terms of any Series Supplement or Receivables Purchase Agreement, if CSX Transportation obtains and for so long as it maintains a short-term rating of at least A-1 by Standard & Poor's and P-1 by Moody's (which it does not currently maintain), CSX Transportation, as Servicer, will be allowed to, subject to certain conditions, commingle and use for its own benefit all Collections received by it until each Transfer Date and, in the event of the insolvency of CSX Transportation or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected ownership or security interest in such Collections. See "Certain Legal Aspects of the Receivables--Transfer of Receivables" and "--Certain Matters Relating to Bankruptcy".

     Breaches of Representations and Warranties. Pursuant to the Pooling Agreement, if the interest of the investor certificateholders of all Series or any Purchased Interest in a Receivable is materially adversely affected by the failure of the Receivable or the Contract related thereto to comply in all material respects with applicable requirements of law, such Receivable will be reassigned to the Seller or, in some circumstances, assigned to the Servicer.
On each Closing Date, the Seller will make certain representations and warranties relating to the validity and enforceability of the Receivables. The sole remedy if any such representation or warranty is breached and such breach has a material adverse effect on the interest of investor certificateholders of all Series or the Purchased Interest in any Receivable and continues beyond the applicable cure period, if any, is that the Receivable affected thereby will be reassigned to the Seller or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Seller may be obligated to accept the reassignment of the certificateholders' interest of all Series or the Purchased Interests. See "The Pooling Agreement Generally--Representations and Warranties" and "--Servicer Covenants" and "Certain Legal Aspects of the Receivables--Laws Applicable to the Contracts and the Receivables".

CONTROL

     Subject to certain exceptions, a certain percentage of the investor certificateholders of each Series or any Purchaser Agent, on behalf of the Purchasers, may take certain actions, or direct certain actions to be taken, under the Pooling Agreement, the related Series Supplement or the related Receivables Purchase Agreement with respect to that Series or Purchased Interest. However, under certain circumstances, the consent or approval of a specified percentage of the aggregate unpaid principal amount of the investor certificates of all outstanding Series and Purchased Interests will be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default and amending the Pooling Agreement under certain circumstances.

     In addition, under certain circumstances, a Purchaser or a Purchaser Agent, on behalf of a Purchaser, may have approval rights for certain actions which may be taken by the Servicer or the Seller under the Pooling Agreement, without the consent or approval of the investor certificateholders. These rights include
(i) the right to approve the establishment of alternative collection procedures that do not require the use of Lock-Box Accounts, (ii) the amendment of the terms and provisions of the Credit and Collection Policy and (iii) the appointment of a successor Trustee.

RATINGS OF THE INVESTOR CERTIFICATES

     It is expected that the Investor Certificates of each Series will have a credit rating in one of the top three generic rating categories by at least one nationally recognized rating agency (the rating agency or rating agencies designated by the Seller in the Series Supplement in respect of the investor certificates of any Series are referred to hereinafter as the "Rating Agency"). The rating of the Investor Certificates of any Series is based primarily on the value of the Receivables, the Available Subordinated Amount of Receivables required with respect to such Investor Certificates, the circumstances in which funds may be drawn under the Enhancement, if any, for the benefit of the Investor Certificateholders of such Series, the terms of any applicable Enhancement described in the related Prospectus Supplement and the credit rating of the Servicer.

     The ratings of the Investor Certificates of any Series are not a recommendation to purchase, hold or sell such Investor Certificates, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that the ratings of the Investor Certificates of any Series will remain for any given period of time or that such ratings will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. Although the ratings of the Investor Certificates of any Series address the respective likelihood of the ultimate payment of principal and interest on such Investor Certificates, such ratings do not address the likelihood that the outstanding principal amount of a class of Investor Certificates of such Series will be paid by its respective Expected Final Payment Date or on any other date specified in the related Prospectus Supplement for the payment of such principal. The ratings also do not address the possibility of the occurrence of any Amortization Event which could result in the payment of the outstanding principal amount of a Series of Investor Certificates prior to its respective Expected Final Payment Date or other date specified in the related Prospectus Supplement for the payment of principal thereof.

BOOK-ENTRY REGISTRATION

     Unless the Prospectus Supplement for a Series of Investor Certificates specifies that Investor Certificates will be in definitive form, the Investor Certificates of each Series will be initially represented by one or more Investor Certificates registered in the name of Cede & Co. ("Cede"), the nominee for DTC, and will not be registered in the names of the Investor Certificateholders or their nominees. Consequently, unless and until Definitive Certificates are issued, Investor Certificateholders will not be recognized by the Trustee as "Investor Certificateholders" (as such term is used in the Pooling Agreement and the applicable Series Supplement). Hence, until such time, Investor Certificateholders will only be able to exercise the rights of Investor Certificateholders indirectly through DTC and its participating organizations. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates".

                                THE RECEIVABLES

GENERAL

     The Receivables have been and will be generated pursuant to Contracts entered into from time to time by CSX Transportation and are and will be serviced by CSX Transportation as the Servicer. CSX Transportation is engaged primarily in the business of railroad transportation and currently operates a system comprising approximately 18,300 route miles of track in 20 states in the East, Midwest and South of the United States and in the Province of Ontario, Canada. It is expected that the number of route miles of track operated by CSX Transportation, and the number of states and regions in which CSX Transportation operates, will increase if and when the joint acquisition by CSX Corporation and Norfolk Southern Corporation of Conrail is completed and CSX Transportation integrates the operations of the Allocated Conrail Assets into its own operations. See "Risk Factors--Joint Acquisition of Conrail." CSX Transportation conducts railroad operations in its own name and through railroad subsidiaries. At December 26, 1997, CSX Transportation owned or leased approximately 2,800 locomotives and 97,500 railcars of various types.

     The Receivables include freight transportation receivables (consisting of customer freight receivables and interline freight receivables as described below) due from shippers and consignees.

     The Receivables arise from freight traffic that either (i) originates on CSX Transportation's line as a prepaid movement (i.e., the shipper is billed) or
(ii) terminates on CSX Transportation's line as a collect shipment (i.e., the consignee pays). In both cases, CSX Transportation is responsible for direct billing to the Obligor and, if the shipment is an interline movement (as opposed to local traffic, which originates and terminates on CSX Transportation's line), remitting a portion of the freight bill to the other carriers, primarily via the Association of American Railroads Clearinghouse ("AAR Clearinghouse"). The AAR Clearinghouse is a trust established and run by the Association of American Railroads, the responsibility of which is to handle funds on behalf of participating railroads in settlement of interline balances.

     Standard payment terms for customer freight receivables are 15 days from freight bill date. Interline freight receivables due from other railroads are mainly settled monthly via the AAR Clearinghouse, as described below.

     Interline freight receivables arise when more than one railroad is involved in a freight haul, with the revenues apportioned among the respective carriers. The railroad responsible for collecting the freight bill is also obligated to remit to each participating railroad that carrier's share of the revenue. Such funds, pursuant to the AAR Clearinghouse procedures, may be required to be held in trust on behalf of the other railroads, pending settlement between the carriers.

     Most railroads, particularly the large Class I carriers, settle their interline freight receivables (and payables) on a monthly basis through a wire transfer process as members of the AAR Clearinghouse, under the auspices of which the settlement rules and procedures have been established. Settlements can be made between the participating carriers on the second working day of the month for the prior month's shipments.

     The net amount to be settled between two or more railroads is generated from the information contained in the waybill, which is the contract between the railroads moving the shipment. CSX

Transportation obtains this interline freight settlement information from its computerized waybill database and compiles it into an overall summary report indicating either a net receivable or net payable position. Concurrently, the other railroads prepare their summaries of the interline accounts which are then exchanged prior to settlement. The exchange of these statements between railroads determines an overall net balance and this balance is settled by wire transfer.

     For the purposes of determining the Outstanding Balance with respect to interline freight receivables, the amount of Eligible Receivables will be the net amount of interline freight receivables settled through the AAR Clearinghouse. In that calculation, such net amount of interline freight receivables will equal the aggregate amount of interline freight receivables owed to CSX Transportation less the aggregate amount of interline freight payables owed by CSX Transportation. The tables below generally reflect the gross amount of Receivables before making any adjustments required in the determination of the Outstanding Balance. Therefore, the amount of Receivables included in the Outstanding Balance will be less than the amount of gross Receivables shown in the tables below.

     The following tables set forth certain information on the Receivables. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth herein may vary significantly as of any other date of determination. In addition, CSX Transportation's joint acquisition of Conrail and addition of Conrail receivables to the pool of Receivables held by the Trust may also vary the characteristics set forth herein. See "Risk FactorsJoint Acquisition of Conrail."

     Receivable Types. Below is a summary of the composition of the Receivables pool by receivable type as of March 27, 1998, March 28, 1997 and end of fiscal year 1997, 1996, and 1995. There can be no assurance that the composition of the Receivables pool by receivable type in the future will be similar to the figures set forth below.


                                                            RECEIVABLE TYPES
                                                     (IN THOUSANDS OF DOLLARS)(1)
                                                                                 AS OF
                                  --------------------------------------------------------------------------------------------------
                                                  MARCH 27, 1998                                          MARCH 28, 1997
                                  --------------------------------------------------------------------------------------------------

                                       UNPAID                         % OF                         UNPAID                    % OF
RECEIVABLE TYPE                        BALANCE                         POOL                       BALANCE                     POOL
---------------                        -------                         ----                       -------                     ----
Customer Freight Billed.........        $336,203                      51.57%                      $320,107                   50.63%
Interline Freight Billed........           9,643                       1.48%                        11,027                    1.75%
Unbilled (Customer and
Interline Freight)(2)...........         306,125                      46.95%                       301,063                   47.62%

                                  --------------               --------------               --------------          --------------

Total Freight Receivables.......        $651,971                     100.00%                      $632,197                  100.00%
                                  ==============               ==============               ==============          ==============

(1)  Receivables that appear on CSX Transportation's general ledger as "Doubtful Accounts Receivable -- Customers", "Accounts in
     Litigation and Disputes", and "Accounts Receivable -- In Hands of Treasury" are excluded from the calculations in this table.
(2)  Unbilled receivables represent amounts earned but not yet billed by CSX Transportation. A substantial portion of unbilled balances are represented by interline shipments.

                                                                 RECEIVABLE TYPES
                                                           (IN THOUSANDS OF DOLLARS)(1)
                                                                                    AS OF
                               ----------------------------------------------------------------------------------------------------
                                         DECEMBER 26, 1997                 DECEMBER 27, 1996               DECEMBER 29, 1995
                               ---------------------------------- ---------------------------------- ------------------------------

                                   UNPAID               % OF             UNPAID          % OF              UNPAID            % OF
RECEIVABLE TYPE                   BALANCE               POOL            BALANCE          POOL             BALANCE            POOL
-------------------------         -------               ----            -------          ----             -------           -----
Customer Freight Billed......       $340,355            51.22%         $305,274           51.62%          $290,250           52.76%
Interline Freight Billed.....         13,871             2.09%              704            0.12%            13,482            2.45%
Unbilled (Customer and
 Interline Freight)(2).......        310,191            46.69%          285,383           48.26%           246,453           44.79%
                               -------------     -------------    -------------    -------------     -------------    -------------
Total Freight Receivables....       $664,417           100.00%         $591,361          100.00%          $550,185          100.00%
                               =============     =============    =============    =============     =============    =============
(1)  Receivables that appear on CSX Transportation's general ledger as "Doubtful Accounts Receivable -- Customers", "Accounts in
     Litigation and Disputes", and "Accounts Receivable -- In Hands of Treasury" are excluded from the calculations in this table.
(2)  Unbilled receivables represent amounts earned but not yet billed by CSX Transportation. A substantial portion of unbilled balances are represented by interline shipments.

     Obligor Concentrations. Obligor concentrations with respect to the Receivables are small relative to the total Receivables pool. The three largest Obligors, accounted for approximately 2.9%, 2.4% and 1.4%, respectively, of the total pool as of March 27, 1998. The ten largest Obligors comprised approximately 12.5% of the Receivables pool as of March 27, 1998. Subject to the satisfaction of certain conditions specified in the Receivables Sale Agreement and Pooling Agreement, CSX Transportation and the Seller may remove, on a prospective basis, the Receivables of any Obligor from the Receivables pool. There can be no assurance that current Obligors will continue as Obligors or that the levels of Obligor concentration in the future will be similar to that set forth above, including after the Conrail integration. See "The Pooling Agreement Generally--Removal of Obligors".

     Freight by Market Groups. Coal and chemical carloads have traditionally been CSX Transportation's largest revenue producers, together accounting in the fiscal year ended December 26, 1997 for approximately 50% of the company's total freight revenue; automobile, minerals (other than coal), agricultural products, forest products, food and consumer products, metals and phosphates and fertilizer carloads account for the rest of CSX Transportation's freight revenue. The table below sets forth the aggregate amount of freight revenue by market group for each of the periods shown. There can be no assurance, however, that market group diversity with respect to the freight receivables of the type to be included in the Trust (the "Portfolio") will be similar in the future to the market group diversity set forth below.

                                       FREIGHT REVENUE BY MARKET GROUPS
                                           (IN MILLIONS OF DOLLARS)
                                  QUARTERS ENDED                               FISCAL YEARS ENDED
                    ------------------------------------   --------------------------------------------------------
                        MARCH 27,          MARCH 28,           DECEMBER 26,       DECEMBER 27,       DECEMBER 29,
                          1998               1997                 1997               1996               1995
                    ----------------  ------------------   -----------------  -----------------   -----------------
Coal............    $ 366    30.58%   $  389    32.02%      $1,560    32.11%   $1,584    33.24%   $1,530    32.69%
Chemicals.......      188    15.71%      189    15.56%         747    15.37%      721    15.13%      700    14.95%
Automotove......      130    10.86%      136    11.19%         543    11.18%      520    10.91%      503    10.75%
Forest Products.      126    10.53%      128    10.54%         499    10.27%      499    10.47%      488    10.42%
Minerals........       94     7.85%       93     7.65%         394     8.11%      381     7.99%      375     8.01%
Agricultural
Products.......        91     7.60%       92     7.57%         347     7.14%      343     7.20%      344     7.35%
Metals..........       78     6.52%       75     6.17%         314     6.46%      290     6.09%      291     6.22%
Phosphates and
Fertilizer.....        83     6.93%       75     6.17%         292     6.01%      279     5.86%      282     6.02%
Food and
Consumer.......        41     3.42%       38     3.13%         163     3.35%      148     3.11%      168     3.59%
                   ------   -------   ------   -------      ------   -------   ------   -------   ------   -------
Total Freight
Revenue........    $1,197   100.00%   $1,215   100.00%      $4,859   100.00%   $4,765   100.00%   $4,681   100.00%
                   ======   =======   ======   =======      ======   =======   ======   =======   ======   =======

PORTFOLIO TURNOVER AND CREDIT EXPERIENCE

     Days Sales Outstanding. The tables below set forth turnover, days sales outstanding, and monthly payment rates for the Portfolio for each of the periods shown. There can be no assurance, however, that turnover, days sales outstanding, and monthly payment rates with respect to the Receivables in the future will be similar to the historical figures set forth below with respect to the Portfolio.


                                           PORTFOLIO TURNOVER HISTORY
                                           (IN THOUSANDS OF DOLLARS)

                             COLLECTIONS             BEGINNING
                             OF FREIGHT          NET RECEIVABLES                                 DAYS SALES
                             RECEIVABLES          POOL BALANCE              TURNOVER(1)          OUTSTANDING(2)
                        -------------------      -----------------      ----------------     --------------------
Quarters Ended
 March 27, 1998.......         $1,206,676               $464,954                 10.38                   34.68
 March 28, 1997.....            1,249,656                429,518                 11.64                   30.93
Fiscal Years Ended
 December 26, 1997....          4,896,519                458,277                 10.68                   33.71
 December 27, 1996....          4,701,599                432,227                 10.88                   33.09
 December 29, 1995....          4,675,250                447,764                 10.44                   34.48
(1)  Defined as Collections of Freight Receivables (Customer and Interline) divided by Beginning Net Receivables Pool Balance.
     Figures for the quarters ended March 27, 1998 and March 28, 1997 are based on annualized collections for the period.
(2)  Defined as 360 days divided by Turnover.

                                                MONTHLY PAYMENT RATE HISTORY(1)
                                          MAXIMUM                          MINIMUM                          AVERAGE
                                    MONTHLY PAYMENT RATE             MONTHLY PAYMENT RATE             MONTHLY PAYMENT RATE
                                 ------------------------          -----------------------          ------------------------
Quarters Ended
   March 27, 1998..............                94.72%                           76.68%                           83.84%
   March 28, 1997...........                  109.02%                           85.26%                           94.93%
Fiscal Years Ended
   December 26, 1997........                  114.70%                           84.03%                           93.05%
   December 27, 1996........                  117.34%                           72.60%                           92.26%
   December 29, 1995........                  101.33%                           81.15%                           92.84%
(1)  Defined as the sum of the aggregate amount of Collections for a Due Period divided by the Net Receivables Pool Balance as of the last day of such Due Period.

     Portfolio Dilution Experience. The table below displays dilution experience for the Portfolio for each of the periods shown. Dilution refers to reductions in Receivables balances due to non-cash adjustments, primarily billing errors. Actual dilution experience for the Receivables may be different in the future from that shown with respect to the Portfolio in the following table.


                                                       PORTFOLIO DILUTION EXPERIENCE
                                                         (IN THOUSANDS OF DOLLARS)

                                             QUARTERS ENDED                                  FISCAL YEARS ENDED
                                   ----------------------------------    ---------------------------------------------------------
                                       MARCH 27,         MARCH 28,         DECEMBER 26,         DECEMBER 27,         DECEMBER 29,
                                         1998              1997               1997                 1996                 1995
                                   ----------------  ----------------    ---------------    ------------------    ----------------

Average Receivables
 Outstanding(l)..................         $686,957          $652,407           $653,519             $618,325             $577,890
Average Monthly Dilutions(2).....         $  6,812          $  6,408           $  6,138             $  6,685             $  7,741
Average Monthly Dilutions as a
 Percentage of Average
 Receivables Outstanding.........           0.9916%           0.9822%            0.9392%              1.0811%              1.3395%
(1)  Defined as the sum of aggregate freight accounts receivable at the end of each month of the period divided by the number of months in the period.
(2)  Defined as dilutions by month for each of the above periods divided by the respective number of months in each period.

CONTRACTS

     CSX Transportation's customers normally make shipping arrangements that generate Contracts through CSX Transportation's sales and marketing departments, which work closely with the credit department. For large customers, the principal contact in the sales and marketing departments is a designated national account manager. For smaller customers, an account executive is identified.

     In most cases, shipping arrangements are governed by transportation contracts. Those agreements vary considerably, with arrangements with CSX Transportation's largest customers being more extensively negotiated. Such agreements may cover a single freight move; they may contain multi-year commitments; they may contain precise specifications for equipment or they may contain volume requirements or discounts. Shipping that is not covered by transportation contracts moves either under tariffs filed with the Interstate Commerce Commission or under unregulated price quotations.

CREDIT POLICY AND PROCEDURES

     CSX Transportation's Credit Administration department, located in Jacksonville, Florida, is responsible for credit approval, monitoring and collection of receivables. The department has eleven full time employees including a director, two managers, an administrative aide and seven credit associates.

     Credit Approval Process. The credit approval process is directed primarily to new freight customers that wish to ship goods on CSX Transportation's rail system on credit terms. Because the bulk of CSX Transportation's business with interline carriers is conducted with eight large railroads with established payment histories and longstanding relationships, no formal credit approval process is required on an on-going basis for interline carriers.

     CSX Transportation receives approximately ninety requests for credit per month, most of which are for small amounts (less than $5,000) from small companies. Processing new credit requests is presently handled by one full time employee.

     CSX Transportation's credit granting process relies on an analysis of a customer's ability to repay debt as evidenced by audited financial statements or credit and payment analysis reports published by credit agencies.

     CSX Transportation requests two years of audited financial statements from the new customer and sends out a credit application form. CSX Transportation also utilizes Dun & Bradstreet payment analysis reports in order to determine the company's financial status and payment history.

     Once CSX Transportation has received the requisite financial data on the new customer, the credit analysis focuses on the adequacy of the customer's liquidity (working capital), profitability and shareholders' equity. If the analysis warrants extension of credit, approval may be granted by the credit analyst up to $5,000. Requests over $5,000 up to $25,000 must be approved by one of the two credit managers, and requests over $25,000 must be approved by the Director of Credit Administration.

     Customers that are considered to be marginal credit risks may be required to provide additional security, such as a surety agreement, cash deposit, bond, financial guarantee, letter of credit or cash in advance.

     Credit Limits and Credit Monitoring. Each customer that has been approved for credit receives a credit limit. Credit limits are monitored by a weekly report that flags any account which has exceeded its credit limit by 10%. Accounts that are over their credit limit are handled on a case-by-case basis, depending on the size of the overage, past payment history and the nature of CSX Transportation's relationship with the customer.

     Credit Terms. For customer freight billings, CSX Transportation generally follows the railroad industry's customary terms. Standard payment terms for customer freight receivables are typically 15 days from freight bill date. On average, CSX Transportation receives payment within 22 to 23 days for customer freight billings.

     Most interline freight billings are settled on the second business day of the month for the prior month's completed shipments through the AAR Clearinghouse. Smaller railroads that do not participate in the AAR Clearinghouse ("voucher roads") are billed directly by CSX Transportation for the net amount owed.

BILLING AND COLLECTION

     CSX Transportation's customer freight billing and collection employees are organized into groups by commodity type. Each group has a manager who oversees customer associates managing customer accounts. Each customer associate is responsible for billing, collection, "suspense" resolution and disputes.

     Employees in CSX Transportation's interline shipment group are organized according to territory or by specific interline carriers. Functions performed by this group include the division process of intercarrier traffic (the process that apportions revenues in an interline move to the participating carriers), adjustments to the division process (mostly changes in the tariff rates that have been charged) and the current settlement through the AAR Clearinghouse.

     Billing Process. Both customer freight and interline freight departments use a computer tracking system which relies on the creation and frequent updating of a customer waybill. The billing process for customer freight traffic begins with a waybill record that is triggered by the remittance of a bill of lading from the customer to CSX Transportation. A bill of lading is a request by a customer for transportation of a railcar and contains key information regarding the move such as location, destination and weight of freight. Bills of lading are received via electronic data interchange, telecopy or letter. It takes an average of two days from the time a bill of lading is received to the time that a freight bill is mailed to a customer.

     Waybills are created and updated by CSX Transportation's proprietary Customer Order Processing System. These waybills are records of freight shipments that contain information about a move such as weights, customer information, destination and route. If part of this information is incomplete, the waybill is considered to be "in suspense" and is completed, with the aid of revenue management or sales and marketing employees.

     Collection and Cash Application Process. CSX Transportation receives collections (including wire transfers and collections made through automated clearing house transactions) in lock-boxes. At the end of each day, CSX Transportation receives a collection report and initiates a debit against each lock-box account and credits a concentration account. CSX Transportation credits the appropriate customer account for payment received. See "Master Trust Provisions--Deposits in Collection Account."

     Overdue and Monitored Accounts. A detailed aged trial balance is produced on a monthly basis for customer freight receivables. CSX Transportation's customer associates generally handle overdue and disputed accounts. Generally, when an account is overdue, that department first determines whether the bill has been disputed by the customer or whether it is simply a delinquent payment. Disputed accounts or accounts which are subject to collection problems are transferred from the freight billing general ledgers and handled by the credit department. The Receivables in these accounts appear in special general ledger accounts, e.g., "Accounts in Litigation and Dispute," "Doubtful Accounts Receivable-- Customers" and "Accounts Receivable in Hands of Treasury". Monitored accounts are handled on a case-by-case basis, and there is no set policy for the amount of time an account is delinquent before being transferred to a monitored account. A monitored account is subject to additional collection practices and supervision as part of CSX Transportation's effort to reduce the ultimate losses realized.

     An invoice is considered overdue after it remains unpaid for one day beyond the due date. Generally, the first delinquency notice is mailed approximately one week after the due date. A customer associate will call a customer whose unpaid account is greater than $5,000 approximately two weeks after the due date. Second and third delinquency notices are mailed approximately four and eight weeks, respectively, after the bill date, and additional telephone calls to the Obligor will be made at such times.

     If the customer associate determines that routine collection processes are ineffective, the file is passed to the Credit Administration department for collection action. Credit Administration department personnel will handle to a conclusion all overdue accounts received from the freight collections area. Disputes that cannot be resolved by the Credit Administration department may be referred to counsel or to outside collection agencies.

     Charge-off Policy. As a general rule, amounts are written off at the time they are considered uncollectible. Charge-offs are handled on a case-by-case basis, and there is no set policy for the amount of time an account is delinquent before being charged off by CSX Transportation's credit department.

     Notwithstanding the foregoing, for the purposes of the Pooling Agreement a Receivable will be included as a Defaulted Receivable for certain purposes when it is 91 days or more from the billing date. See "Master Trust Provisions-- Deposits in Collection Account".

LOSS AND AGING EXPERIENCE

     Loss Experience. The following table sets forth the loss experience with respect to payments by Obligors for each of the periods shown for the Portfolio. Although substantially all of CSX Transportation's freight receivables have been or, upon creation, will be transferred to the Trust, there can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Portfolio.

                                               LOSS EXPERIENCE FOR THE PORTFOLIO
                                                   (IN THOUSANDS OF DOLLARS)

                                                        QUARTERS ENDED                        FISCAL YEARS ENDED
                                                   ------------------------  ---------------------------------------------------
                                                    MARCH 27,    MARCH 28,      DECEMBER 26,       DECEMBER 27,    DECEMBER 29,
                                                       1998         1997           1997                1996            1995
                                                   ----------  ------------  ----------------     -------------   --------------
Average Receivables Outstanding(l)...............    $686,957     $652,407        $653,519          $618,325        $577,890
Average Monthly Net Charge-Offs(2)...............    $     51     $    342        $    181          $    221        $    365
Average Monthly Net Charge-Offs as a Percentage
 of Average Receivables Outstanding..............      0.0074%      0.0524%         0.0277%           0.0357%         0.0632%
(1)  Defined as the sum of aggregate freight accounts receivable at the end of each month of the period divided by the number of months in the period.
(2)  Defined as the net charge-offs by month for each of the above periods divided by the respective number of months in each period.

     Aging Experience. The following table sets forth aging experience for the Portfolio for each of the periods shown. Although substantially all of CSX Transportation's freight receivables have been transferred to the Trust, there can be no assurance that the aging experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Portfolio. CSX Transportation measures portfolio aging experience as the number of days a Receivable is outstanding from the preparation of the invoice rather than on the basis of past due amounts.


                                                                       AGING EXPERIENCE FOR THE PORTFOLIO
                                                                            (IN THOUSANDS OF DOLLARS)

                                                                                                       AS OF
                              ----------------------------------------------------------------------------------------
                                       MARCH 27,                       MARCH 28,                     DECEMBER 26,
CATEGORY                                 1998                            1997                           1997
--------                      --------------------------      --------------------------      ------------------------
0-30 days from invoice
 date(1)................       $601,685          85.47%        $600,106          87.85%        $614,578        85.92%
31-60 days from invoice
 date...................         26,306           3.74%          26,012           3.81%          34,159         4.78%
61-90 days from invoice
 date...................         10,731           1.53%           3,713           0.54%           8,636         1.21%
91 + days from invoice
 date...................         13,249           1.88%           2,366           0.35%           7,044         0.98%
                               --------          ------          ------          ------        --------        ------
Total Aged
 Receivables............        651,971          92.62%         632,197          92.55%         664,417        92.89%
Receivables Not
 Aged(2)................         51,971           7.38%          50,857           7.45%          50,835         7.11%
                               --------         -------        --------         -------        --------       -------
Total Freight
 Receivables............       $703,942         100.00%        $683,054         100.00%        $715,252       100.00%
                               ========         =======        ========         =======        ========       =======

(1)  Includes unbilled receivables which represent amounts earned but not yet billed by CSX Transportation for customer and interline shipments.
(2)  For purposes of servicer reporting to the Series 1993-1 Certificateholders, receivables that appeared on CSX Transportation's general ledger as "Doubtful Accounts Customers", "Accounts in Litigation and Disputes", "Accounts Receivable In Hands of
     Treasury" were not aged. For the Series 1998-1 Certificates, these accounts will be aged and distributed across the appropriate category.

                                          AGING EXPERIENCE FOR THE PORTFOLIO
                                              (IN THOUSANDS OF DOLLARS)
                                                        AS OF
                              ----------------------------------------------------------
                                     DECEMBER 27,                    DECEMBER 29,
                                        1996                            1995
                              --------------------------      --------------------------
0-30 days from invoice
 date(1)................       $558,314        86.58%          $525,818        89.29%
31-60 days from invoice
 date...................         26,885         4.17%            19,120         3.25%
61-90 days from invoice
 date...................          3,630         0.56%             2,807         0.48%
91 + days from invoice
 date...................          2,532         0.39%             2,440         0.41%
                               --------       -------          --------       -------
Total Aged
 Receivables...........         591,361        91.70%           550,185        93.43%
Receivables Not
 Aged(2)...............          53,538         8.30%            38,697         6.57%
                               --------       -------          --------       -------
Total Freight
 Receivables............       $644,899       100.00%          $588,882       100.00%
                               ========       =======          ========       =======

(1)  Includes unbilled receivables which represent amounts earned but not yet billed by CSX Transportation for customer and interline shipments.
(2)  For purposes of servicer reporting to the Series 1993-1 Certificateholders, receivables that appeared on CSX Transportation's general ledger as "Doubtful Accounts -- Customers", "Accounts in Litigation and Disputes", "Accounts Receivable -- In Hands of
     Treasury" were not aged. For the Series 1998-1 Certificates, these accounts will be aged and distributed across the appropriate category.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Investor Certificates will be used to pay outstanding principal of and other amounts due on prior Series of investor certificates or to repurchase Purchased Interests that had been previously sold or will be paid to the Seller as consideration for the Receivables.

                                   THE SELLER

     The Seller, a wholly-owned subsidiary of CSX Corporation, was incorporated in the State of Delaware on December 16, 1992. The Seller was organized for the limited purpose of purchasing, holding, owning and selling receivables of CSX Transportation and any activities incidental to and necessary, convenient or advisable for the accomplishment of such purposes, and has no material assets other than such receivables. The Seller's executive offices are located at Route 688, P.O. Box 87, Doswell, Virginia 23047 (telephone number (804) 876-
3220).

     The Seller has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary petition for relief by CSX Transportation, under the United States Bankruptcy Code or similar applicable state laws, will not result in consolidation of the assets and liabilities of the Seller with those of CSX Transportation. Such steps included the creation of the Seller as a separate, limited-purpose corporation pursuant to a certificate of incorporation that contains certain limitations (including limitations on the Seller's corporate purposes and on the Seller's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws without the unanimous affirmative vote of all of its directors, including its independent directors). No assurance can be given, however, that a consolidation will not occur. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy."

                                  THE SERVICER

     The Servicer was incorporated in the Commonwealth of Virginia in 1944; its earliest predecessor was incorporated in the State of Maryland in 1827. The Servicer is engaged principally in the business of railroad transportation. The Servicer's executive offices are located at 500 Water Street, Jacksonville, Florida 32202 (telephone number (904) 359-3100).

                                   THE TRUST

     The Trust, as a master trust, is expected to issue Series and sell Purchased Interests from time to time. The Trust has not and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing investor certificates and the Seller's Certificate, selling Purchased Interests and making payments on such certificates and Purchased Interests and related activities. See "Master Trust Provisions--New Issuances; Other Modifications". As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust will be administered in accordance with the laws of the State of New York.

     The Trust Assets with respect to any Series consist of an ownership interest in (a) a portfolio of trade receivables, specifically, rail freight receivables (the "Receivables"), generated from time to time by CSX Transportation and purchased by the Seller pursuant to the Receivables Sale Agreement, all collateral security with respect thereto, all collections and amounts received with respect thereto and all proceeds thereof,
(b) all the Seller's rights under the Receivables Sale Agreement, (c) all monies on deposit in certain accounts of the Trust and (d) all funds collected or to be collected from any Enhancement issued with respect to such Series (the drawing on or payment of any Enhancement for the benefit of such Series or class of investor certificates as set forth in the related Series supplement will not be available to the investor certificateholders of any other Series or class). The Seller has purchased from CSX Transportation substantially all Receivables existing on December 18, 1992, and substantially all Receivables thereafter generated by CSX Transportation and has sold its interest in all such Receivables to the Trust. The Receivables will not include certain categories of trade obligations of CSX Transportation customers, which categories commonly are referred to as miscellaneous billings. Miscellaneous billings generally arise from services performed for third parties such as car repair and track maintenance, rather than from freight transportation. The Trust Assets are expected to change over the life of the Trust as new Receivables become subject to the Trust and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted or as Receivables of particular Obligors are removed. See "The Pooling Agreement Generally--Removal of Obligors".

                            MASTER TRUST PROVISIONS

NEW ISSUANCES; OTHER MODIFICATIONS

     The Pooling Agreement provides that, pursuant to any one or more Series Supplements or Receivables Purchase Agreements, the Seller may direct the Trustee to issue from time to time new Series or sell from time to time Purchased Interests, subject to the conditions described below (each such issuance or sale, a "New Issuance"). Each New Issuance will have the effect of decreasing the Seller's Interest to the extent of the invested amount of such new Series or Purchased Interest. Under the Pooling Agreement, the Seller may designate, with respect to any newly issued Series or Purchased Interest, the principal terms of such new Series or Purchased Interest (the "Principal Terms" of such Series or Purchased Interest). The terms of each Series Supplement or Receivables Purchase Agreement may, subject to certain conditions described below, modify or amend the terms of the Pooling Agreement solely as applied to such new Series or Purchased Interest, as the case may be. The Seller also may, from time to time and subject to certain conditions, direct the Trustee, on behalf of the Trust, to extend any Receivables Purchase Agreement or to increase the aggregate amount of Purchased Interest pursuant to any Receivables Purchase Agreement pursuant to which the initial sale of a Purchased Interest has previously occurred. None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any investor certificateholder of any outstanding Series to issue any additional Series or sell, extend or increase any Purchased Interest. The Seller may offer any Series or Purchased Interest to the public under a Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution". Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller. The Seller intends to offer, from time to time, additional Series and Purchased Interests.

     The Pooling Agreement provides that the Seller may designate Principal Terms such that each Series or Purchased Interest has a period during which accumulation of the principal amount thereof in a principal funding account or amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series or Purchased Interests may be in their accumulation or amortization periods while other Series or Purchased Interests are not. Moreover, each Series may have the benefits of Enhancements issued by providers of Enhancement different from the providers of Enhancement with respect to any other Series. Under the Pooling Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series to which such Enhancement relates. With respect to each such Enhancement, the Seller may deliver a different form of Enhancement agreement. In addition, each Receivables Purchase Agreement may provide that no investor certificateholder or provider of Enhancement shall be a third-party beneficiary thereof or have any benefit or any legal or equitable right, remedy or claim under such Receivables Purchase Agreement. Conversely, no Purchased Interest shall represent any interest in any Enhancement for the benefit of any Series or class of investor certificates or in any Series account or, except as provided in the Series Supplement for a Series of investor certificates, in any Collections or Miscellaneous Payments allocated to that Series. There is no limit to the number of New Issuances or extensions or increases in Purchased Interests that the Seller may cause under the Pooling Agreement. The Trust will terminate only as provided in the Pooling Agreement. There can be no assurance that the terms of any Series or Purchased Interest might not have an impact on the timing and amount of payments received by an investor certificateholder of any Series or any other Series.

     Under the Pooling Agreement and pursuant to a Series Supplement or Receivables Purchase Agreement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling Agreement. The obligation of the Trustee to issue the investor certificates of such new Series or sell such new Purchased Interest, as the case may be, and to execute and deliver the related Series Supplement or Receivables Purchase Agreement, as the case may be, is subject to the satisfaction of the following conditions: (a) the Seller shall have given the Trustee, each Purchaser Agent, the Servicer, each Rating Agency (if any rated investor certificates are outstanding) and each provider of Enhancement written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Seller shall have delivered to the Trustee the related Series Supplement or Receivables Purchase Agreement (and the related certificate of assignment), as the case may be, in form satisfactory to the Trustee; (c) with respect to a new Series only, the Seller shall have delivered to the Trustee any related Enhancement agreement; (d) the Rating Agency Condition shall have been satisfied with respect to such issuance (if, in the case of a Purchased Interest, any rated investor certificates are outstanding); (e) the Seller shall have delivered to the Trustee, each Purchaser Agent and each provider of Enhancement a certificate to the effect that the Seller reasonably believes that such issuance will not cause an Adverse Effect;
(f) the Seller shall have delivered to the Trustee, each Purchaser Agent, each Rating Agency (if any rated investor certificates are outstanding) and each provider of Enhancement an opinion of counsel (a "Tax Opinion") acceptable to the Trustee that for federal, Florida and Virginia income and franchise tax purposes (x) following the New Issuance the Trust will not be an association (or publicly traded partnership) taxable as a corporation, (y) in the case of a New Issuance of investor certificates, the new investor certificates will be properly characterized as debt and (z) the New Issuance will not adversely affect the characterization of the investor certificates of any outstanding Series or class as debt and will not cause a taxable event to any current investor certificateholders or Purchaser; (g) the Net Series Pool Balance with respect to each Series shall not be less than 100% of the Required Net Series Pool Balance for such Series and the Net Purchaser Pool Balance with respect to each Purchased Interest shall not be less than 100% of the Required Net Purchaser Pool Balance for such Purchased Interest, after giving effect to such issuance; (h) the New Issuance will not (x) contravene any provision of the Pooling Agreement, any Series Supplement, any Enhancement agreement or any Receivables Purchase Agreement (or any agreement related thereto) or (y) constitute, or result in the occurrence of an amortization event, event of termination or an event that would constitute an amortization event or an event of termination but for the requirement that notice be given or time elapse or both; (i) the Seller shall have delivered to the Trustee a certificate to the effect that each of the conditions set forth in the Pooling Agreement for the New Issuance of investor certificates or Purchased Interests, as the case may be, and the execution and delivery of the related Series Supplement or Receivables Purchase Agreement, as the case may be, has been satisfied; and (j) any other conditions specified in any Series Supplement or Receivables Purchase Agreement, as the case may be. Upon satisfaction of the above conditions, the Trustee shall execute the Series Supplement or the Receivables Purchase Agreement (and the related certificate of assignment), as the case may be, and, with respect to a New Issuance of a Series, issue to the Seller the investor certificates of such new Series for execution and redelivery to the Trustee for authentication.

     Under the Pooling Agreement, the obligation of the Trustee to execute and deliver all documents in connection with the extension of any Receivables Purchase Agreement or increase in a Purchased Interest is subject to the satisfaction of certain conditions, which are substantially similar to the conditions described in the immediately preceding paragraph, except that the Rating Agency Condition is not required to be satisfied with respect to any such extension or increase.

LOCK-BOX ACCOUNTS

     The Servicer has established and maintains, in the name of the Seller, one or more bank accounts for the purpose of receiving Collections (each, a "Lock-Box Account"). The Obligors have been instructed to make payments with respect to the Receivables only to a Lock-Box Account. On or prior to the second business day following receipt of payments in any Lock-Box Account, the Servicer will process such payments by recording the amount of the payment received from the Obligor and the identity of the Obligor. The Seller and Servicer have agreed that with respect to Collections on deposit in the Lock-Box Accounts on any given day, such amounts will not be transferred from the Lock-Box Accounts (except to the Collection Account) until such Collections have been processed. If a Servicer Default occurs and is continuing, the Trustee may or, at the direction of (a) the holders of investor certificates evidencing more than 50% of the aggregate unpaid principal amount of any Series of investor certificates or (b) any Purchaser Agent, shall deliver to each Lock-Box bank a notice transferring the exclusive dominion and control over the Lock-Box Accounts to the Trustee. The Seller and Servicer may at any time establish alternative collection procedures which do not require the use of the Lock-Box Accounts with the consent of each Purchaser Agent and any provider of Enhancement and upon satisfaction of the Rating Agency Condition; no consent of any investor certificateholder of any Series will be required in connection with establishment of such alternative collection procedures.

COLLECTION ACCOUNT

     The Servicer has established and maintains with the Trustee for the benefit of the investor certificateholders of each Series and the Purchasers, in the name of the Trustee, on behalf of the Trust and each Purchaser, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the investor certificateholders and the Purchasers

(the "Collection Account"). "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade. "Eligible Institution" means a depository institution organized under the laws of the United States or any one of the states thereof which at all times (a) has (i) a long-term unsecured debt rating of A2 or better by Moody's Investors Service, Inc. ("Moody's"), (ii) a certificate of deposit rating or short-term unsecured debt rating of P-1 by Moody's or (iii) any other credit rating acceptable to Moody's, (b) has (i) a certificate of deposit rating or short-term unsecured debt rating of A-1 + by Standard & Poor's Corporation ("Standard & Poor's"), (ii) a long-term unsecured debt rating of AAA by Standard & Poor's or (iii) any other credit rating acceptable to Standard & Poor's and (c) is a member of the Federal Deposit Insurance Corporation or any successor ("FDIC"). The Collection Account will initially be maintained with The Chase Manhattan Bank. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Collection Account shall be moved so that it will again be qualified as an Eligible Deposit Account.

     Funds in the Collection Account generally will be invested in securities, instruments, security entitlements and other investment property with respect to
(i) obligations fully guaranteed by the United States, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt of such depository institution or trust company shall be in the highest rating category from each Rating Agency, (iii) commercial paper having, at the time of the Trust's investment therein, a rating in the highest rating category from each Rating Agency, (iv) demand deposits, time deposits and certificates of deposits which are fully insured by the FDIC,
(v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) investments in money market funds rated in the highest rating category from, or otherwise approved in writing by, each Rating Agency, (vii) time deposits with an entity the commercial paper of which has a credit rating from each Rating Agency in its highest rating category and
(viii) any other investments approved in writing by each Rating Agency (collectively, "Eligible Investments"). Such Eligible Investments will be held by the Trustee through a securities intermediary (as defined in Article 8 of the UCC) and shall be credited to a securities account (as defined in Article 8 of the UCC) of the Trustee. Any earnings (net of losses and investment expenses) on such investments will be paid to the Seller except as otherwise specified in any Series Supplement or Receivables Purchase Agreement. Subject to the Pooling Agreement, the Servicer will have the power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling Agreement, the Series Supplements and the Receivables Purchase Agreements.

DEPOSITS IN COLLECTION ACCOUNT

     Except as otherwise provided below, the Servicer is required to cause all Collections received by it, including Collections deposited to Lock-Box Accounts, to be deposited into the Collection

Account within two business days following receipt thereof. CSX Transportation, as Servicer, currently makes deposits to the Collection Account in accordance with this paragraph.

     Subject to the express terms of any Series Supplement or Receivables Purchase Agreement, however, at any time that CSX Transportation (i) is the Servicer under the Pooling Agreement and (ii) maintains a short-term unsecured debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's and for five business days following any reduction or withdrawal of either such rating, or as otherwise permitted by the Rating Agencies and each Purchaser Agent or, with respect to purchaser allocable collections related to any Purchased Interest, as otherwise permitted by the related Receivables Purchase Agreement, CSX Transportation may use for its own benefit all Collections received with respect to the Receivables during the preceding fiscal month (each, a "Due Period") until not later than 12:00 noon, New York City time, on the business day immediately preceding each Distribution Date (each, a "Transfer Date"), at which time CSX Transportation will deposit all such Collections, to the extent described below, into the Collection Account, and the Servicer will make the deposits and payments to the accounts and parties described herein on the Distribution Date following the date of such deposit. A Distribution Date (a "Distribution Date") is the 25th day of a calendar month or, if such day is not a business day, the next succeeding business day. See "Series Provisions--Distributions". The Servicer currently does not meet the conditions under clause (ii) above.

     Whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding paragraph, but subject to the limitations with respect to withdrawals from the Collection Account described below, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into an account established for any Series or any Purchased Interest or, without duplication, distributed on or prior to the related Distribution Date to investor certificateholders of any Series, to Purchasers (or any Purchaser Agent) or to the issuer of any Enhancement pursuant to the terms of any Series Supplement, Receivables Purchase Agreement or Enhancement agreement and (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw such excess from the Collection Account.

     On the day any such deposit is made into the Collection Account, the Servicer will withdraw from the Collection Account and pay to the Seller the Seller's allocable portion of Series Allocable Collections with respect to each Series and purchaser allocable collections with respect to each Purchased Interest as specified in the related Receivables Purchase Agreement, provided that such amount shall be paid to the Seller only if (after giving effect to any new Receivables transferred to the Trust on such day) (a) the Net Series Pool Balance with respect to each Series shall be at least 100% of the Required Net Series Pool Balance for such Series and (b) the Net Purchaser Pool Balance with respect to each Purchased Interest shall be at least 100% of the Required Net Purchaser Pool Balance for such Purchased Interest.

     "Net Series Pool Balance" means, as of the time of determination thereof, with respect to any Series, the Net Receivables Pool Balance multiplied by the Series Allocation Percentage for such Series.

     "Required Net Series Pool Balance" means, at any time, for any Series, 100% of the sum of the Series Adjusted Invested Amount, Yield Reserve and Fee Reserve for such Series at such time; provided, that if the Series Supplement with respect to any Series so designates, the amount, if any, by which the Initial Invested Amount exceeds the Invested Amount of such Series shall be deducted from the Required Net Series Pool Balance.

     "Net Purchaser Pool Balance" means, as of the time of determination thereof, with respect to any Purchased Interest, the Net Receivables Pool Balance multiplied by the Purchaser Allocation Percentage for such Purchased Interest.

     "Required Net Purchaser Pool Balance" means, at any time, for any Purchased Interest, 103% of the sum of the Purchaser Adjusted Invested Amount, Yield Reserve and Fee Reserve for such Purchased Interest at such time.

     "Net Receivables Pool Balance" means, as of the time of determination thereof, the Outstanding Balance of the Receivables in the Trust reduced by the sum of, without duplication (i) the aggregate Outstanding Balance of Defaulted Receivables and Receivables that are not Eligible Receivables in the Trust as of the last day of the preceding Due Period and (ii) the aggregate amount by which the Outstanding Balance of all Receivables of any Obligor and its affiliated Obligors, if any, in the Trust as of the last day of the preceding Due Period exceeds the Concentration Limit for such Obligor and its affiliated Obligors, if any; provided that for the purpose of calculating whether the Net Series Pool
     --------
Balance exceeds the Required Net Series Pool Balance and whether the Net Purchaser Pool Balance exceeds the Required Net Purchaser Pool Balance (except with respect to the determination of amounts to be held in the Collection Account as Unallocated Collections as described under "Series Provisions--Unallocated Collections"), Net Receivables Pool Balance shall be increased by the aggregate amount of Unallocated Collections.

     "Outstanding Balance" of any Receivable at any time means the then outstanding balance thereof after deduction for any netting, set-offs or other similar arrangements with the Obligor.

     "Defaulted Receivable" means any Receivable (a) as to which payment thereof remains unpaid for 91 days or more from the bill date for such Receivable; (b) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event; or (c) which has not been written off as uncollectible but which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

     "Concentration Limit" means, with respect to any Obligor and its affiliated Obligors, if any, 2.5% of the aggregate Outstanding Balance of the Receivables in the Trust or, such other percentage, not to equal or exceed 10%, as the Servicer may designate for such Obligor subject to the Rating Agency Condition; provided, however, that with respect to any Obligor and its affiliated Obligors, if any, for which a higher "Special Concentration Limit" is specified pursuant to any Receivables Purchase Agreement, "Concentration Limit" means such Special Concentration Limit for such Obligor only.

INTRA-MONTH DISTRIBUTIONS

     If all Collections and Miscellaneous Payments, including those allocable to the Purchasers for any Due Period, are being retained in the Collection Account and not otherwise released, distributions may be made from the Collection Account to Purchasers at the direction of the Servicer to the extent the Purchased Interests are entitled to receive distributions pursuant to the Receivables Purchase Agreement during any Due Period prior to the determination of the Series Allocation Percentages and purchaser allocation percentages for such Due Period as follows:

          (i) an amount equal to the accrued and unpaid yield (as defined in the related Receivables Purchase Agreement) for such Due Period may be distributed to Purchasers at any time during such Due Period; and

          (ii) unless an Amortization Event has occurred and is continuing, additional amounts may also be distributed to Purchasers as payments of their Invested Amount to the extent that the aggregate amount distributed with respect to any Due Period under this clause (ii), together with any amounts distributed under clause (i) with respect to any Purchased Interest, do not exceed 90% of the product of the estimated purchaser allocation percentage for such Due Period and the Collections and Miscellaneous Payments received with respect to such Due Period. The estimated purchaser allocation percentage for any Due Period is the purchaser allocation percentage from the prior Due Period adjusted for any increases or decreases in the Purchaser Adjusted Invested Amount or the Trust Adjusted Invested Amount due to the issuance of any new Series of investor certificates or the purchase or sale of any Purchased Interest.

     Any amounts distributed to the Purchasers as described above will be subtracted from amounts otherwise distributable to Purchasers, and any overpayment will be credited against future amounts due to the Purchasers.

MASTER TRUST ALLOCATIONS

     Collections and Miscellaneous Payments. Pursuant to the Pooling Agreement, during each Due Period the Servicer will allocate to each outstanding Series its Series Allocable Collections and Series Allocable Miscellaneous Payments, and to each Purchased Interest, its purchaser allocable collections and purchaser allocable miscellaneous payments.

     "Series Allocable Collections" and "Series Allocable Miscellaneous Payments" mean, with respect to any Series and any Due Period, the product of
(a) the Series Allocation Percentage for such Series and such Due Period and
(b)(i) the sum for such Due Period of (x) the amount of Collections of Receivables received by the Servicer and (y) the amount of Collections of Receivables deposited in the Collection Account by the banks holding the Lock-Box Accounts and (ii) the amount of Miscellaneous Payments for such Due Period, respectively.

     "Series Allocation Percentage" means, with respect to any Series and any Due Period, the percentage equivalent (not more than 100%) of a fraction, the numerator of which is the Series Adjusted Invested Amount for such Series and such Due Period and the denominator of which is the Trust Adjusted Invested Amount for such Due Period.

     "Miscellaneous Payments" means, with respect to any Due Period, the sum of
(a) Adjustment Payments and Transfer Deposit Amounts deposited in the Collection Account with respect to such Due Period and (b) Unallocated Collections with respect to such Due Period available to be treated as Miscellaneous Payments pursuant to the Pooling Agreement.

     "Series Adjusted Invested Amount" means, with respect to any Series and any Due Period, the sum of (a) the Initial Invested Amount specified in the Series Supplement for such Series (the "Initial Invested Amount") and (b) the Available Subordinated Amount, if any, of such Series for such Due Period specified in the related Series Supplement; provided, however, that (i) upon and after the occurrence of an amortization event or the commencement of the accumulation period with respect to such Series and until (A) the Invested Amount of such Series has been paid in full or (B) the Sale Date for such Series has occurred, the Series Adjusted Invested Amount for such Series and any Due Period will be the sum of the Initial Invested Amount for such Series and the Available Subordinated Amount, if any, for such Series, in each case as in effect as of the close of business on the business day preceding the occurrence of such event; and (ii) if during any Due Period the Invested Amount of any Series is reduced to zero or funds are deposited in the Series account for any Series sufficient to pay all amounts which will be accrued and unpaid with respect to the investor certificates of such Series on the Distribution Date following such Due Period, plus the unpaid principal balance of the investor certificates of such Series and any amounts payable to any Enhancement provider (other than the Seller) with respect to such Series, then the Series Adjusted Investment Amount for such Series and such Due Period will be zero.

     "Trust Adjusted Invested Amount" means, with respect to any Due Period, the sum of (a) the aggregate Series Adjusted Invested Amounts for all outstanding Series and (b) the aggregate Purchased Adjusted Invested Amounts for all Purchased Interests.

     "Invested Amount" means with respect to any Series and date, an amount equal to (a) the Initial Invested Amount of such Series minus (b) the amount of principal payments made to investor certificateholders of that Series prior to such date, minus (c) the Principal Funding Account Balance for such Series and such date and minus (d) the aggregate amount of any Investor Charge-Offs, or such other amount as is specified in the Series Supplement for such Series.

     "Purchaser Adjusted Invested Amount" means, with respect to any Purchased Interest and any Due Period, the sum of (a) the daily weighted average of the invested amount specified in the related Receivables Purchase Agreement of such Purchased Interest in effect at the end of each day during such Due Period and
(b) the loss reserve of such Purchased Interest for such Due Period specified in such Receivables Purchase Agreement; provided, however, that (i) upon and after the occurrence of any Event of Termination with respect to such Purchased Interest, and until the Invested Amount of such Purchased Interest has been paid in full or the Sale Date for such Purchased Interest has occurred, the Purchaser Adjusted Invested amount for such Purchased Interest and any Due Period shall be calculated based on the sum of the invested amount of such Purchased Interest and the loss reserve for such Purchased Interest, in each case as in effect as of the close of business on the business day preceding the occurrence of such event of termination and (ii) if during any Due Period the invested amount of any Purchased Interest is reduced to zero or funds are deposited in the purchaser account for such Purchased Interest sufficient to pay all amounts which will be accrued and unpaid with respect to such Purchased Interest at the maturity of such Purchased Interest, plus the unpaid principal balance of such Purchased Interest, then the Purchaser Adjusted Invested Amount for such Purchased Interest and such Due Period shall be zero.

     Series Allocable Collections and Series Allocable Miscellaneous Payments allocated to any Series of Investor Certificates as described above will be further allocated between the Certificateholders' Interest of that Series and the Seller's Interest as described below under "Series

Provisions--Allocations Among Investor Certificateholders and the Seller"; and Collections and Miscellaneous Payments allocated to any other Series of investor certificates or any Purchased Interest will be further allocated between the certificateholders' interest of that Series or the Purchasers of that Purchased Interest, as the case may be, and the Seller as provided in the related Series Supplement or Receivables Purchase Agreement.

     Charged-Off Amounts. Receivables will be charged off as uncollectible in accordance with CSX Transportation's customary and usual policies and procedures. Charged-Off Amounts with respect to each Due Period will be allocated to each Series on the basis of such Series' Investor Ownership Percentage (as of the end of the Due Period preceding the date of computation) to determine such Series' Investor Allocable Charged-Off Amounts, and to each Purchased Interest on the basis of such Purchased Interest's purchaser ownership percentage (as of the end of the Due Period preceding the date of computation), to determine such Purchased Interest's purchaser allocable charged-off amounts; provided, however, that after an amortization event with respect to any Series or an event of termination with respect to any Purchased Interest, Charged-Off Amounts arising from Receivables that were Defaulted Receivables on the date on which such amortization event or event of termination occurred will not be allocated to such Series or Purchased Interest.

     "Charged-Off Amount" means, with respect to any Due Period, an amount (not less than zero) equal to (a) the amount of Receivables which became Charged-Off Receivables in such Due Period, minus (b) the sum of (i) the amount of Recoveries received in such Due Period and (ii) the amount of any Charged-Off Receivables of which the Seller or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of the Pooling Agreement for such Due Period; provided, however, that, if an Insolvency Event occurs with respect to the Seller or the Servicer, the amount of such Charged-Off Receivables which are subject to assignment or reassignment, as the case may be, to such Person in accordance with the terms of the Pooling Agreement shall not be added to the amount in clause (b) above unless such assignment or reassignment has occurred and required payments to the Trust, if any, have been made to the extent provided in the Pooling Agreement.

     "Charged-Off Receivable" means any Receivable which, consistent with the Credit and Collection Policy, has been or should have been charged off as uncollectible.

     "Investor Allocable Charged-Off Amount" means, with respect to any Series and any Due Period, the product of the Investor Ownership Percentage for such Series and such Due Period and the Charged-Off Amount for such Due Period.

     "Investor Ownership Percentage" means, with respect to any Series and any Due Period, the percentage equivalent (not more than 100%) of a fraction, the numerator of which is the Invested Amount for such Series as of the last day of such Due Period and the denominator of which is the Pool Balance as of the last day of such Due Period.

     "Pool Balance" means, as of the time of determination thereof, the aggregate outstanding balance of Receivables in the Trust at such time.

SUSPENSION OF REINVESTMENT

     The Pooling Agreement provides that in the event that the Net Series Pool Balance with respect to any Series is no longer equal to or greater than 100% of the Required Net Series Pool Balance for such Series, the Seller will, and will direct the Servicer to, suspend reinvestment by each Purchaser, if any, under each Receivables Purchase Agreement and distribute purchaser allocable collections allocated to the Purchasers pursuant to such agreements to the extent available, unless and until the Net Series Pool Balance with respect to each Series is equal to or greater than 100% of the Required Net Series Pool Balance for such Series.

                               SERIES PROVISIONS

GENERAL

     The Investor Certificates of each Series will be issued pursuant to the Amended and Restated Pooling and Servicing Agreement (the "Pooling Agreement"), and a Series Supplement thereto relating to such Investor Certificates, among the Seller, as seller of the Receivables, CSX Transportation, as servicer, and the Trustee and each substantially in the form filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Pooling Agreement, the Seller may enter into Series Supplements with the Trustee from time to time in order to issue additional Series or direct the Trustee to enter into Receivables Purchase Agreements in order to cause the Trust to sell Purchased Interests. See "Master Trust Provisions--New Issuances; Other Modifications". The Trustee will provide a copy of the Pooling Agreement (without exhibits or schedules), including any Series Supplements or Receivables Purchase Agreements, to Investor Certificateholders upon written request. The following summary describes certain terms of the Investor Certificates and is qualified in its entirety by reference to the Pooling Agreement and the Series Supplement therefor.

     Unless the Prospectus Supplement with respect to a Series specifies that Investor Certificates will be in definitive form, the Investor Certificates of each Series will initially be represented by one or more Investor Certificates registered in the name, of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"), except as set forth below. The Investor Certificates of each Series will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form or in such other denomination and form as is specified in the related Prospectus Supplement. The Seller has been informed by DTC that DTC's nominee will be Cede. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates".

     The Investor Certificates of each Series will evidence undivided beneficial interests in the Trust Assets allocated to the Investor Certificateholders of that Series, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest on such Investor Certificates and the payment of the Invested Amount thereof on the Expected Final Payment Date therefor or such other date or dates as may be specified in the related Prospectus Supplement for the payment of principal thereof, or earlier or later under certain circumstances.

INTEREST

     Interest will accrue on the unpaid principal amount of each Series of Investor Certificates from the date and at the rate per annum specified in, or determined as specified in, the related Prospectus Supplement (with respect to any Series of Investor Certificates, the "Certificate Rate") and, except as otherwise provided herein, will be distributed to the Certificateholders of such Series on each Interest Payment Date therefor specified in such Prospectus Supplement; provided that, if an Amortization Event shall have occurred with respect to such Series, interest shall thereafter be distributed to Investor Certificateholders of such Series on each Special Payment Date. Interest due with respect to the Investor Certificates of any Series on any Interest Payment Date will accrue from and including the preceding applicable Interest Payment Date or, in the case of the first Interest Payment Date, from and including the Series issuance date, to but excluding such Interest Payment Date, and will be calculated on the basis of a 360-day year of twelve 30-day months (for fixed rate Investor Certificates) or the actual number of days elapsed divided by 360 (for floating rate Investor Certificates), unless otherwise provided in the related Prospectus Supplement. Interest with respect to such Investor Certificates due but not paid on any Payment Date will be due on the next succeeding Payment Date with additional interest on such amount at the applicable Certificate Rate to the extent permitted by law.

PRINCIPAL

     Except to the extent that the related Prospectus Supplement specifies earlier principal payment dates, no principal payments will be made to the Certificateholders of any Series of Investor Certificates until the Expected Final Payment Date for such Series or, upon the occurrence of an Amortization Event as described herein, until the first Special Payment Date.

     On each Distribution Date with respect to the Revolving Period for any Series of Investor Certificates, Collections of Receivables allocable to the Certificateholders' Interest of such Series that are not required to pay interest or pay the Monthly Servicing Fee, in each case for such Series, subject to certain limitations, will either be (a) allocated to one or more Series which are in amortization, early amortization or accumulation periods to cover principal payments due to the investor certificateholders of any such Series or
(b) if no such Series is then amortizing or accumulating principal, paid to the Seller to maintain the Certificateholders' Interest or held as Unallocated Collections. See "--Unallocated Collections".

     Unless and until an Amortization Event with respect to a Series of Investor Certificates shall have occurred and until the Invested Amount of such Series is paid in full, on each Distribution Date with respect to the Accumulation Period for such Series or, if the related Prospectus Supplement specifies such Series will have an amortization period, on each Distribution Date with respect to the amortization period for such Series, Collections of Receivables allocable to the Certificateholders' Interest of such Series not needed to make required payments of interest or to pay the Monthly Servicing Fee, in each case for such Series, will no longer be paid for the benefit of another Series or to any Purchaser or to the Seller as described above but instead an amount thereof, not in excess of the Invested Amount of such Series or such other amount as shall be specified in such Prospectus Supplement, will be deposited in the Principal Funding Account therefor. See "--Principal Funding Account". The funds deposited in such Principal Funding Account will be used to pay the Invested Amount of such Series of Investor Certificates on the Expected Final Payment Date or such other date or dates as shall be specified in such Prospectus Supplement. If on such Expected Final Payment Date the Principal Funding Account Balance for such Series is less than the Invested Amount thereof, the Early Amortization Period will commence and on each Special Payment Date the Certificateholders of such Series will receive distributions of Monthly Principal and Monthly Interest until the Invested Amount of such Series has been paid in full or the Series Sale Date has occurred. Even if the Principal Funding Account Balance with respect to such Series is insufficient to pay the Invested Amount of such Series in full on the Expected Final Payment Date therefor, such balance will be distributed to the Certificateholders of such Series at such time.

     It is expected that the final principal payment with respect to the Investor Certificates of each Series will be made on the Expected Final Payment Date therefor, but the principal of the Investor Certificates of any Series may be paid earlier or, depending on the actual payment rate on the Receivables and the amount of available Excess Collections during the Accumulation Period or amortization period therefor, later, as described under "Risk Factors-- Payments".

     In the event of an optional repurchase of the Certificateholders' Interest of any Series by the Seller, a sale of a portion of the Receivables in connection with the Sale Date with respect to any Series of Investor Certificates or a reassignment of the Certificateholders' Interest of any Series in connection with a breach by the Seller of certain representations and warranties (each as described under "--Amortization Events", "--Optional Termination; Final Payment of Principal" or "The Pooling Agreement Generally-- Termination of the Trust" and "--Representations and Warranties"), distributions of principal will be made to the Investor Certificateholders of the applicable Series upon surrender of their Investor Certificates.

ALLOCATIONS BETWEEN INVESTOR CERTIFICATEHOLDERS AND THE SELLER

     The Servicer will allocate for each Due Period a portion of the amounts initially allocated to each Series offered hereby as described above under "Master Trust Provisions--Master Trust Allocations" between the
Certificateholders' Interest of such Series and the Seller's Interest.

     Series Allocable Collections and Series Allocable Miscellaneous Payments for any Series of Investor Certificates and any Due Period will be allocated to the Investor Certificates of that Series based on the Investor Allocation Percentage for that Series. The Investor Allocation Percentage will be determined as set forth below except to the extent that the Series Supplement with respect to any Series specifies a modification in the manner of determining such Investor Allocation Percentage. Amounts of such Series Allocable Collections and Series Allocable Miscellaneous Payments not allocated to the Investor Certificateholders of that Series will be allocated to the Seller.

     "Investor Allocation Percentage" means, with respect to any Series of Investor Certificates and any Due Period, the percentage equivalent (not more than 100%) of a fraction, the numerator of which is (a) the sum of the Invested Amount of such Series for such Due Period and the Available Subordinated Amount, if any, the Yield Reserve and the Fee Reserve, in each case for such Due Period and such Series and the denominator of which is (b) the product of the Net Receivables Pool Balance for such Due Period multiplied by the Series Allocation Percentage for such Series and Due Period; provided, however, that (i) the Investor Allocation Percentage for the first Due Period for any Series shall be the percentage specified in the related Prospectus Supplement and (ii) with respect to any Due Period in the Accumulation Period or an Early Amortization Period with respect to such

Series, the Investor Allocation Percentage for such Series shall be the percentage equivalent (not more than 100%) of a fraction, the numerator of which is (a) the sum of the Invested Amount of such Series as of the day immediately preceding the day on which such Accumulation Period or Early Amortization Period commences, the Available Subordinated Amount, if any, the Yield Reserve and the Fee Reserve, in each case for such Series as of the Due Period immediately preceding the Due Period in which the Accumulation Period or Early Amortization Period commences and the denominator of which is (b) the product of the Net Receivables Pool Balance for the Due Period in respect of which the Investor Allocation Percentage for such Series is being calculated and the Series Allocation Percentage for the Due Period in respect of which the Investor Allocation Percentage is being calculated.

     "Seller's Percentage" means, with respect to any Due Period, 100% minus the Investor Allocation Percentage for such Due Period.

     "Available Subordinated Amount" means, with respect to any Series and any Due Period, the sum of (a) the amount obtained by dividing the Subordination Percentage by one minus the Subordination Percentage and multiplying the result by the sum of (i) the Invested Amount of such Series as of the last day of the immediately preceding Due Period, (ii) the Yield Reserve with respect to such Due Period, and (iii) the Fee Reserve with respect to such Due Period and (b) the Outstanding Balance of Over Concentrated Receivables for such Series as of the last day of the immediately preceding Due Period; provided, however, that the Available Subordinated Amount for the first Due Period for any Series shall be the amount specified in the related Prospectus Supplement.

     "Subordination Percentage" means, with respect to any Due Period, the greater of (i) a percentage as determined in the related Prospectus Supplement and (ii) the sum of the Dilution Percentage and the Loss Percentage.

     "Yield Reserve" means, with respect to any Series and Due Period, an amount equal to the product of (i) the greater of (a) a percentage as specified in the related Prospectus Supplement and (b) a fraction, the numerator of which is the average days sales outstanding for the Receivables for the preceding Due Period and the denominator of which is 365, (ii) the outstanding principal balance of the Investor Certificates of such Series as of the last day of the immediately preceding Due Period and (iii) the Certificate Rate of such Series.

     "Fee Reserve" means, with respect to any Series and Due Period, an amount equal to the product of (i) a fraction, the numerator of which is two times the average days sales outstanding for the Receivables for the preceding Due Period and the denominator of which is 365, and (ii) the Monthly Servicing Fee for such Series times twelve.

     "Loss Percentage" means, with respect to any Series and Due Period, the product of (a) 2.5, (b) the greatest three Due Period rolling average Delinquency Percentage for the twelve prior Due Periods, and (c) the Default Horizon Ratio for such Due Period, provided that the Loss Percentage for the first Due Period for any Series shall be the percentage specified in the related Prospectus Supplement.

     "Default Horizon Ratio" means, with respect to any Series and Due Period, the ratio (expressed as a percentage) computed by dividing (i) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the four Due Periods immediately preceding such Due Period by (ii) the Net Receivables Pool Balance as of the last day of such Due Period.

     "Delinquency Percentage" means with respect to any Series and Due Period the ratio (expressed as a percentage) computed by dividing (i) the sum of the amount of Receivables which, as of the last day of such Due Period, are unpaid and are more than 210 but less than 240 days past their billing date and the amount of Receivables which became Charged-Off Receivables during such Due Period and which were less than 240 days past their billing date at the time such Receivables became Charged-Off Receivables by (ii) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the eighth Due Period preceding such Due Period.

     "Dilution Horizon Ratio" means, at any time, the ratio (expressed as a percentage) computed by dividing (i) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the prior Due Period by (ii) the Net Receivables Pool Balance as of the last day of the prior Due Period.

     "Dilution Percentage" means, with respect to any Series and Due Period, the result (expressed as a percentage) calculated in accordance with the following formula:

     {(2.5 x ADR) + [(HDR-ADR) x (HDR/ADR)]} x Dilution Horizon Ratio

where:

HDR  =  the highest Dilution Ratio for any of the prior 12 consecutive Due
Periods

ADR  =  the average of the Dilution Ratios for the prior 12 consecutive Due
Periods

     "Dilution Ratio" means, with respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of a Due Period by dividing (i) the aggregate amount by which the Pool Balance was reduced during such Due Period on account of certain adjustments described under "Series ProvisionsInvestor Charge-Offs; Rebates and Adjustments", excluding any such adjustments attributable to Receivables which are unpaid and more than 210 days past their billing date by (ii) the aggregate amounts payable pursuant to invoices giving rise to Receivables that were generated during the Due Period prior to the Due Period for which the Dilution Ratio is calculated.

     "Over Concentrated Receivables" means, as of any date, with respect to any Series, the Series Allocation Percentage of the sum determined by adding, without duplication, for each Obligor and its affiliated Obligors, if any, for which the Special Concentration Limit established pursuant to a Receivables Purchase Agreement exceeds what would otherwise be the Concentration Limit, the Outstanding Balance of Receivables for such Obligor and its affiliated Obligors, if any, minus the sum of (a) the amount, if any, by which the Outstanding Balance of Receivables for such Obligor and its affiliated Obligors, if any, exceeds such Special Concentration Limit and (b) 2.5% (or any other higher percentage provided that the Rating Agency Condition has been satisfied) of the Outstanding Balance of the Receivables in the Trust.

UNALLOCATED COLLECTIONS

     Collections allocated to the Certificateholders' Interest of any Series for any Due Period will first be allocated to make required payments of interest for such Series, to pay the Monthly Servicing Fee for such Series and then, during the Accumulation Period or Early Amortization Period or, if the related Prospectus Supplement so specifies, the amortization period with respect to that Series, be allocated to make required payments to the Principal Funding Account for such Series. See "--Application of Available Investor Collections". The Servicer will determine the amount of Available Investor Collections with respect to each Series of Investor Certificates for any Due Period remaining after such required payments and the amount of any similar excess for any other Series or Purchased Interest ("Excess Collections"). The Servicer will, on any Distribution Date, allocate Excess Collections to a particular Series to the extent the Invested Amount for such Series exceeds the Monthly Principal to be distributed for such Distribution Date ("Shortfalls") and apply such Excess Collections as Available Investor Collections. If Shortfalls exceed Excess Collections for any Due Period, Excess Collections will be allocated pro rata among the applicable Series based on the relative amounts of Shortfalls. To the extent that Excess Collections exceed Shortfalls, the balance will be paid to the Seller if (after giving effect to such payment and any Receivables transferred to the Trust on such date) (a) the Net Series Pool Balance with respect to each Series shall be at least 100% of the Required Net Series Pool Balance for such Series and (b) the Net Purchaser Pool Balance with respect to each Purchased Interest shall be at least 100% of the Required Net Purchaser Pool Balance for such Purchased Interest, in each case as of the last day of the immediately preceding Due Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Distribution Date immediately following such Due Period). Any amount not paid to the Seller as a result of the limitation in the preceding sentence shall be held in the Collection Account unallocated ("Unallocated Collections") until such time as
(1) the Net Series Pool Balance with respect to each Series is at least 100% of the Required Net Series Pool Balance for such Series and (2) the Net Purchaser Pool Balance with respect to each Purchased Interest is at least 100% of the Required Net Pool Balance for such Purchased Interest (at which time such amount will be paid to the Seller to the extent permitted by such proviso) or until any Series enters its accumulation period, amortization period or early amortization period or any Purchased Interest commences liquidation (after which such amount will be treated as a Series Allocable Miscellaneous Payment or purchaser allocable miscellaneous payment, as applicable).

DETERMINATION OF MONTHLY INTEREST

     The amount of monthly interest for each Series ("Monthly Interest") distributable from the Collection Account with respect to the Investor Certificates of that Series on any Distribution Date will be an amount equal to one-twelfth (or such other fraction as may be specified in the related Prospectus Supplement) of the product of (i) the Certificate Rate of that Series and (ii) the outstanding principal balance of the Investor Certificates of that Series as of the close of business on the preceding Distribution Date (after giving effect to all distributions of Monthly Principal on such preceding Distribution Date).

     On or about the earlier of the fifth business day and the eighth calendar day preceding each Distribution Date preceding each Payment Date for a Series of Investor Certificates, the Servicer will determine the excess, if any (the "Interest Shortfall"), of (x) the aggregate Monthly Interest for the Interest Period applicable to such Payment Date over (y) the aggregate amount of funds allocated and available to pay such Monthly Interest on such Payment Date. If the Interest Shortfall for that Series with respect to any Payment Date is greater than zero, an additional amount ("Additional Interest") equal to one-twelfth (or such other fraction as may be specified in the related Prospectus Supplement) of the product of (i) the Certificate Rate for that Series and (ii) such Interest Shortfall (or the portion thereof which has not been paid to Investor Certificateholders of that Series) will be payable, to the extent permitted by applicable law, with respect to the Investor Certificates of that Series on each Payment Date following such Payment Date until such Interest Shortfall is paid to Certificateholders.

PAYMENTS TO SELLER

     The Servicer shall withdraw from the Collection Account and pay to the Seller on each day on which a deposit of Collections is made to the Collection Account an amount equal to the Seller's Percentage for the related Due Period of Series Allocable Collections for each Series of Investor Certificates deposited in the Collection Account on such day unless either (i) such amount has been netted against deposits to the Collection Account or (ii) the Net Series Pool Balance for such Series is less than 100% of the Required Net Series Pool Balance for such Series.

APPLICATION OF AVAILABLE INVESTOR COLLECTIONS

     By written request specifying all the distributions to be made, the Servicer shall cause the Trustee to apply, on each Distribution Date, Allocable Collections and Allocable Miscellaneous Payments with respect to any Series of Investor Certificates and the preceding Due Period that were allocated to the Certificateholders' Interest of that Series, as well as Excess Collections with respect to that Series on deposit in the Collection Account (collectively, with respect to any Series, "Available Investor Collections") to make the following distributions unless the Prospectus Supplement for such Series specifies otherwise:

          (i) an amount equal to Monthly Interest for such Series and such Distribution Date, plus the amount of any Monthly Interest with respect to such Series previously due but not paid for such Series on a prior Distribution Date, plus the amount of any Additional Interest for such Series and such Distribution Date and any Additional Interest for such Series previously due but not paid for such Series on a prior Distribution Date, shall be distributed to the Paying Agent for such Series for payment to the Certificateholders of such Series;

          (ii) an amount equal to the Monthly Servicing Fee for such Series and the preceding Due Period shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account) provided, however, that during the Early Amortization Period, if CSX Transportation Inc. is Servicer, then such Monthly Servicing Fee shall be distributed only after the required distributions set forth in clause (iii) immediately below have been made;

          (iii) on any Distribution Date with respect to the Accumulation Period or an Early Amortization Period for such Series, the remaining balance of such Available Investor Collections ("Monthly Principal") shall be deposited by the Servicer or the Trustee into the Principal Funding Account for such Series; provided that, except for Excess Collections
                              --------
     applied as Available Investor Collections, the amount so deposited shall not exceed Monthly Investor Principal with respect to such Distribution Date; and

          (iv) the balance, if any, shall constitute Excess Collections and shall be allocated and distributed as described under "--Unallocated Collections".

PRINCIPAL FUNDING ACCOUNTS

     The Servicer will establish and maintain with the Trustee in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Investor Certificateholders of each Series (each, a "Principal Funding Account"). On each Distribution Date with respect to the Accumulation Period or Early Amortization Period, or, if the related Prospectus Supplement so specifies, the amortization period with respect to a Series of Investor Certificates, Monthly Principal will be deposited in the Principal Funding Account for such Series as described above under "Principal".

     All amounts on deposit in the Principal Funding Account for any Series will be invested from the date of deposit by the Trustee at the direction of the Servicer in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. Any such Eligible Investments will be held by the Trustee through a securities intermediary (as defined in Article 8 of the UCC) and shall be credited to a securities account (as defined in Article 8 of the UCC) of the Trustee. On each Distribution Date all interest and other investment earnings (net of losses and investment expenses) earned on such investments shall be paid to the Seller. As used herein "Principal Funding Account Balance" means, with respect to the Principal Funding Account for any Series of Investor Certificates, the principal amount, if any, on deposit therein, excluding, however, reinvested interest and funds other than Collections and Miscellaneous Payments deposited in such account.

DISTRIBUTIONS

     Payments to Investor Certificateholders of each Series with respect to interest will be made from the Collection Account or, if so specified in the related Prospectus Supplement, from the Principal Funding Account in the event of a defeasance of such Series. Payments to Investor Certificateholders of each Series with respect to principal will be made from the Principal Funding Account for such Series. Unless otherwise specified in the related Prospectus Supplement, the Servicer shall instruct the Trustee to apply the funds on deposit in either the Collection Account or the Principal Funding Account for any Series of Investor Certificates and shall instruct the Trustee or the Paying Agent to make the following distributions from such Accounts:

          (a) On each Payment Date with respect to such Series, the Paying Agent will distribute to the Investor Certificateholders of record of such Series on the related Record Date (other than as provided in the Pooling Agreement with respect to a final distribution) such Investor Certificateholder's pro rata share of the amounts that are allocated and available on such Payment Date to pay interest based on the principal amount of the Investor Certificates of such Series held by them; and.

          (b) On each Special Payment Date and the Expected Final Payment Date with respect to such Series, all amounts on deposit in the Principal Funding Account for such Series will be distributed to the Certificateholders of record of such Series on the related Record Date (other than as provided in the Pooling Agreement with respect to a final distribution) pro rata based on the principal amount of the Certificates of such Series held by them.

     The paying agent (the "Paying Agent") shall initially be The Chase Manhattan Bank. The Paying Agent shall have the revocable power to withdraw funds from the Funding Accounts for the purpose of making distributions to Investor Certificateholders.

INVESTOR CHARGE-OFFS; REBATES AND ADJUSTMENTS

     If on any Distribution Date, the Investor Allocable Charged-Off Amount with respect to any Series of Investor Certificates for the preceding Due Period determined as described above under "Master Trust Provisions--Master Trust Allocations--Charged-Off Amounts" exceeds the Loss Reserve for such Series, as specified in the Prospectus Supplement related to such Series, and the preceding Due Period, the Invested Amount of that Series will be reduced by the amount of such excess (an "Investor Charge-Off"). Any reduction in the Invested Amount of a Series resulting from Investor Charge-Offs will have the effect of reducing the return of principal to Investor Certificateholders of that Series.

     If on any day the Outstanding Balance of a Receivable is reduced as a result of any defective, rejected or returned merchandise, insurance or services or any cash discount, is reduced or canceled as a result of a setoff or netting in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or the Servicer makes any adjustment thereto as a result of a rebate, refund or billing error, then the Pool Balance will be reduced by the amount of such reduction, cancellation or adjustment.

     In the event that, after giving effect to the reduction of the Pool Balance on any day in accordance with the immediately preceding paragraph, either (i) the Net Series Pool Balance with respect to any Series is less than 100% of the Required Net Series Pool Balance for such Series or (ii) the Net Purchaser Pool Balance with respect to any Purchased Interest is less than 100% of the Required Net Purchaser Pool Balance for such Purchased Interest, then not later than 12:00 noon, New York City time, on the business day following such day, or, if the Servicer is permitted to make deposits of Collections on the Transfer Date rather than daily, then on the Transfer Date following the Due Period in which such adjustment obligation arises, the Seller is required to deposit in the Collection Account in immediately available funds an amount (an "Adjustment Payment") equal to the lesser of (x) the amount of the reduction of the Pool Balance effected pursuant to the immediately preceding paragraph and (y) the amount that, if added to the Net Receivables Pool Balance, would result in the Net Series Pool Balance for each Series being not less than 100% of the Required Net Series Pool Balance for such Series and the Net Purchaser Pool Balance for each Purchased Interest being not less than 100% of the Required Net Purchaser Pool Balance for such Purchased Interest, in each case on the day on which such adjustment obligation arises.

AMORTIZATION EVENTS

     As described above, to the extent specified in the Prospectus Supplement for a Series of Investor Certificates, the Revolving Period with respect thereto will continue until the commencement of the Accumulation Period therefor, which will continue until the Invested Amount of such Series has been paid in full, unless an Amortization Event occurs prior to any such dates. An "Amortization Event" refers to any of the following events:

          (a) failure on the part of the Seller or CSX Transportation (i) to make any payment or deposit required under the Pooling Agreement, the Receivables Sale Agreement, any Series Supplement or any Receivables Purchase Agreement within two business days after the date such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Seller or CSX Transportation set forth in the Pooling Agreement, the Receivables Sales Agreement, any Series Supplement or any Receivables Purchase Agreement, which failure has a material adverse effect on the investor certificateholders of any Series or any Purchased Interest and which continues unremedied for a period of 30 days after written notice;

          (b) any representation or warranty made by the Seller in the Pooling Agreement, any Series Supplement or any Receivables Purchase Agreement or by CSX Transportation in the Receivables Sale Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 30 days (or, with respect to certain representations and warranties made under the Pooling Agreement, such longer period as may be agreed to by the Trustee and each Purchaser Agent) after written notice and as a result of which the interests of the investor certificateholders of any Series or any Purchaser are materially and adversely affected; provided, however, that such an Amortization Event shall not be deemed to occur if the Seller has repurchased the related Receivables or the Certificateholders' Interests of the certificateholders or the Purchased Interests, as applicable, in all the Receivables, if applicable, during such period in accordance with the provisions of the Pooling Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership (an "Insolvency Event") with respect to the Seller, any holder of the Seller Certificate or CSX Transportation;

          (d) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940;

          (e) CSX Transportation fails to convey Receivables to the Seller pursuant to the Receivables Sale Agreement as required thereby or the Seller fails to convey Receivables to the Trust pursuant to the Pooling Agreement;

          (f) the Required Net Series Pool Balance with respect to any Series shall exceed the Net Series Pool Balance for such Series;

          (g) a Servicer Default shall occur and be continuing;

          (h) a termination notice terminating the Servicer is delivered to the Servicer pursuant to the Pooling Agreement following the occurrence of a Servicer Default;

          (i) the Invested Amount of such Series shall not be paid in full on the Expected Final Payment Date therefor; or

          (j) with respect to any Series, any other Amortization Event specified in the Prospectus Supplement related thereto.

     In the case of any such event other than those described in clauses (c),
(d), (e), (f), (h) and (i) an Amortization Event with respect to any Series or Purchased Interest will be deemed to have occurred only if, after the applicable grace period described in such clauses, if any, the Trustee or investor certificateholders holding investor certificates evidencing more than 50% of the aggregate unpaid principal amount of the investor certificates of any Series or the Purchaser Agent on behalf of the Purchaser of any Purchased Interest, in each case to which such event relates, by notice to the Seller and the Servicer (and to the Trustee, if given by the investor certificateholders or a Purchaser Agent) declare that an Amortization Event has occurred with respect to such Series or Purchased Interest as of the date of such notice. In the case of any event described in clause (c), (d) and (h), an Amortization Event will be deemed to have occurred with respect to all outstanding Series and Purchased Interests without any notice or other action on the part of the Trustee, the investor certificateholders of any Series or any Purchaser Agent immediately upon the occurrence of such event. In the case of any event described in clause (e) or
(f), an Amortization Event with respect to all Series and Purchased Interests will be deemed to have occurred 10 days after the Seller becomes aware of or receives notice of such event without any notice or other action on the part of the Trustee or the investor certificateholders or any Purchaser Agent. The early amortization period with respect to any Series of Investor Certificates will commence at the close of business on the business day immediately preceding the date on which an Amortization Event occurs with respect to such Series. Monthly distributions of principal to the Investor Certificateholders of any Series as to which an Amortization Event has occurred will begin on the first Special Payment Date (which will be the first Distribution Date following the Due Period in which the Early Amortization Period commenced). Any amounts on deposit in a Principal Funding Account for any such Series at such time will be distributed on such first Special Payment Date to the Investor Certificateholders of such Series.

     In addition to the consequences of an Amortization Event discussed above, if an Insolvency Event occurs with respect to the Seller or the holder of the Seller's Certificate, pursuant to the Pooling Agreement, on the day such Insolvency Event occurs, the Seller will immediately cease to transfer Receivables to the Trust and promptly give written notice to the Trustee and each Purchaser Agent of such event. In a bankruptcy proceeding, however, the trustee-in-bankruptcy may have the power to continue to require the Seller to transfer new Receivables to the Trust. In addition, pursuant to the Receivables Sale Agreement, the Seller, as purchaser thereunder, shall not continue to purchase Purchased Assets from CSX Transportation upon the filing against either the Seller or CSX Transportation of certain federal tax or ERISA liens, as described under "Description of the Receivables Sale Agreement -- Sale of Receivables." Such event could lead to an Amortization Event under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee") with respect to each Series of Investor Certificates, payable in arrears on each Distribution Date in respect of any Due Period (or portion thereof) occurring prior to the earlier of the first Distribution Date following the Sale Date with respect to such Series and the first Distribution Date on which the Invested Amount of such Series is zero, in an amount equal to one-twelfth of the product of (a) .25%,
(b) the Pool Balance as of the last day of the Due Period immediately preceding such Distribution Date and (c) the Series Allocation Percentage for such Due Period and such Series or, in the case of the first Distribution Date for such Series, the Servicing Fee specified in the related Prospectus Supplement. The Servicer will receive a similar Servicing Fee in respect of each Purchased Interest and any other Series of investor certificates.

     The share of the Servicing Fee for any Series allocable to the Investor Certificateholders of such Series with respect to any Due Period (the "Monthly Servicing Fee") will be equal to the product of (a) the Servicing Fee for such Series and (b) a fraction, the numerator of which is (i) the Invested Amount of such Series as of the last day of such Due Period and the denominator of which is (ii) the product of the Net Receivables Pool Balance as of the last day of such Due Period multiplied by the Series Allocation Percentage for such Series and such Due Period. The Monthly Servicing Fee will be paid on each Distribution Date with respect to each Due Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described under "--Application of Available Investor Collections".

     The Servicer will pay from its own funds, without reimbursement, all expenses incurred in connection with servicing the Receivables, including expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants and all other fees and expenses that are not expressly stated in the Pooling Agreement, any Supplement or any Receivables Purchase Agreement to be payable by the Trust or the Seller, other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, of the Trust.

RECORD DATE

     Payments on the Investor Certificates of each Series will be made as described herein and the related Prospectus Supplement to the Investor Certificateholders in whose names the Investor Certificates of that Series were registered (expected to be Cede, as nominee of DTC) at the close of business on the last day of the calendar month preceding the date of such payment (each a "Record Date"). However, the final payment on the Investor Certificates will be made only upon presentation and surrender of the Investor Certificates. Unless otherwise specified in the related Prospectus Supplement, distributions will be made to DTC in immediately available funds. See "The Pooling Agreement Generally--Book-Entry Registration".

OPTIONAL TERMINATION; FINAL PAYMENT OF PRINCIPAL

     On any Distribution Date occurring on or after the date that the Invested Amount of any Series of Investor Certificates is reduced to 10% (or such lower percentage as may be specified in the related Prospectus Supplement) or less of the initial aggregate principal amount of the Investor Certificates of that Series, the Seller will have the option to repurchase the Certificateholders' Interest of that Series. Unless a different price is specified in the Prospectus Supplement for any Series of Investor Certificates, the purchase price will be equal to the sum of the Invested Amount of such Series plus accrued and unpaid interest on the unpaid principal amount of the Investor Certificates of such Series (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior Interest Payment Date or Special Payment Date) through the day preceding such Distribution Date at the Certificate Rate for such Series. Following any such repurchase, the Certificateholders of such Series will have no further rights with respect to the Receivables. In the event that the Seller fails for any reason to deposit the aggregate purchase price for the Certificateholders' Interest of any Series, payments would continue to be made to the Certificateholders of such Series.

     In any event, the last payment of principal and interest on the Investor Certificates of any Series will be due and payable not later than the sale date therefor (a "Sale Date") specified in the related Prospectus Supplement. In the event that the Invested Amount of a Series is greater than zero on its Sale Date, the Trustee will sell or cause to be sold interests in the Receivables in an amount, subject to certain limitations, equal to the sum of (i) 110% of the Invested Amount of such Series at the close of business on the Sale Date therefor and (ii) the Available Subordinated Amount, if any, with respect to such Series on the preceding Distribution Date. The net proceeds of such sale will be deposited in the Collection Account and allocated to the Investor Certificateholders of such Series, as provided in the Pooling Agreement and the related Series Supplement.

REPORTS

     No later than the fourth business day prior to each Distribution Date, the Servicer will, with respect to each Series of Investor Certificates, deliver to the Trustee, the Paying Agent and each Rating Agency a statement (a "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Investor Certificates of such Series (unless otherwise indicated), including (a) with respect to the Receivables: as specified in the Series Supplement and (b) with respect to the Investor Certificates of such
Series: (i) the Invested Amount for such Series and such Distribution Date, (ii) the amount of the Monthly Interest for such Series and such Distribution Date and, during the Accumulation Period or any Early Amortization Period or amortization period, the amount of Monthly Principal for such Series and such Distribution Date, (iii) the amount on deposit in each of the Funding Accounts for such Series on such Distribution Date, (iv) the Available Subordinated Amount, if any, for such Series and the related Due Period and (v) the amount, if any, of Investor Charge-Offs for such Series and such Distribution Date.

     On each Interest Payment Date or Special Payment Date for each Series of Investor Certificates (including the Expected Final Payment Date therefor), as the case may be, the Monthly Report will include the following additional information with respect to the Investor Certificates of such Series: (a) the total amount distributed; (b) the amount of such distribution allocable to principal of the Investor Certificates of such Series; (c) the amount of such distribution allocable to interest on the Investor Certificates of such Series; and (d) the amount, if any, by which the unpaid principal balance of the Investor Certificates of such Series exceeds the Invested Amount thereof as of the Record Date with respect to such Interest Payment Date or Special Payment Date, as the case may be. On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Investor Certificateholder of any Series of record a copy of the Monthly Report with respect to such Series.

     On or before January 31 of each year, the Paying Agent, on behalf of the Trustee, will furnish (or cause to be furnished) to each person who at any time during the preceding year was an Investor Certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding year or the applicable portion thereof during which such person was an Investor Certificateholder, together with such other customary information as is necessary to enable the Investor Certificateholders to prepare their tax returns. See "Certain Federal Income Tax Consequences" and "State Tax Consequences".

LIST OF INVESTOR CERTIFICATEHOLDERS

     At such time, if any, as Definitive Certificates have been issued, upon written request of any investor certificateholder or group of investor certificateholders of record of any Series or all outstanding Series, as the case may be, holding investor certificates evidencing not less than 10% of the aggregate unpaid principal amount of the investor certificates of such Series or all outstanding Series, as the case may be, the Trustee will afford such investor certificateholders access during normal business hours to the current list of investor certificateholders of such Series or all outstanding Series, as the case may be, for purposes of communicating with other investor certificateholders with respect to their rights under the Pooling Agreement, any Series Supplement or the investor certificates. See "The Pooling Agreement Generally--Book-Entry Registration" and "--Definitive Certificates".

     The Pooling Agreement does not provide for any annual or other meetings of Investor Certificateholders of any Series.

                        THE POOLING AGREEMENT GENERALLY

BOOK-ENTRY REGISTRATION

     Unless the Prospectus Supplement for any Series specifies that Certificates of such Series shall be in definitive rather than book-entry form, Investor Certificateholders of such Series may hold their Investor Certificates through DTC if they are participants of such system, or indirectly through organizations which are participants in such system.

     Cede, as nominee for DTC, will be the registered holder of the global Investor Certificates. No Investor Certificateholder will be entitled to receive a certificate representing such person's interest in the Investor Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described below, all references herein to actions by Investor Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Investor Certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Investor Certificates, for distribution to Investor Certificateholders in accordance with DTC procedures.

     Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Investor Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Investor Certificates may do so only through Participants and Indirect Participants. In addition, Investor Certificateholders will receive all distributions of principal of and interest on the Investor Certificates from the Paying Agent, initially The Chase Manhattan Bank, or the Trustee through DTC and its Participants. Under a book-entry format, Investor Certificateholders will receive payments after the related Interest Payment Date, Expected Final Payment Date or Special Payment Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Investor Certificateholders. It is anticipated that the only "Investor Certificateholder" (as such term is used in the Pooling Agreement and any Series Supplement) will be Cede, as nominee of DTC, and that Investor Certificateholders will not be recognized by the Trustee as "Investor Certificateholders" under the Pooling Agreement or any Series Supplement. Investor Certificateholders will only be permitted to exercise the rights of Investor Certificateholders under the Pooling Agreement and any Series Supplement indirectly through DTC and its Participants which in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Investor Certificates and is required to receive and transmit distributions of principal of and interest on the Investor Certificates. Participants and Indirect Participants with which Investor Certificateholders have accounts with respect to the Investor Certificates similarly are required to make book entry transfers and receive and transmit such payments on behalf of their respective Investor Certificateholders.

     Because DTC can only act on behalf of Participants, which in turn and on behalf of Indirect Participants and certain banks, the ability of an Investor Certificateholder to pledge Investor Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Investor Certificates, may be limited due to the lack of a physical certificate for such Investor Certificates.

     DTC has advised the Seller and the Trustee that it will take any action permitted to be taken by an Investor Certificateholder under the Pooling Agreement or any Series Supplement only at the direction of one or more Participants, to whose account with DTC the Investor Certificates are credited. Additionally, DTC has advised the Seller and the Trustee that it will take such actions with respect to specified percentages of Certificateholders' Interest only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Investor Certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Unless otherwise specified in the Prospectus Supplement for any Series, the Investor Certificates of such Series will be issued in fully registered, certificated form to Investor Certificateholders of such Series or their respective nominees ("Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system with respect to such Series through DTC or (iii) after the occurrence of a Servicer Default, Investor Certificateholders of such Series evidencing not less than 50% of the aggregate unpaid principal amount of the Investor Certificates of such Series advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Investor Certificateholders of such Series.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates of such Series. Upon surrender by DTC of the Definitive Certificates representing the Investor Certificates of such Series, and instructions for re-registration, the Trustee will issue such Investor Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as "Investor Certificateholders" of such Series, under the Pooling Agreement and the related Series Supplement ("Holders").

     If Definitive Certificates are issued, distribution of principal and interest on the Definitive Certificates will be made by the Paying Agent or the Trustee directly to the Holders in whose names the Definitive Certificates were registered on the related Record Date in accordance with the procedures set forth herein and in the Pooling Agreement and the related Series Supplement. Distributions will be made by check mailed to the address of each Holder as it appears on the register maintained by the Trustee, except that the final payment on any Definitive Certificate will be made only upon presentation and surrender of such Definitive Certificate on the date for such final payment at such office or agency as is specified in the notice of final distribution to Holders. The Trustee will provide such notice to Holders not later than the fifth day of the month of the final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the Transfer Agent and Registrar, which shall initially be The Chase Manhattan Bank. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SELLER'S INTEREST

     The Pooling Agreement provides that, except for the conveyances under the Pooling Agreement and under the Receivables Purchase Agreements or in connection with any merger transaction permitted by the Pooling Agreement (as described below), the Seller will not transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Seller's Interest represented by the Seller's Certificate unless (i) the instruments or agreements effectuating such transfer explicitly state that the interest being transferred is subject to all rights and interests of the investor certificateholders, each Purchaser, each Purchaser Agent, any provider of

Enhancement and the Trustee under the Pooling Agreement, each Series Supplement, each Receivables Purchase Agreement and any Enhancement agreement, and that the interest being transferred is subject to the rights of such parties to the extent provided in each of such agreements; (ii) the Seller shall have obtained and delivered to the Trustee a Tax Opinion with respect to such transfer; and
(iii) the Rating Agency Condition shall have been satisfied with respect to such transfer.

     The Pooling Agreement provides that the Seller will not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person unless: (i) the corporation formed by such consolidation or into which the Seller is merged or the person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be organized and existing under the laws of the United States and shall expressly assume, in form satisfactory to the Trustee and each Purchaser Agent, the performance of every covenant and obligation of the Seller under the Pooling Agreement, each Series Supplement and each Receivables Purchase Agreement; (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer; and (iii) the Seller shall have delivered to the Trustee, each Rating Agency and each provider of Enhancement, a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

TERMINATION OF TRUST

     The Trust will terminate on December 31, 2013. Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to holders of investor certificates) will be conveyed and transferred to the Seller.

CONVEYANCE OF RECEIVABLES

     Pursuant to the Pooling Agreement, the Seller has sold and assigned to the Trust all of the Seller's interest in all Receivables existing on December 18, 1992, and all Receivables thereafter created from time to time and purchased by the Seller pursuant to the Receivables Sale Agreement, all collateral security with respect thereto and the proceeds of all of the foregoing. The Receivables sold to the Trust by the Seller were previously sold to the Seller by CSX Transportation.

     CSX Transportation, in the Receivables Sale Agreement, and the Seller, in the Pooling Agreement, have agreed to, at the expense of CSX Transportation or the Seller, as applicable, undertake such reasonable actions as may be necessary to indicate to any creditor of CSX Transportation or the Seller, as the case may be, that the Receivables have been conveyed, and the collateral security assigned, in the case of CSX Transportation, to the Seller in accordance with the Receivables Sale Agreement and, in the case of the Seller, to the Trust in accordance with the Pooling Agreement for the benefit of the investor certificateholders and the Purchasers; provided that neither CSX Transportation nor the Seller is required to mark its master data processing records to reflect such sales. CSX Transportation, as initial Servicer, will retain and not deliver to the Trustee any records or agreements relating to the Contracts or the Receivables. Except as set forth above, the records and the agreements related to the Receivables will not be segregated from any other records of CSX Transportation. CSX Transportation and the Seller each has filed and is required to file UCC financing statements with respect to the transfer of an ownership or security interest in the

Receivables to the Trust meeting the requirements of applicable state law. See "Risk Factors--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables".

REMOVAL OF OBLIGORS

     The Pooling Agreement and the Receivables Sale Agreement may be amended to provide for the removal by CSX Transportation and the Seller of Obligors (but only with respect to future arising Receivables) upon satisfaction of the following conditions: (a) on or before the tenth business day preceding the date of such amendment, the Seller shall have given the Trustee, each Purchaser Agent, the Servicer, each Rating Agency (if any rated investor certificates are outstanding) and each provider of Enhancement written notice of such amendments;
(b) the Seller shall have delivered to the Trustee and each Purchaser Agent the related amendments, in form satisfactory to the Trustee and each Purchaser Agent, executed by each party to the Pooling Agreement and the Receivables Sale Agreement other than the Trustee; (c) the Seller shall have delivered to the Trustee any related Enhancement agreement executed by each of the parties thereto other than the Trustee; (d) the Rating Agency Condition shall have been satisfied with respect to such amendments; (e) such amendments will not result in the occurrence of an Amortization Event, event of termination under a Receivables Purchase Agreement or an event that would constitute an Amortization Event or such an event of termination but for the requirement that notice be given or time elapse or both, and the Seller shall have delivered to the Trustee, each Purchaser Agent and each provider of Enhancement a certificate of an authorized officer, dated the date of such amendments, to the effect that the Seller reasonably believes that such amendments will not have an Adverse Effect and are not reasonably expected to have an Adverse Effect at any time in the future; (f) the Seller shall have delivered to the Trustee, each Rating Agency (if any rated investor certificates are outstanding) and each provider of Enhancement a Tax Opinion, dated the date of such amendments, with respect to such amendments; and (g) such other conditions as are set forth in such amendments.

REPRESENTATIONS AND WARRANTIES

     As of the Closing Date for each Series and Purchased Interest, the Seller will make representations and warranties to the Trust relating to the Receivables to the effect, among other things, that as of such Closing Date, (a) each Receivable and all other Trust Assets have been conveyed to the Trust free and clear of any lien; (b) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Seller in connection with the conveyance of each Receivable and all other Trust Assets to the Trust have been duly obtained, effected or given and are in full force and effect; and (c) as of the date of the conveyance of any Receivable by the Seller to the Trust, such Receivable is an Eligible Receivable, subject to certain exceptions in the case of the initial conveyance of Receivables for "Defaulted Receivables" and "Overconcentrations". If (i) the Seller breaches any representation and warranty described in this paragraph with respect to any Receivable, and such breach has a material adverse effect on the certificateholders' interest of all Series or the Purchased Interests in any Receivable (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement), or (ii) the Seller causes any Receivable to be evidenced by an instrument (as defined in the UCC), then such Receivable (an "Ineligible Receivable") will be reassigned to the Seller on the terms and conditions set forth in the following paragraph.

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

     Ineligible Receivables shall be reassigned to the Seller on or before the Transfer Date following the Due Period in which such reassignment obligation arises by the Seller directing the Servicer to deduct, except as described below, an amount equal to the Outstanding Balance of such Ineligible Receivables from the Pool Balance. If, following such deduction, either (i) the Net Series Pool Balance with respect to any Series would be less than 100% of the Required Net Series Pool Balance for such Series or (ii) the Net Purchaser Pool Balance with respect to any Purchased Interest would be less than 100% of the Required Net Purchaser Pool Balance for such Purchased Interest, in each case on the last day of such Due Period, then, not later than 12:00 noon New York City time on the day on which such reassignment occurs, the Seller shall deposit in the Collection Account in immediately available funds an amount equal to the lesser of (i) the Outstanding Balance of such Ineligible Receivables and (ii) the amount that, if added to the Net Receivables Pool Balance, would result in the Net Series Pool Balance with respect to each Series being at least 100% of the Required Net Series Pool Balance for such Series and the Net Purchaser Pool Balance with respect to each Purchased Interest being at least 100% of the Required Net Purchaser Pool Balance for such Purchased Interest, in each case on the last day of the Due Period in which such reassignment obligation arises.
Any deposit in the Collection Account in connection with the reassignment of an Ineligible Receivable (the amount of any such deposit being referred to herein as a "Transfer Deposit Amount") shall be considered a payment in full of the Ineligible Receivable. If such amount is not deposited as required, then Ineligible Receivables the Outstanding Balances of which equal such amount not so deposited shall not be reassigned to the Seller and shall remain part of the Trust and the Outstanding Balances thereof shall not be deducted from the Pool Balance. The reassignment of any Ineligible Receivable to the Seller is the sole remedy respecting any breach of the representations and warranties or action taken by the Seller described in the preceding paragraph with respect to such Receivable available to investor certificateholders of any Series or the Purchasers (or the Trustee on behalf of such investor certificateholders or the Purchasers) or any provider of Enhancement.

     The Seller will also make representations and warranties to the Trust to the effect, among other things, that as of each Closing Date for a Series or Purchased Interest (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full corporate power and authority and legal right to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under the Pooling Agreement, the Receivables Sale Agreement, each Series Supplement and each Receivables Purchase Agreement; (b) the execution, delivery and performance of the Pooling Agreement, the Receivables Sale Agreement, each Series Supplement and each Receivables Purchase Agreement by the Seller and the execution and delivery to the Trustee of the investor certificates and the consummation by the Seller of the transactions provided for in such agreements and certificates have been duly authorized by the Seller by all necessary corporate action on the part of the Seller; (c) each of the Pooling Agreement, the Receivables Sale Agreement, each Series Supplement and each Receivables Purchase Agreement constitutes a valid, binding and enforceable agreement of the Seller, subject to certain bankruptcy and equity exceptions;
(d) the Pooling Agreement constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables and all other Trust Assets and the proceeds thereof or, if the Pooling Agreement does not constitute a sale of such property, the Seller has taken all reasonable steps necessary for the Pooling Agreement to constitute a grant of a first priority perfected security interest under the UCC as in effect in Virginia in such property to the Trust, which is effective as to each Receivable then existing on such Closing Date or, as to each Receivable arising thereafter, upon the creation thereof and until termination of the Trust; and (e) except as otherwise expressly provided in the Pooling Agreement, any Series Supplement or any Receivables Purchase Agreement, neither the Seller nor any person claiming through or under the Seller has any claim to or interest in the Collection Account, any Series Account, any Purchaser account or any Enhancement. Pursuant to the Receivables Sale Agreement, CSX Transportation will make representations and warranties to the Seller as of each Closing Date for a Series or Purchased Interest (i) to the same effect as the Seller's representations and warranties described in clauses
(a), (b), (c) and (d) of this paragraph, except that such representations and warranties relate solely to CSX Transportation and the Receivables Sale Agreement and (ii) to the effect that the Receivables Sale Agreement constitutes a valid sale, transfer and assignment to the Seller of all right, title and interest of CSX Transportation in the Receivables and all other Purchased Assets and the proceeds thereof, which sale, transfer and assignment was perfected under Florida law. See "Description of the Receivables Sale Agreement-- Representations and Warranties".

     In the event that the breach by the Seller or CSX Transportation of any of their respective representations and warranties described in the preceding paragraph has a material adverse effect on the certificateholders' interest of all Series or on the Purchased Interests in the Receivables or the availability of the proceeds thereof to the Trust (which determination shall be made without regard to whether funds are available pursuant to any Enhancement), the Trustee (or the holders of investor certificates evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all Series) or any Purchaser Agent, by notice to the Seller and the Servicer (and to the Trustee if given by the holders of the requisite percentage of investor certificates of all Series or any Purchaser Agent), may direct the Seller to accept reassignment of the certificateholders' interest (in the case of notice from the Trustee or the required amount of certificateholders) or the Purchased Interests (in the case of a notice from any Purchaser Agent) in the Receivables if such breach and any material adverse effect caused by such breach is not cured within 30 days of such notice, or within such longer period specified in such notice, and upon those conditions, the Seller will be obligated to accept such reassignment on the Transfer Date following the Due Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if, at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured.

     The price for such reassignment will be an amount equal to the amounts specified therefor with respect to each outstanding Series or Purchased Interest in the related Series Supplement or Receivables Purchase Agreement. Unless the related Prospectus Supplement specifies otherwise, the price for such reassignment with respect to any Series of Investor Certificates will be equal to the sum of (i) the Invested Amount of such Series on the relevant Distribution Date, (ii) accrued and unpaid interest on the unpaid balance of the Investor Certificates of such Series (calculated on the basis of the outstanding principal balance of the Investor Certificates of such Series and the related Certificate Rate) through the day preceding said Distribution Date, (iii) the amount of additional interest, if any, for such Series and Distribution Date and any additional interest previously due with respect to such Series but not paid on a prior Distribution Date. The payment of the reassignment price for all Series, in immediately available funds, will be considered a payment in full of the certificateholders' interest in all Receivables and such funds will be treated as Collections and distributed to investor certificateholders of all Series upon presentation and surrender of their certificates. If the Trustee, any Purchaser Agent or the investor certificateholders give a notice as provided above, the obligation of the Seller to accept such reassignment and to make the deposit described above will constitute the sole remedy respecting an event of the type specified above available to the investor certificateholders or the Purchasers (or the Trustee on behalf of the investor certificateholders and the Purchasers) or any provider of Enhancement.

     "Eligible Receivable" means either (1) each Receivable that satisfies the Rating Agency Condition or (2) each Receivable: (a) the Obligor of which (or if there is more than one Obligor with respect thereto, at least one of such Obligors) has a business office located in the United States or Canada or is otherwise subject to jurisdiction in United States or Canadian courts and is not an affiliate of any of the parties to the Pooling Agreement; provided, that (i) in the event the Standard and Poor's short term currency rating of Canada falls to A-1 or the Moody's long term rating of Canada's United States dollar obligations falls to A1, to the extent that the aggregate amount of Receivables with respect to Obligors domiciled in Canada exceeds 20% of the Pool Balance, such Receivables shall not be Eligible Receivables and (ii) in the event the Standard and Poor's short term currency rating of Canada falls below A-1, the Moody's long term rating of Canada's United States dollar obligations falls below A1 or the Moody's short term rating of Canada's United States dollar obligations falls below P1 no Receivable with respect to an Obligor domiciled in Canada shall be an Eligible Receivable; (b) the Obligor of such Receivable at the time of its transfer to the Trust is not also the Obligor of Defaulted Receivables the aggregate amount of which is 10% or more of the aggregate Outstanding Balance of all Receivables of such Obligor; (c) which at the time of the transfer to the Trust is not a Defaulted Receivable or if such Obligor is under the protection of the Bankruptcy Court, such court shall have approved the payment of such Receivable; (d) which, according to the Contract related thereto, is required to be paid in full within 60 days of the billing date therefor; (e) which arose in the ordinary course of business of CSX Transportation under a Contract; (f) which is an "account" within the meaning of
Section 9-106 of the UCC of the states of the jurisdictions the law of which governs the perfection of the interest created by a purchase of Receivables under the Pooling Agreement; (g) which is denominated and payable either in United States dollars in the United States or in Canadian dollars in Canada; provided, that (i) so long as the Standard and Poor's short term currency rating of Canada is A-1 or above, the aggregate Outstanding Balance of Receivables payable in Canadian dollars shall not exceed 1% of the Pool Balance without satisfaction of the Rating Agency Condition and (ii) if the Standard and Poor's short term currency rating of Canada falls below A-1, then the aggregate Outstanding Balance of Receivables payable in Canadian dollars shall not exceed 0% of the Pool Balance without satisfaction of the Rating Agency Condition; (h) which was created in compliance with, and which, together with the related Contract, does not contravene in any material respect any applicable requirement of law and with respect to which no party to the Contract related thereto is in violation of any applicable requirement of law in any material respect in connection therewith; (i) which satisfies all applicable requirements of the Credit and Collection Policy; (j) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance (other than by the Obligor) of the Contract pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect; (k) as to which, at the time of the transfer of such Receivable to the Trust, the Seller will have good and marketable title thereto free and clear of all liens; (l) which has been the subject of either a valid transfer and assignment from the Seller to the Trust of all the Seller's right, title and interest therein and in the related collateral security (including any proceeds thereof) free and clear of all liens, or the grant of a first priority perfected security interest therein and in the related collateral security (and in the proceeds thereof), effective until the termination of the Trust; (m) which will at all times be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, subject to certain bankruptcy and equity exceptions; (n) which, at the time of transfer to the Trust, has not been waived or modified except as permitted in the Pooling Agreement or in accordance with the Credit and Collection Policy and which waiver or modification is reflected in the Servicer's records and computer files relating thereto; (o) which, at the time of transfer to the Trust, is not subject to any right of rescission, set-off, netting (other than netting as permitted by the Railway Accounting Rules of the Association of American Railroads), counterclaim or any other defense of the Obligor, other than certain bankruptcy defenses; (p) as to which, at the time of transfer to the Trust, the Servicer and CSX Transportation have satisfied all their obligations under the related Contract required to be satisfied by such time; (q) as to which, at the time of transfer to the Trust, neither CSX Transportation nor the Servicer nor any of their respective affiliates have taken any action which would impair, nor omitted to take any action, the omission of which would impair, the rights of the Trust, the investor certificateholders or the Purchasers therein; and (r) which, with respect to Receivables generated on or after September 30, 1999, is generated, recorded and processed under the Servicer's Customer Order Processing System, or a system of similar functionality, which is year 2000 enabled, unless the failure to so generate, record and process such Receivable would not have an Adverse
Effect.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of any documents or records related to the Receivables or the Contracts for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling Agreement or for any other purpose.

INDEMNIFICATION

     The Pooling Agreement provides that the Servicer will indemnify the Trust, the Trustee and each Purchaser from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust which violate or fail to comply with the requirements of the Pooling Agreement, a Series Supplement or a Receivables Purchase Agreement.

     Under the Pooling Agreement, the Seller has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an investor certificateholder or by a Purchaser in the capacity of an investor in the investor certificates or purchaser of Purchased Interests) arising out of or based on the arrangement created by the Pooling Agreement and the actions of the Servicer taken pursuant thereto as though such agreement created a partnership under the New York Revised Limited Partnership Act in which the Seller was a general partner. The Seller has agreed to pay, indemnify and hold harmless each holder of investor certificates of any Series and each Purchaser against and from any such losses, claims, damages or liabilities except to the extent that they arise from any action by such holder or Purchaser. The Servicer will indemnify and hold harmless the Seller for any losses, claims, damages and liabilities of the Seller as described in this paragraph arising from the actions or omissions of the Servicer.

     Except as provided in the preceding paragraphs and except for certain indemnification provided to the Trustee, the Pooling Agreement provides that none of the Seller, the Servicer or any of their directors, officers, employees or agents, in their capacities as such, will be under any other liability to the Trust, the Trustee, the holders of investor certificates of any Series, any Purchaser, any provider of Enhancement or any other person for any action taken, or for refraining from taking any action in good faith pursuant to the Pooling Agreement. However, none of the Seller, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Pooling Agreement.

     In addition, the Pooling Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with the Pooling Agreement, a Series Supplement or a Receivables Purchase Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of investor certificates of any Series and the Purchasers with respect to the Pooling Agreement, a Series Supplement or a Receivables Purchase Agreement and the rights and duties of the parties thereto and the interest of investor certificateholders and Purchasers thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling Agreement, the Servicer will be responsible for servicing, administering and collecting the Receivables in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

     The Servicer shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the Contracts relating to the Receivables and the Credit and Collection Policy, except insofar as any failure to comply or perform would not materially and adversely affect the investor certificateholders of any Series or the Purchasers. Subject to compliance with all requirements of law, CSX Transportation or the Servicer, as applicable, may change the terms and provisions of the Credit and Collection Policy only if (i) with respect to a material change of collection policies, such change is made with the prior written approval of each Purchaser Agent and the Rating Agency Condition is satisfied with respect thereto, (ii) with respect to a material change of collection procedures, such change is made with prior written notice to each Purchaser Agent and no Adverse Effect on any Series or Purchased Interest would result and (iii) with respect to a material change in accounting policies relating to Receivables that become Charged-Off Receivables, such change is made in accordance with generally accepted accounting principles or Railway Accounting Rules of the Association of American Railroads. In addition, provided no amortization event, Servicer Default or event of termination under a Receivables Purchase Agreement shall have occurred and be continuing, the Servicer (if CSX Transportation) may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable, or otherwise modify the terms of any Receivable or amend, modify or waive any terms or conditions of any Contract related thereto, all as it may determine to be appropriate to maximize collection thereof.

     Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Obligor. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Receivables by the Trustee pursuant to the Pooling Agreement, maintaining the agreements, documents and files relating to the Receivables as custodian for the Trust and providing related data processing and reporting services for investor certificateholders of any Series and on behalf of the Trustee.

     CSX Transportation in the ordinary course of business may subcontract with any person for servicing administering or collecting on the Receivables. Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling Agreement.

SERVICER COVENANTS

     In the Pooling Agreement, the Servicer has covenanted as to each Receivable that: (a) it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivable and the related Contract, and will maintain in effect all qualifications required under applicable law in order to service properly the Receivable and will comply in all material respects with all other requirements of law in connection with servicing the Receivables, in each case to the extent the failure to do so would have a material adverse effect on the investor certificateholders, the Purchasers or any provider of Enhancement; (b) it will not permit any rescission or cancellation of the Receivable except as ordered by a court of competent jurisdiction or other governmental authority or in connection with a rebate or refund or billing error; (c) it will not take any action which, or omit to take any action the omission of which, would materially impair the rights of the investor certificateholders of all Series or the Purchasers in any Receivable or the rights of any provider of Enhancement; (d) it will not reschedule, revise or defer payments on the Receivable except in accordance with the Credit and Collection Policy or the provisions of the Pooling Agreement; and (e) except in connection with its enforcement or collection of a Receivable, it will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and, if any Receivable is so evidenced, it shall be assigned to the Servicer as provided below.

     Under the terms of the Pooling Agreement in the event that any of the covenants of the Servicer contained in clauses (a) through (e) above with respect to any Receivable is breached, and such breach has a material adverse effect on the certificateholders' interest of all Series or the Purchased Interests in such Receivable (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement), all Receivables to which such event relates shall be assigned to the Servicer on the terms and conditions set forth below. Such assignment will be made on the Transfer Date following the Due Period in which such assignment obligation arises by the Servicer making a deposit into the Collection Account in an amount equal to the Outstanding Balance of such Receivable. The amount of such deposit shall be deemed a "Transfer Deposit Amount". This assignment to the Servicer constitutes the sole remedy available to the investor certificateholders of any Series (or the Trustee on their behalf), the Purchasers (or the Trustee on their behalf) or any provider of Enhancement if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such assigned Receivables shall be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling Agreement, except (a) upon determination (as evidenced by an opinion of counsel) that (i) such duties are no longer permissible under applicable law and
(ii) there is no reasonable action which the Servicer could take to make the performance of its duties thereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental to the Pooling Agreement, executed and delivered to the Trustee, in form satisfactory to the Trustee and each Purchaser Agent, of the obligations and duties of the Servicer under the Pooling Agreement by any of its affiliates that is a direct or indirect wholly owned subsidiary of CSX Corporation and that qualifies as an eligible Servicer. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling Agreement.

     Any person into which, in accordance with the Pooling Agreement, the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of or the Servicer, will be the successor to the Servicer under the Pooling Agreement.

SERVICER DEFAULT

     In the event any Servicer Default (as defined below) is continuing, either
(i) the Trustee or (ii) investor certificateholders or Purchasers of Purchased Interests evidencing more than 50% of the aggregate unpaid principal amount of all outstanding investor certificates and Purchased Interests, by written notice to the Servicer (and to the Trustee which shall in turn forward copies to any provider of Enhancement and each Purchaser Agent) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Pooling Agreement. In a bankruptcy proceeding, however, the trustee-in-bankruptcy may have the power to prevent any such termination of the rights and obligations of the Servicer.

     The Trustee shall, after giving a Termination Notice, appoint a successor Servicer (a "Service Transfer"); provided, however, that in so appointing any successor Servicer the Trustee shall give due consideration to any successor Servicer proposed by any Purchaser Agent. If no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling Agreement shall pass to and be vested in the Trustee. In connection with any Termination Notice, the servicing compensation paid to any successor Servicer shall not be in excess of the aggregate Servicing Fees for all Series and Purchased Interests plus any amounts payable to the Seller or the Servicer pursuant to the terms of any Enhancement agreement; provided, however, that the Seller shall be responsible for payment of the Seller's portion of such aggregate Servicing Fees and that no such monthly compensation paid out of Collections shall be in excess of such aggregate Servicing Fees. The rights and interest of the Seller under the Pooling Agreement, any Series Supplement and any Receivables Purchase Agreement in the Seller's Interest will not be affected by any Termination Notice or Servicer Transfer.

     A "Servicer Default" refers to any of the following events:

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

          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling Agreement, any Series Supplement or any Receivables Purchase Agreement, which is not cured within a two-business-day grace period;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling Agreement, any Series Supplement or any Receivables Purchase Agreement which has a material adverse effect on the investor certificateholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) or on any Purchased Interest and which continues unremedied for a period of 30 days after notice, or the Servicer assigns or delegates its duties under the Pooling Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the Servicer in the Pooling Agreement, any Series Supplement or any Receivables Purchase Agreement or in any certificate delivered pursuant to the Pooling Agreement, any Series Supplement or any Receivables Purchase Agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the investor certificateholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Enhancement) or on any Purchased Interest and which material adverse effect continues for a period of 30 days after written notice; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of 10 business days or referred to under clause (b) or (c) for a period of 30 business days, in each case after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling Agreement, each Series Supplement and each Receivables Purchase Agreement and the Servicer shall provide the Trustee, the Seller, each Purchaser Agent, any provider of Enhancement and the investor certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement provides that on or before March 31 of each year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the effect that such firm has examined certain documents and records relating to the servicing of the Receivables, compared the information contained in the Servicer's certificates delivered for the preceding fiscal year with such documents and records and that, on the basis of such examination and comparison, such firm is of the opinion that such servicing was conducted in compliance with the applicable provision of the Pooling Agreement, each Supplement and each Receivables Purchase Agreement except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Pooling Agreement provides that on or before March 31 of each year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report to the effect that such firm has compared the mathematical calculations of each amount set forth in the Servicer's certificates delivered for the preceding fiscal year with the Servicer's computer reports which were the source of such amounts, and that, on the basis of such examination and comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Pooling Agreement provides for delivery to the Trustee, each Purchaser Agent, each Rating Agency and each provider of Enhancement on or before March 31 of each year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all such statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

     The Pooling Agreement and any Series Supplement may be amended from time to time by agreement of the Trustee, the Servicer and the Seller without the consent of the investor certificateholders of any Series or any Purchaser or Purchaser Agent, provided that such action does not adversely affect the interests of any investor certificateholder or Purchaser or otherwise have an Adverse Effect. Neither the Pooling Agreement nor any Series Supplement may be amended, however, unless the Seller shall have delivered the proposed amendment to each Purchaser Agent and the Rating Agencies at least 10 business days prior to execution and delivery thereof.

     Any Receivables Purchase Agreement may be amended from time to time by the parties thereto but without the consent of the investor certificateholders of any Series, provided that such amendment shall not adversely affect the interests of certificateholders, as evidenced by an officer's certificate of the Servicer.

     The Pooling Agreement, any Series Supplement or any Receivables Purchase Agreement may also be amended from time to time by the Seller, the Servicer and the Trustee with the consent of (a) in the case of the Pooling Agreement or any Series Supplement, (i) the holders of investor certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of all adversely affected Series and (ii) if any Purchased Interest shall or would be adversely affected, each Purchaser Agent, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or any Series Supplement or of modifying in any manner the rights of such certificateholders or the Purchasers, provided that no such amendment may (w) reduce in any manner the amount of or delay the timing of any distributions to be made to investor certificateholders or deposits of amounts to be so distributed or the amount available under any Enhancement without the consent of each investor certificateholder affected; (x) change the definition or the manner of calculating the interest of any investor certificateholder without the consent of each affected investor certificateholder; (y) reduce the aforesaid percentage required to consent to any such amendment without the consent of each investor certificateholder; or (z) adversely affect the rating of any Series or class by any Rating Agency without the consent of the holders of investor certificates of such Series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of such Series or class or (b) in the case of any Receivables Purchase Agreement,
(i) each Purchaser Agent and the other parties thereto and (ii) the holders of investor certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of all adversely affected Series.

     Promptly following the execution of any such amendment (other than any amendment described in the first paragraph of this section), the Trustee will furnish written notice of the substance of such amendment to each investor certificateholder.

     Notwithstanding the foregoing, no amendment may be made to the Pooling Agreement, any Series Supplement or any Receivables Purchase Agreement which would adversely affect in any material respect the interests of the provider of any Enhancement without the consent of the provider of such Enhancement.

     Notwithstanding the foregoing (including the immediately preceding paragraph), the Pooling Agreement and the Supplement relating to Series 1998-1 may be amended without the consent of any holders of the Series 1998-1 Certificates or any future Series, any holder of a Purchased Interest not outstanding prior to May __, 1998 or any provider of Enhancement to enable all or a portion of the Trust to qualify as a FASIT, as described under "Certain Federal Income Tax Consequences FASIT Election," or to avoid the imposition of state and local income or franchise taxation of the Trust, provided that (i) the
                                                           --------
Rating Agency Condition is satisfied and (ii) such amendment does not affect the rights, duties or obligations of the Trustee under the Pooling Agreement or any Supplement.

THE TRUSTEE

     The Chase Manhattan Bank, as successor in interest to the Chemical Bank, is the initial Trustee under the Pooling Agreement. The Corporate Trust Department of The Chase Manhattan Bank is located at 450 West 33rd Street, New York, New York 10001. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold investor certificates of any Series in their own names; however, any investor certificates held by the Seller, the Servicer or any of their respective affiliates shall not be entitled to participate in any decisions made or instructions given to the Trustee by investor certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustee of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee, which appointment will be subject to the prior approval of each Purchaser Agent. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                         DESCRIPTION OF THE RECEIVABLES
                                 SALE AGREEMENT

     The Receivables sold to the Trust by the Seller were purchased by the Seller from CSX Transportation pursuant to the Receivables Sale Agreement entered into between the Seller, as purchaser, and CSX Transportation, as seller. A copy of the Receivables Sale Agreement, and amendments thereto, is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Receivables Sale Agreement and is qualified in its entirety by reference to the Receivables Sale Agreement.

SALE OF RECEIVABLES

     Pursuant to the Receivables Sale Agreement, CSX Transportation sold to the Seller all its right, title and interest in and to the Receivables existing on December 18, 1992, and thereafter created, all collateral security with respect thereto, all Collections and amounts received with respect thereto and all proceeds of the foregoing (collectively, the "Purchased Assets").

     CSX Transportation, in the Receivables Sale Agreement, has agreed to, at its expense, undertake such reasonable actions as may be necessary to indicate to any creditor of CSX Transportation that the Receivables have been conveyed, and the collateral security therefor assigned to the Seller in accordance with the Receivables Sale Agreement and to the Trust in accordance with the Pooling Agreement for the benefit of the investor certificateholders and the Purchasers; provided that CSX Transportation is not required to mark its master data processing records to reflect such sales. CSX Transportation, as initial Servicer, will retain and not deliver to the Trustee any records or agreements relating to the Contracts or the Receivables. The records and agreements related to the Receivables will not be segregated from any other records of CSX Transportation. CSX Transportation has filed and is required to file UCC financing statements with respect to the sale of the Receivables meeting the requirements of applicable state law. See "Certain Legal Aspects of the Receivables."

     Pursuant to the Receivables Sale Agreement, as amended, the Seller, as purchaser, shall not continue to purchase Purchased Assets from CSX Transportation if there shall have been filed against CSX Transportation or the Seller either (A) a notice of federal tax lien from the Internal Revenue Service or (B) a notice of lien from the Pension Benefit Guaranty Corporation under
Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which either of such sections applies, in each case, for so long as the Seller or CSX Transportation, as the case may be, has not provided to the Trustee and each Rating Agency written evidence reasonably satisfactory to each Rating Agency of the release or expiration of such lien. The discontinuance of sales of Purchased Assets by CSX Transportation to the Seller may, but will not in and of itself, result in an Amortization Event.

In addition, CSX Transportation may cease selling Purchased Assets to the Seller if the Seller fails to pay the purchase price for such Purchased Assets.

REPRESENTATIONS AND WARRANTIES

     CSX Transportation made representations and warranties to the Seller to the effect, among other things, that as of the Closing Date for each Series and Purchased Interest (a) it is a corporation duly organized, validly existing and in good standing under the law of the State of Virginia and has, in all material respects, full corporate power and authority and legal right to own its properties and conduct its business as presently owned and conducted, and to execute, deliver and perform its obligations under the Receivables Sale Agreement; (b) the execution and delivery of the Receivables Sale Agreement and the consummation of the transactions provided for or contemplated by the Receivables Sale Agreement have been duly authorized by CSX Transportation by all necessary corporate action on the part of CSX Transportation; (c) it is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or obtain such licenses or approvals would render any Contract relating to any Receivable unenforceable by CSX Transportation or the Seller or would have a material adverse effect on CSX Transportation's ability to perform its obligations under the Receivables Sale Agreement, except no representation is made with respect to any qualifications, licenses or approvals the Seller would have to obtain to do business in any jurisdiction in which the Seller seeks to enforce directly any Receivable; (d) the execution and delivery of the Receivables Sale Agreement, the sale of the Purchased Assets, the performance of the transactions contemplated by the Receivables Sale Agreement and the fulfillment of the terms thereof, will not conflict with or violate any requirements of applicable law or conflict with, result in any breach of trust or of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract (including the Contracts), agreement, mortgage, deed of trust, or other instrument to which CSX Transportation is a party or by which it or its properties are bound; (e) there are no proceedings or investigations pending or, to the best knowledge of CSX Transportation, threatened against or affecting CSX Transportation before any governmental authority seeking to prevent the consummation of any of the transactions contemplated by the Receivables Sale Agreement, or seeking any determination or ruling that, in the reasonable judgment of CSX Transportation, would materially and adversely affect the performance by CSX Transportation of its obligations under the Receivables Sale Agreement; (f) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by CSX Transportation in connection with the execution and delivery by CSX Transportation of the Receivables Sale Agreement and each Receivables Purchase Agreement, and the performance of the transactions contemplated by the Receivables Sale Agreement, each Series Supplement and each Receivables Purchase Agreement by CSX Transportation have been duly obtained, effected or given and are in full force and effect; (g) no transaction contemplated by the Receivables Sale Agreement requires compliance with any bulk sales act or similar law; and
(h) no proceeds from the sale of the Receivables will be used by CSX Transportation to acquire any security in any transaction which is subject to Sections 13 and 14 of the Exchange Act.

     In the event of any breach of any of the representations and warranties set forth in the immediately preceding paragraph and if, in connection therewith, the Seller shall be obligated to accept reassignment of the certificateholders' interests of all Series or the Purchased Interests pursuant to the Pooling Agreement, CSX Transportation shall repurchase the Purchased Assets and shall pay to the Seller on the business day immediately preceding the Distribution Date on which such purchase of the certificateholders' interest or Purchased Interests is to be made an amount equal to the purchase price for the certificateholders' interests or the Purchased Interests, as the case may be, as determined in accordance with the Pooling Agreement. Such repurchase is the sole remedy respecting any breach of the representations and warranties described in the immediately preceding paragraph with respect to such Purchased Assets.

     In addition, CSX Transportation will represent and warrant to the Seller as of the Closing Date for each Series or Purchased Interest that: (a) the Receivables Sale Agreement constitutes a legal, valid and binding obligation of CSX Transportation enforceable against CSX Transportation in accordance with its terms, subject to certain bankruptcy and equity exceptions; (b) each Receivable and all other Purchased Assets have been conveyed to the Seller free and clear of any lien; (c) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by CSX Transportation in connection with the conveyance of each Receivable and all other Purchased Assets to the Seller have been duly obtained, effected or given and are in full force and effect; (d) the Receivables Sale Agreement constitutes a valid sale, transfer and assignment to the Seller of all right, title and interest of CSX Transportation in the Receivables and all other Purchased Assets and the proceeds thereof; (e) except as otherwise expressly provided in the Pooling Agreement, any Series Supplement or any Receivables Purchase Agreement, neither CSX Transportation nor any person claiming through or under CSX Transportation has any claim to or interest in the Collection Account, any Series Account, any Purchaser account or any Enhancement; (f) as of the date of the conveyance by CSX Transportation to the Seller of any new Receivable, such Receivable is an Eligible Receivable, subject to certain exceptions in the case of the initial conveyance of Receivables for "Defaulted Receivables" or "Overconcentrations"; and (g) the purchase price payable on any Closing Date for Purchased Assets (i) constitutes fair consideration and reasonably equivalent value for such Purchased Assets and (ii) is comparable to the sale price for such Purchased Assets that could generally be obtained by CSX Transportation in the marketplace from unaffiliated entities in comparable transactions.

     In the event any representation or warranty set forth in the immediately preceding paragraph is not true and correct as of the date specified therein or CSX Transportation's covenant not to cause any Receivable to be evidenced by any instrument (as defined in the UCC) is breached, such that in either event such Receivable is an Ineligible Receivable and the Seller is, in connection therewith, required to accept reassignment of such Ineligible Receivable pursuant to the Pooling Agreement, then CSX Transportation shall pay to the Trustee on behalf of the Seller any Transfer Deposit Amount required to be paid by the Seller to the Trustee, within the time period required under the Pooling Agreement for such payment. Such payment shall constitute the sole remedy respecting the event giving rise to such obligation available to the Seller and to the investor certificateholders of any Series or the Purchasers (or the Trustee or Purchaser Agent on behalf of investor certificateholders or Purchasers).

     In the event of any breach of any of the representations and warranties set forth in the second immediately preceding paragraph and if, in connection therewith, the Seller shall be obligated to accept reassignment of the certificateholders' interest of all Series or the Purchased Interests pursuant to the Pooling Agreement, CSX Transportation shall repurchase the Purchased Assets and shall pay to the Seller on the business day immediately preceding the Distribution Date on which such purchase of the certificateholders' interest or Purchased Interests is to be made an amount equal to the purchase price for the certificateholders' interests or the Purchased Interests, as the case may be, as determined in accordance with the Pooling Agreement and such repurchase shall constitute the sole remedy against CSX Transportation.

CERTAIN COVENANTS

     CSX Transportation has covenanted, among other things, that (a) it will not take any action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) except in connection with its enforcement or collection; (b) it will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any Receivable or any other Purchased Assets or any interest therein except for the conveyance under the Receivables Sale Agreement, and it will defend the right, title and interest of the Seller, the Trust, and the Purchasers in, to and under the Purchased Assets against all claims of third parties claiming through or under CSX Transportation; (c) in the event that it receives Collections or Recoveries in respect of any Receivable (outside of the LockBox arrangements described in the Pooling Agreement), it will hold all such Collections and Recoveries in trust and pay such Collections and Recoveries to the Servicer; (d) it will not modify, amend or alter any Contract in a manner that would cause the Receivables arising under such Contract not to be Eligible Receivables and would have a material adverse effect on the investor certificateholders or the Purchasers; (e) it will not make any change in the Credit and Collection Policy which would impair the collectability of any Receivable and would have a material adverse effect on the investor certificateholders or the Purchasers; and (f) if on any day the Outstanding Balance of a Receivable is reduced as a result of any defective, rejected or returned merchandise, insurance or services or any cash discount, or is reduced or canceled as a result of a set-off in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or any unrelated transaction) or the Servicer makes any adjustment thereto as a result of a rebate, refund or billing error, it will pay to the Trustee on behalf of the Seller any Adjustment Payment required pursuant to, and at the time specified in, the Pooling Agreement.

AMENDMENTS

     The Receivables Sale Agreement may be amended from time to time by agreement of CSX Transportation and the Seller without the consent of the investor certificateholders of any Series or any Purchaser or Purchaser Agent, provided that such action does not adversely affect the interests of any investor certificateholder or Purchaser or otherwise have an Adverse Effect. In addition, the Pooling Agreement or any Supplement may be amended from time to time without notice to or consent of the Certificateholders and without regard to any Adverse Effect determination to enable all or a portion of the Trust to qualify as a "financial asset securitization investment trust" under the Code. The Receivables Sale Agreement may not be amended, however, unless the Seller shall have delivered the proposed amendment to each Purchaser Agent and the Rating Agencies at least 10 business days prior to the execution and delivery thereof.

     The Receivables Sale Agreement may also be amended from time to time by CSX Transportation and the Seller with the consent of (a) the holders of investor certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of all adversely affected Series and (b) if any Purchased Interest shall or would be adversely affected, each

Purchaser Agent, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Receivables Sale Agreement or of modifying in any manner the rights of CSX Transportation, provided that no such amendment may (i) reduce in any manner the amount of or delay the timing of any distributions to be made to investor certificateholders or deposits o amounts to be so distributed or the amount available under any Enhancement without the consent of each investor certificateholder affected; (ii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each investor certificateholder; or (iii) adversely affect the rating of any Series or class by any Rating Agency without the consent of the holders of investor certificates of such Series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of such Series or class.

     Promptly following the execution of any such amendment (other than any amendment described in the first paragraph of this section), CSX Transportation will furnish written notice of the substance of such amendment to each investor certificateholder.

     Notwithstanding the foregoing, no amendment may be made to the Receivables Sale Agreement which would adversely affect in any material respect the interest of the provider of any Enhancement without the consent of the provider of such Enhancement.

TERMINATION

     The Receivables Sale Agreement will terminate immediately after the Trust terminates pursuant to the Pooling Agreement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     CSX Transportation has sold the Receivables to the Seller and the Seller in turn has sold the Receivables to the Trust. The Seller has represented and warranted that the transactions described in the Pooling Agreement are either a sale to the Trust of all right, title and interest of the Seller in the Receivables and the proceeds thereof or, if the Pooling Agreement does not constitute a sale of such property, it has taken all reasonable steps necessary for the Pooling Agreement to constitute a grant of a security interest to the Trust in and to the Receivables. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "The Pooling Agreement Generally--Representations and Warranties."

     Each of CSX Transportation and the Seller has represented that the Receivables are "accounts" for purposes of the UCC as in effect in Florida and Virginia. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. Financing statements covering the Receivables have been filed under the UCC as in effect in Florida and Virginia by both the Seller and the Trustee to perfect their respective interests in the Receivables and confirmation statements will be filed as required to continue the perfection of such interests. The Receivables have not and will not be stamped to indicate the interest of the Seller or the Trust.

     There are certain limited circumstances under the UCC and applicable federal, state and Canadian law in which prior or subsequent transferees of Receivables coming into existence after the date of the Pooling Agreement could have an interest in such Receivables with priority over the Trust's interest. A tax, government or other nonconsensual lien on property of CSX Transportation arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Under the Receivables Sale Agreement, CSX Transportation has warranted to the Seller, and under the Pooling Agreement, the Seller has warranted to the Trust, that it has transferred the Receivables free and clear of the lien on any third party. In addition, while CSX Transportation is the Servicer, cash Collections on the Receivables may, under certain circumstances, be commingled with the funds of CSX Transportation prior to each Transfer Date and, in the event of bankruptcy of CSX Transportation, or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such cash Collections. In such event, the Trust may suffer a loss of all or part of such collections which may result in a loss to Certificateholders.

CERTAIN MATTERS RELATING TO BANKRUPTCY

     CSX Transportation has warranted to the Seller in the Receivables Sale Agreement that the sale of the Receivables by it to the Seller is a valid sale of the Receivables to the Seller. In addition, CSX Transportation and the Seller have agreed to treat the transactions described in the Receivables Sale Agreement as a sale of the Receivables to the Seller, and CSX Transportation has or will take all actions that are required under Florida and Virginia law to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if CSX Transportation were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from such debtor to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of Collections of Receivables to the Seller (and therefore to the Trust and to Investor Certificateholders) could occur or (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

     In a case decided by the U.S. Court of Appeals for the Tenth Circuit on May 27, 1993, Octagon Gas System, Inc. v. Rimmer, the court determined that "accounts", as defined under the Uniform Commercial Code, and which would likely include the Receivables, may properly be included in the bankruptcy estate of a transferor regardless of whether the transfer of such Receivables is treated as a sale or a secured loan. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. Substantially all of CSX's business is conducted outside the geographic area subject to the jurisdiction of the Tenth Circuit. If the findings in the Octagon case were applied in a CSX Transportation bankruptcy, however, the Receivables would be part of its bankruptcy estate, would be subject to claims of certain creditors and would be subject to the potential delays and reductions in payments to the Seller and Investor Certificateholders described in the preceding paragraph even if the transfer is treated as a sale.

     In addition, if CSX Transportation were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to request a court to order that CSX Transportation should be substantively consolidated with the Seller, delays in payments on the investor certificates could result. Should the bankruptcy court rule in favor of any such creditor, trustee-in bankruptcy or such debtor, reductions in such payments could result.

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     The Seller has warranted to the Trust that the transfer of the Receivables to the Trust is either a sale of the Receivables or a grant of a first-priority security interest in the Receivable to the Trust. The Seller has taken or will take all actions that are required under Florida and Virginia law to perfect the Trust's first-priority security interest in the Receivables and the Seller has warranted to the Trust that the Trust will at all times have a first priority perfected security interest therein and, with certain exceptions, in proceeds thereof. Nevertheless, a tax or government lien or other nonconsensual lien on property of CSX Transportation or the Seller arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Seller's certificate of incorporation provides that it shall not file a voluntary petition for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the unanimous affirmative vote of all of its directors, including the independent directors. Pursuant to the Pooling Agreement, the Trustee, the Paying Agent, the Transfer Agent and Registrar, each Purchaser and each Purchaser Agent, and each provider of Enhancement will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps have been or will be taken to avoid the Seller's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Seller were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Seller or a creditor of the Seller were to take the position that the transfer of the Receivables from the Seller to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Certificates or (should the court rule in favor of any such trustee or creditor) reductions in the amount of such payments could result.

     The Seller does not intend to file, and CSX Transportation has agreed that it will not file, a voluntary petition for relief under the Bankruptcy Code or any similar applicable state law with respect to the Seller.

     If the Seller were to become a debtor in a bankruptcy case causing an Amortization Event to occur, then, pursuant to the Pooling Agreement, additional Receivables would not be transferred to the Trust and the Trustee would sell the Receivables (unless investor certificateholders holding investor certificates of each Series or each class of each Series evidencing more than 50% of the aggregate unpaid principal amount of each such Series or class and each Purchaser disapprove the sale of the Receivables and elect to continue having Receivables transferred to the Trust). The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections on the Receivables. This procedure, however, could be delayed as described above.
Upon the occurrence of certain events of bankruptcy, insolvency or receivership, if no Amortization Event other than the commencement of such bankruptcy or similar event exists, the trustee-in-bankruptcy may have the power to continue to require the Seller to transfer new Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of any Early Amortization Period. See "Series Provisions-- Amortization Events".

     The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default, which Servicer Default, in turn, will result in an Amortization Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a trustee-in-bankruptcy of the Servicer may have the power to prevent the Trustee, the certificateholders or the Purchasers from terminating the Servicer or appointing a successor Servicer.

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

     Payments made in respect of repurchases of Receivables by CSX Transportation or the Seller pursuant to the Pooling Agreement may be recoverable by CSX Transportation or the Seller, or by a creditor or a trustee-in-bankruptcy of CSX Transportation or the Seller, as a preferential transfer from CSX Transportation or the Seller if such payments are made within one year prior to the filing of a bankruptcy case in respect of CSX Transportation.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of material federal income tax consequences relating to the purchase, ownership and disposition of an Investor Certificate offered hereunder. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Investor Certificateholder in light of that Investor Certificateholder's circumstances, and some Investor Certificateholders may be subject to special tax rules and limitations not discussed below. Each prospective Investor Certificateholder is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of an Investor Certificate.

     For purposes of this discussion, "U.S. Person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. Investor Certificateholder" means any U.S. Person and any other person providing appropriate documentation, to the extent that the income attributable to its interest in an Investor Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE INVESTOR CERTIFICATES AS DEBT

     The Seller expresses in the Pooling Agreement the intent that for federal, state and local income and franchise tax purposes, the Investor Certificates will be treated as debt of the Seller secured by the Receivables. The Seller, by entering into the Pooling Agreement, and each Investor Certificateholder, by the acceptance of an interest in an Investor Certificate, agree to treat the Investor Certificates as debt of the Seller for such tax purposes. However, the Pooling Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Pooling Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in

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

accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Orrick, Herrington & Sutcliffe LLP, counsel to the Seller ("Special Counsel"), will deliver its opinion generally to the effect that, under current law as in effect on the Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Investor Certificates offered hereunder will not constitute an ownership interest in the Receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Investor Certificates offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General. The Pooling Agreement permits the issuance certain interests (including Purchased Interests) in the Trust which may be treated for federal income tax purposes either as debt or as equity interests in the Trust or the Receivables. If all of the Investor Certificates and other interests (other than the Seller's Certificate) in the Trust were characterized as debt or as direct interests in the Receivables, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Seller (or other holder of the Seller's Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Investor Certificates or other interests in the Trust (other than the Seller's Certificate) were characterized as equity in the Trust, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Seller (or other holder of the Seller Certificate) and the other holders of equity interests in the Trust. However, Special Counsel will deliver its opinion generally to the effect that, under current law as in effect on the Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Publicly Traded Partnership or a non-Publicly Traded Partnership. Although, as described above, Special Counsel will deliver its opinion that the Investor Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Investor Certificates or other interests in the Trust (other than the Seller's interest in the Seller's Certificate), including any Purchased Interest, were not debt obligations or direct interests in the Receivables for federal income tax purposes, all or a portion of the Trust could be classified for federal income tax purposes as either a publicly traded partnership taxable as a corporation or a partnership not taxable as a corporation. Because Special Counsel will deliver its opinion that the Investor Certificates will

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

be characterized as debt for federal income tax, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Investor Certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, regulations published by the Treasury Department on December 4, 1995 (the "Regulations") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in publicly offered Investor Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for this grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Investor Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the Trust would be so classified is unclear.

     Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Investor Certificates. However, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller, and certain interests in the Trust predating the Regulations may not conform to the requirements of the Regulations. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

     If the arrangement created by the Pooling Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Investor Certificateholders. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Investor Certificates were treated as debt of the corporation and distributions to the related Investor Certificateholders were treated as payments of interest thereon. In addition, distributions to Investor Certificateholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Investor Certificateholders may not be entitled to any dividends received deduction in respect of such income).

     If the Trust were, however, treated in whole or in part as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the

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

ownership of the related Receivables would be taken into account directly in computing taxable income of the Seller (or the holder of the Seller's Certificate) and any Investor Certificateholders and others treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Investor Certificateholders treated as partners would likely differ from that reportable by such Investor Certificateholders had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Investor Certificateholder that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for an Investor Certificateholder. Further, if the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Seller may cause that Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether any such election will be made.

FASIT ELECTION

     Upon satisfying certain conditions set forth in the Pooling Agreement, the Seller will be permitted to amend the Pooling Agreement and any Supplement in order to enable all or a portion of a Trust to qualify under the Code as a "financial asset securitization investment trust" or "FASIT" and to permit a FASIT election to be made with respect thereto. See "The Pooling Agreement-- Amendments." Under the FASIT provisions of the Code, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates, and those securities would be treated as debt for federal income tax purposes. However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to the Trust, or amend the Pooling Agreement or any Supplement in connection with any election. Regulations needed to implement the FASIT legislation have not yet been issued and, until such regulations are issued and become effective, the Seller is unable to provide specific information concerning any such election or amendment or the probability that any such election or amendment would be made. However, if such an election is made, it may cause a holder to recognize gain with respect to its Certificate, even though Special Counsel is of the opinion that a Certificate will be treated as debt for federal income tax purposes without regard to the election and the Certificate would be treated as debt following the election, because the holder could be treated as surrendering one debt instrument in exchange for another. Any such gain would be equal to the excess of the value of the Certificate over the holder's basis therein at the time of the election; any loss similarly determined would likely be disallowed under the "wash sale" rules of Section 1091 of the Code. Additionally, any such election and any related amendments to the Pooling Agreement and any Supplement may have other tax and non-tax consequences to Certificateholders. Accordingly, prospective Certificateholders should consult their tax advisors with regard to the effects of any such election and any permitted related amendments on them in their particular circumstances.

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

TAXATION OF INTEREST INCOME OF U.S. INVESTOR CERTIFICATEHOLDERS

     General. Stated interest on a beneficial interest in an Investor Certificate will be includible in gross income in accordance with a U.S. Investor Certificateholder's method of accounting.

     Original Issue Discount. It is anticipated that neither the Class A Certificates nor the Class B Certificates will have any original issue discount ("OID"), other than possibly OID within a "de minimis" exception. If the Investor Certificates were issued with OID, the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "Code") would apply to the Investor Certificates. Under those provisions, a U.S. Investor Certificateholder (including a cash basis holder) generally would be required to accrue the OID on its interest in an Investor Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, an Investor Certificate would be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than a "de minimis" amount equal to 0.25 percent multiplied by the weighted average life of the Investor Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Investor Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on an Investor Certificate is "unconditionally payable" and hence that all of such interest should be included in the Investor Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Investor Certificateholders, but prospective U.S. Investor Certificateholders should consult their own tax advisers concerning the impact to them in their particular circumstances.

     Market Discount. A U.S. Investor Certificateholder who subsequently purchases an interest in an Investor Certificate after the initial distribution thereof at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of an Investor Certificate and partial principal payments on an Investor Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry an Investor Certificate that has market discount.

     Market Premium. A U.S. Investor Certificateholder who purchases an interest in an Investor Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Investor Certificate in accordance with the provisions of section 171 of the Code.

SALE OR EXCHANGE OF INVESTOR CERTIFICATES

     Upon a disposition of an interest in an Investor Certificate, a U.S. Investor Certificateholder generally will recognize gain or loss equal to the difference between the amount realized on the

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

disposition and the U.S. Investor Certificateholder's adjusted basis in its interest in the Investor Certificate. The adjusted basis in the interest in the Investor Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Investor Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Investor Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Investor Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. INVESTOR CERTIFICATEHOLDERS

     In general, a non-U.S. Investor Certificateholder (i.e., an Investor Certificateholder who is not a U.S. Person, and whose income attributable to its interest in an Investor Certificate is not effectively connected with that person's conduct of a U.S. trade or business) will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in an Investor Certificate unless (i) the non-U.S. Investor Certificateholder actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership, or of stock in the Trust if treated as a corporation), (ii) the non-U.S. Investor Certificateholder is a controlled foreign corporation that is related to the Seller (or the Trust treated as a partnership) through stock ownership, (iii) the non-U.S. Investor Certificateholder is a bank described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Investor Certificateholder bears certain relationships to any holder of either the Seller's Certificate other than the Seller or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Investor Certificateholder (the "Withholding Agent") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Investor Certificateholder under penalties of perjury, (ii) certifies that the non-U.S. Investor Certificateholder is not a U.S. Person and (iii) provides the name and address of the non-U.S. Investor Certificateholder. Under currently applicable law, the statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Investor Certificateholder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If an Investor Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Investor Certificateholder to the organization or institution holding the Investor Certificate on behalf of the non-U.S. Investor Certificateholder. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a non-U.S. Investor Certificateholder may establish an exemption from withholding beginning January 1, 1999; non-U.S. Investor Certificateholders should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

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

     Generally, any gain or income realized by a non-U.S. Investor Certificateholder upon retirement or disposition of an interest in an Investor Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of an Investor Certificateholder that is an individual, such Investor Certificateholder is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest (or OID), the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Investor Certificateholder should consult a tax adviser.

     If an Investor Certificate were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Investor Certificateholder to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Investor Certificateholder would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent under current U.S. federal income tax law. If some or all of the Investor Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Investor Certificateholder generally would be subject to withholding tax at the prevailing rate (currently 30 percent), unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding of U.S. federal income tax at the prevailing rate (currently 31 percent) may apply to payments made in respect of an Investor Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Investor Certificateholder must be reported to the IRS, unless the U.S. Investor Certificateholder is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Investor Certificateholder who is not an exempt recipient.

     In addition, upon the sale of an Investor Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Investor Certificateholder certifies that the seller is a non-U.S. Investor Certificateholder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course

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

of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

     Any amounts withheld under the backup withholding rules from a payment to an Investor Certificateholder would be allowed as a refund or a credit against such Investor Certificateholder's U.S. federal income tax, provided that the required information is furnished to the IRS.

     Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures beginning January 1, 1999; Investor Certificateholders should consult their tax advisers concerning the impact to them, if any, of such revised procedures.

                             STATE TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the material Florida and Virginia state tax consequences relating to the purchase, ownership and disposition of an Investor Certificate offered hereunder. It is based on the opinion of McGuire, Woods, Battle & Boothe LLP, in its capacity as special Florida and Virginia counsel to the Seller and the Trust ("Florida Tax Counsel" and "Virginia Tax Counsel", respectively). For purposes of such opinions, McGuire, Woods, Battle & Boothe LLP has been authorized to rely on the opinion of Orrick, Herrington & Sutcliffe, LLP, that the Investor Certificates will be treated as debt for federal income tax purposes.

     This discussion is based upon present statutory provisions of state law, administrative rules and regulations promulgated thereunder, and judicial decisions and administrative interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. No ruling on any of the issues discussed below will be sought from the Florida Department of Revenue, the Virginia Department of Taxation, or any other state or local taxing authority. Each prospective Investor Certificateholder is urged to consult its own tax advisor in determining the state and local tax consequences of the purchase, ownership and disposition of an Investor Certificate.

FLORIDA

     Application of Florida Income Tax. For purposes of the Florida income tax, the Investor Certificates could be characterized as debt or interests in a partnership. Based on the assumption that the Investor Certificates will be treated as debt for federal income tax purposes, in the opinion of Florida Tax Counsel the Investor Certificates will be treated as debt for Florida income tax purposes.

     Assuming that the Investor Certificates are treated as debt for purposes of federal and Florida income taxation, ownership of Investor Certificates will not cause an Investor Certificateholder that would not otherwise be subject to Florida income tax to become subject to such tax. Because the

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

State of Florida currently imposes no state income tax on individuals, Investor Certificateholders who are individuals will not be subject to any Florida state income tax. Moreover, partnerships and S corporations, which are not subject to entity-level taxation for federal income tax purposes, generally are not subject to Florida state income tax. However, C corporations are subject to state income tax in Florida. In addition, limited liability companies are subject to state income tax in Florida even if they are treated as partnerships for federal income tax purposes. Accordingly, a C corporation or limited liability company that is otherwise subject to Florida income tax will be required to include income derived from its ownership of Investor Certificates in determining its Florida income tax liability.

     If, in the alternative, the Investor Certificates were to be treated for federal income tax purposes as interests in a partnership the Trust would likely be treated as a corporation for Florida income tax purposes. The Trust would not be subject to Florida corporate income tax, however, if the following assumptions (the "Trust Assumptions") are satisfied: (i) the Trust's only activities consist of acquiring and holding the Receivables, issuing the Investor Certificates and Purchased Interests, and making payments thereon to the Investor Certificateholders and Purchasers, all of which will occur outside the State of Florida except for the ministerial functions and the processing activities of the Servicer and the making of payments to Investor Certificateholders in Florida; (ii) the Trust has no office in the State of Florida, is not qualified to do business in Florida and is not domesticated under the laws of the State of Florida; and (iii) the Trust does not own or possess any other property, real or personal, tangible or intangible, corporeal or incorporeal, other than the Receivables and accounts or securities (the sole contact of which with the State of Florida being the Servicing of the Receivables by the Servicer, consisting of ministerial functions and processing activities) in which the proceeds of the Receivables or reserves required to make payments to Investor Certificateholders are invested, all of which are contemplated by the Pooling Agreement. If any of the Trust Assumptions are inaccurate, however, the Trust could be subject to Florida corporate income tax on the share of its income properly apportioned to Florida. Imposition of the Florida corporate income tax could result in reduced distributions to Investor Certificateholders.

     Intangibles and Documentary Stamp Taxes. No Florida intangibles tax or documentary stamp tax (collectively, "Florida Documentary Tax") will be payable with respect to the original issuance and delivery of the Investor Certificates by the Trust, provided that (i) the making, signing, execution, issuance, sale, shipping, delivery, transfer and assignment thereof occur outside the State of Florida, and (ii) the Investor Certificates (a) do not have a taxable situs in Florida for purposes of the intangibles tax and (b) do not otherwise constitute obligations secured by mortgages or other liens on Florida property. In addition, the Receivables will not be subject to Florida intangibles tax in the hands of the Trust, provided that the Trust Assumptions are met. An Investor Certificateholder that would not otherwise be subject to Florida Documentary Tax by the State of Florida or any political subdivision or taxing authority therein will not become subject to any Florida Documentary Tax solely by reason of its acquisition, ownership or disposition of an Investor Certificate (in each case outside the State of Florida).

VIRGINIA

     Based on the assumption that the Investor Certificates will be treated as debt for federal income tax purposes, in the opinion of Virginia Tax Counsel the Investor Certificates will be treated as debt for Virginia income tax purposes. As a result, the Trust, as an entity, will not be subject to

Virginia income tax. Moreover, pursuant to this treatment, Investor Certificateholders not otherwise subject to Virginia income tax will not become subject to such tax solely because of their ownership of Investor Certificates. Investor Certificateholders who are resident individuals of Virginia and corporations that are subject to taxation in Virginia will be required to include income derived from their ownership of Investor Certificates in determining their Virginia tax liability.

     Investor Certificateholders that are "banks", as defined in the Virginia Bank Franchise Tax Act, will be subject to the Virginia bank franchise tax, which is imposed at the rate of $1 on each $100 of the bank's net capital. For these purposes, a "bank" generally is any incorporated bank, banking association or trust company organized by or under the laws of Virginia or the United States that either conducts or maintains a Virginia office for the conduct of a banking business in Virginia or has a charter designating any place in Virginia as the place of its principal office, except that corporations organized under the laws of other states, Virginia corporations not organized as banks, partnerships, and natural persons are not "banks" subject to the Virginia bank franchise tax.

     In the alternative, if the Trust were treated for federal income tax purposes as a partnership (not taxable as a corporation), and the Investor Certificateholders as partners therein, the same treatment should also apply for Virginia income tax purposes. In such case, because of certain activities to be undertaken by the Servicer pursuant to the Pooling Agreement, the partnership could be treated as doing business in Virginia. In this circumstance, the partnership would not be an entity subject to income taxation in Virginia. However, the partnership's items of income and deduction would be passed through to the individual partners, who would be responsible for any income tax imposed at the partner level. Nonresident partners receiving allocations of the partnership's Virginia taxable income would be required to calculate their Virginia taxable income by taking into account any allocations of Virginia taxable income of the partnership. Corporate partners generally would be required to take into account their partnership interests in determining their apportionment factors for purposes of calculating the amount of their income that must be apportioned to Virginia.

     Alternatively, if the Trust were treated for federal income tax purposes as a "publicly traded partnership" and taxed as a corporation, then the entity would be subject to the Virginia corporate income tax. If the Trust conducted business both within and without Virginia, it would be required to apportion its income to Virginia by the use of either a traditional three factor formula (property, payroll and sales) or, if the Trust were treated as a "financial corporation", by a single factor formula (cost of performance). Imposition of the Virginia corporate income tax could result in reduced distributions to Investor Certificateholders. An Investor Certificateholder not otherwise subject to tax in Virginia would not become subject to Virginia income tax solely because of its ownership of such an interest.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons. For example, a prohibited transaction would arise, unless an exemption were available, if the Investor Certificates were viewed as debt of the Seller and the Seller were a Party in Interest with respect to a plan that acquired Investor Certificates.

     Moreover, additional prohibited transactions could arise if the Trust Assets were deemed to constitute assets of any plan that owned Investor Certificates. The Department of Labor ("DOL") has issued a final regulation (the "DOL Regulation") concerning the definition of what constitutes "plan assets" of an employee benefit plan subject to ERISA or Section 4975 of the Code or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the DOL Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Benefit Plan makes an investment in an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Moreover, the DOL Regulation specified that a beneficial interest in a trust is an "equity interest." Accordingly, if Benefit Plans purchase Investor Certificates, the Trust would likely be deemed to hold plan assets unless one of the exceptions under the DOL Regulation is applicable to the Trust.

     The DOL Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that the Investor Certificates are equity interests, the DOL Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors who are independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     Each class of Investor Certificates must be separately tested under, and may each meet, the criteria of publicly-offered securities as described above. There are no restrictions imposed on the transfer of the Investor Certificates, and the Investor Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act. Based on information provided by the underwriters, the Seller will notify the Trustee as to whether or not each class of Investor Certificates will be held by at least 100 separately named persons at the conclusion of the offering. The Seller will not, however, determine whether the 100 independent investor requirement of the exception for publicly-offered securities is satisfied as to any class of Investor Certificates. Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the Trustee at its Corporate Trust Department.

     If a class of Investor Certificates fails to meet the criteria of publicly-offered securities and the Trust Assets are deemed to include assets of Benefit Plans that are Certificateholders of such class, transactions involving the Trust and Parties in Interest with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a sponsor of any Benefit Plan is an Obligor with respect to the Receivables, under a DOL interpretation the purchase of Investor Certificates by such Benefit Plan could constitute a prohibited transaction. There are five class exemptions issued by the DOL that could apply in such event: DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that any of these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust Assets.

     Moreover, as discussed above, although Tax Counsel has given its opinion that the Investor Certificates will properly be treated as debt for federal income tax purposes, if the Investor Certificates were instead treated as equity interests in a "publicly traded partnership" not taxable as a corporation, a tax-exempt investor holding such a Certificate would have its share of income from the partnership treated as "unrelated business taxable income" under the Code taxable to the investor.

     In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Investor Certificates should consult their own counsel as to whether the acquisition of such Certificates would constitute or result in a non-exempt prohibited transaction, whether the Trust Assets represented by such Certificates would be considered plan assets, the consequences that would apply if the Trust Assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules, and the applicability of the tax on unrelated business income and unrelated debt-financed income.

     If the Seller does not notify the Trustee, as described above, that a class of Investor Certificates will be held by at least 100 separately named persons, such class of Investor Certificates may not be acquired by, on behalf of or with assets of any Benefit Plan. Furthermore, in that case, the Pooling Agreement, the Series Supplement and each such Certificate will provide that each holder of such Certificate shall be deemed to have represented and warranted that it is not a Benefit Plan, and is not purchasing such Certificate on behalf of any Benefit Plan, and is not using the assets of any Benefit Plan to effect the purchase.

                              PLAN OF DISTRIBUTION

     The Seller may sell Investor Certificates of any Series in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents. The applicable Prospectus Supplement will set forth the terms of the offering of any Investor Certificates of any Series, including, without limitation, the names of any underwriters, the purchase price of such Investor Certificates and the proceeds to the Seller from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Investor Certificates of any Series, such Investor Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Investor Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase such Investor Certificates will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such Investor Certificates if any of such Investor Certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Investor Certificates of any Series may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents or the Seller. Any remarketing firm will be identified and the terms of its agreement, if any, with the Seller and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Investor Certificates remarketed thereby.

     Investor Certificates of any Series may also be sold directly by the Seller or through agents designated by the Seller from time to time. Any agent involved in the offer or sale of Investor Certificates of any Series will be named, and any commissions payable by the Seller to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, dealers or agents participating in the distribution of Investor Certificates of any Series may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Investor Certificates of any Series may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Seller to indemnification by the Seller against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Seller or their affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the Investor Certificates will be passed upon for the Seller and the Trust by Orrick, Herrington & Sutcliffe LLP, and for agents or underwriters by Mayer, Brown & Platt. Certain federal income tax and ERISA matters will be passed upon for the Seller and the Trust by Orrick, Herrington & Sutcliffe LLP, certain Virginia and Florida tax matters will be passed upon for the Seller and the Trust by McGuire Woods Battle & Boothe LLP.

                                   GLOSSARY

Term                                                                    Page
----                                                                    ----
AAR Clearinghouse......................................................  24
Accumulation Period....................................................  12
Additional Interest....................................................  49
Adjustment Payment.....................................................  51
Adverse Effect.........................................................  19
Amortization Event.....................................................  52
Available Investor Collections.........................................  49
Available Subordinated Amount..........................................   7,46
Bankruptcy Code........................................................  77
Benefit Plans..........................................................  88
Cede...................................................................   2,23
Certificateholder's Interest...........................................   6
Certificate Rate.......................................................  11,44
Charged-Off Amount.....................................................  42
Charged-Off Receivable.................................................  42
Closing Date...........................................................  14
Code...................................................................  82
Collection Amount......................................................  37
Collections............................................................   4
Commission.............................................................   2
Concentration Limit....................................................  39
Conrail................................................................  17
Contract...............................................................   5
Credit and Collection Policy...........................................  19
CSX Transportation.....................................................   1,4
Default Horizon Ratio..................................................  46
Defaulted Receivable...................................................  39
Definitive Certificates................................................  58
Delinquency Percentage.................................................  47
Depository.............................................................  43
Dilution Horizon Ratio.................................................  47
Dilution Percentage....................................................  47
Dilution Ratio.........................................................  47
Disclosure Document....................................................   8
Distribution Date......................................................  38
DOL....................................................................  88
DTC....................................................................   2
Due Period.............................................................  38
Early Amortization Period..............................................  13
Eligible Deposit Account...............................................  37
Eligible Institution...................................................  37
Eligible Investments...................................................  37
Eligible Receivable....................................................  63
Enhancement............................................................   4

ERISA.......................................................... 47
Excess Collections............................................. 48
Exchange Act...................................................  2
Expected Final Payment Date.................................... 11
FASIT.......................................................... 81
FDIC........................................................... 37
Fee Reserve.................................................... 46
Florida Documentary Tax........................................ 86
Florida Tax Counsel............................................ 85
Holders........................................................ 58
Indirect Participants.......................................... 56
Ineligible Receivable.......................................... 60
Initial Invested Amount........................................ 41
Insolvency Event............................................... 52
Interest Payment Date.......................................... 11
Interest Shortfall............................................. 48
Invested Amount................................................ 41
Investor Allocable Charged-Off Amount.......................... 42
Investor Allocation Percentage................................. 45
Investor Certificates..........................................  1
Investor Certificateholders....................................  2,23,97,58
Investor Charge-Off............................................ 51
Investor Ownership Percentage.................................. 42
IRA............................................................ 88
IRS............................................................ 78
Lock-Box Account............................................... 13,36
Loss Percentage................................................ 46
Miscellaneous Payments......................................... 40
Monthly Interest............................................... 48
Monthly Principal.............................................. 49
Monthly Report................................................. 55
Monthly Servicing Fee.......................................... 54
Moody's........................................................ 37
Net Purchaser Pool Balance..................................... 39
Net Receivables Pool Balance................................... 39
Net series Pool Balance........................................ 38
New Issuance................................................... 34
NSC............................................................ 17
Obligor........................................................  5
OID............................................................ 82
Outstanding Balance............................................ 39
Over Concentrated Receivables.................................. 12
Participants................................................... 56
Parties in Interest............................................ 87
Paying Agent................................................... 51

Payment Date..........................................................    11
Pooling Agreement.....................................................  5,43
Pool Balance..........................................................    42
Portfolio.............................................................    26
Principal Funding Account Balance.....................................    50
Principal Funding Acount.............................................. 12,50
Purchased Assets......................................................    71
Principal Terms.......................................................    34
Purchased Interests...................................................     5
Purchaser.............................................................     5
Purchaser Adjusted Invested Amount....................................    41
Purchaser Agent.......................................................     8
Rating Agency.........................................................    23
Rating Agency Condition...............................................    19
Receivables...........................................................1,4,33
Receivables Purchase Agreement........................................     7
Receivables Sale Agreement............................................     6
Record Date...........................................................    54
Regulations...........................................................    80
Remarketing Firms.....................................................    90
Required Net Purchaser Pool Balance...................................    39
Required Net Series Pool Balance......................................    39
Revolving Period......................................................    12
Sale Date.............................................................    55
Securities Act........................................................     2
Seller................................................................   1,4
Seller's Certificate..................................................     7
Seller's Interest.....................................................     6
Seller's Percentage...................................................    46
Series................................................................   1,4
Series Adjusted Invested Amount.......................................  9,41
Series Allocable Miscellaneous Payments...............................    40
Series Allocable Collections..........................................    40
Series Allocable Percentage...........................................    40
Series Supplement.....................................................     7
Service Transfer......................................................    67
Servicer..............................................................    13
Servicer Default......................................................    67
Servicing Fee.........................................................    53
Shortfalls............................................................    48
Special Concentration Limit...........................................    39
Special Counsel.......................................................    79
Special Payment Date..................................................    12
Standard & Poor's.....................................................    37
STB...................................................................    17
Subordination Percentage..............................................    46

Tax Opinion...........................................................  35
Termination Notice....................................................  67
Transfer Date.........................................................  38
Transfer Deposit Amount...............................................  61,66
Trust.................................................................  1,4
Trust Adjusted Investment Amount......................................  41
Trust Assets..........................................................  4
Trust Assumptions.....................................................  86
Trustee...............................................................  4
UCC...................................................................  20
Unallocated Collections...............................................  48
U.S. Person...........................................................  78
Virginia Tax Counsel..................................................  85
Voucher roads.........................................................  30
Withholding Agent.....................................................  83
Yield Reserve.........................................................  46

                                    PART II


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


           Registration Fee.........................        $100,000
           Printing and Engraving...................          50,000
           Trustee's Fees...........................          15,000
           Legal Fees and Expenses..................         175,000
           Blue Sky Fees and Expenses...............          20,000
           Accountants' Fees and Expenses...........          25,000
           Rating Agency Fees.......................         200,000
           Miscellaneous Fees.......................          10,000
                                                            --------

               Total................................        $595,000
                                                            ========
ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article VII of the Certificate of Incorporation of the Seller provides for the indemnification of all persons who may be indemnified pursuant to Section 145 of the General Corporation Law of Delaware to the full extent permitted thereby.

  The ultimate parent corporation of the Seller carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Seller's directors and officers and covers the Seller for reimbursement of payment to directors and officers in respect of such liabilities and expenses.

  For provisions regarding the indemnification of controlling persons, directors, and officers of the Seller by Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, reference is made to Section 7 of the proposed form of Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS

(a)   Exhibits

      Exhibit   Description

      Number

      1.1   -   Form of Underwriting Agreement.
      4.1   -   Pooling and Servicing Agreement (incorporated by reference to the Registration Statement on Form S-3, File No. 33-67034).

      4.2   -   Form of Series Supplement.
      4.3   -   Receivables Purchase Agreement (incorporated by reference to the Registration Statement on Form S-3, File No. 33-67034).
      5.1   -   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to the securities being registered.
      8.1   -   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.
      8.2   -   Opinion of McGuire, Woods, Battle & Boothe LLP with respect to
                Virginia tax matters.
      8.3   -   Opinion of McGuire, Woods, Battle & Boothe LLP with respect to
                Florida tax matters.
     10.1   -   Receivables Sale Agreement between CSX Trade Receivables
                Corporation and CSX Transportation, Inc. (incorporated by
                reference to the Registration Statement on Form S-3, File
                No. 33-67034).
     23.1   -   Consent of Orrick, Herrington & Sutcliffe, LLP (to be included as part of Exhibits 5.1 and 8.1).
     23.2   -   Consent of McGuire, Woods, Battle & Boothe LLP (to be included as part of Exhibit 8.2).
     23.3   -   Consent of McGuire, Woods, Battle & Boothe LLP (to be included as part of Exhibit 8.3).
     23.4   -   Consent of Ernst & Young LLP, Independent Auditors
     24.1   -   Powers of Attorney of Directors and Officers of CSX Trade
                Receivables Corporation (filed with Registration Statement on
                March 18, 1998).
     99.1   -   Form of Amendment to Pooling and Servicing Agreement.
     99.2   -   Form of Amendment to Series 1993-1 Supplement.
     99.3       Form of Amendment to Receivables Sale Agreement.

(b)  Financial Statements

     All financial statements, schedules and historical financial information have been omitted as they are not applicable.



ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (g) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES



          Pursuant to the requirements of the Securities Act of 1933, as amended, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in the Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on May 26, 1998.



                         CSX Trade Receivables Corporation

                         as originator of the Trust and Co-Registrant and on behalf of the Trust as Co-Registrant



                         By: /s/           *
                             ------------------------------
                             Name:  David D. Owen
                             Title: Vice President-Finance



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

     SIGNATURE                            TITLE                        DATE

/s/      *                  Chairman, President (Principal          May 26, 1998
-------------------         Executive Officer) & Director
William H. Sparrow

/s/      *                  Vice President Finance (Principal       May 26, 1998
-------------------         Financial Officer) & Director
David D. Owen

/s/      *                  Vice President Accounting and           May 26, 2998
-------------------         Assistant Treasurer (Principal
Robert M. Peebles           Accounting Officer)


*By:  /s/ Ellen M. Fitzsimmons
     ------------------------
     Ellen M. Fitzsimmons

     Attorney-in-fact pursuant to a power of attorney previously filed with the Registration Statement.

                                 EXHIBIT INDEX

Exhibit         Description
Number

      1.1   -   Form of Underwriting Agreement.
      4.1   -   Pooling and Servicing Agreement (incorporated by reference to the Registration Statement on Form S-3, File No. 33-67034).

      4.2   -   Form of Series Supplement.
      4.3   -   Receivables Purchase Agreement (incorporated by reference to the Registration Statement on Form S-3, File No. 33-67034).
      5.1   -   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to the securities being registered.
      8.1   -   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.
      8.2   -   Opinion of McGuire, Woods, Battle & Boothe LLP with respect to
                Virginia tax matters.
      8.3   -   Opinion of McGuire, Woods, Battle & Boothe LLP with respect to
                Florida tax matters.
     10.1   -   Receivables Sale Agreement between CSX Trade Receivables
                Corporation and CSX Transportation, Inc. (incorporated by
                reference to the Registration Statement on Form S-3, File
                No. 33-67034).
     23.1   -   Consent of Orrick, Herrington & Sutcliffe, LLP (to be included as part of Exhibits 5.1 and 8.1).
     23.2   -   Consent of McGuire, Woods, Battle & Boothe LLP (to be included as part of Exhibit 8.2).
     23.3   -   Consent of McGuire, Woods, Battle & Boothe LLP (to be included as part of Exhibit 8.3).
     23.4   -   Consent of Ernst & Young LLP, Independent Auditors
     24.1   -   Powers of Attorney of Directors and Officers of CSX Trade
                Receivables Corporation (filed with Registration Statement on
                March 18, 1998).
     99.1   -   Form of Amendment to Pooling and Servicing Agreement.
     99.2   -   Form of Amendment to 1993-1 Series Supplement.
     99.3       Form of Amendment to Receivables Sale Agreement.